UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

RED HAT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
Annual Meeting of Stockholders

2016

PROXY STATEMENT

Annual Meeting of Stockholders

2016

June 23, 2016

Dear Red Hat Stockholders,

It is my pleasure to invite you to Red Hat’s 2016 Annual Meeting of Stockholders. This year’s meeting will be held on Thursday, August 11, 2016, at 8:30 a.m. Eastern time, at our corporate headquarters, located at 100 East Davie Street, Raleigh, North Carolina 27601. I hope you will be able to attend.

This year we are again pleased to furnish our proxy materials via the Internet. Providing our materials to stockholders electronically allows us to conserve natural resources and reduce our printing and mailing costs for the distribution of the proxy materials. We will mail to stockholders a Notice of Internet Availability of Proxy Materials for the 2016 Annual Meeting which contains instructions on how to access those documents over the Internet. Stockholders who wish to receive paper copies of the proxy materials may do so by following the instructions on the Notice of Internet Availability of Proxy Materials.

Your vote is important to us. Whether or not you plan to attend the 2016 Annual Meeting, we hope you will vote as soon as possible. You may vote in person, by telephone, over the Internet or, if you received paper copies of the proxy materials, by mail.

Thank you for your ongoing support of Red Hat.

Sincerely,

James M. Whitehurst President and Chief Executive Officer

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	8:30 a.m. Eastern time on Thursday, August 11, 2016

PLACE:	Red Hat’s corporate headquarters located at 100 East Davie Street, Raleigh, North Carolina 27601

ITEMS OF BUSINESS:	1.	To elect ten members to the Board of Directors, each to serve for a one-year term

	2.	To ratify the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2017

	3.	To approve, on an advisory basis, a resolution relating to Red Hat’s executive compensation

	4.	To approve Red Hat’s 2016 Performance Compensation Plan

	5.	To approve Red Hat’s 2016 Employee Stock Purchase Plan

	6.	To transact such other business as may properly come before the 2016 Annual Meeting and any adjournments thereof

ADJOURNMENTS AND POSTPONEMENTS:	Any action on the items of business described above may be considered at the 2016 Annual Meeting or at any time and date to which the 2016 Annual Meeting may be properly adjourned or postponed.

RECORD DATE:	Stockholders of record at the close of business on June 15, 2016 are entitled to notice of, and to vote at, the 2016 Annual Meeting and at any adjournments or postponements thereof.

INSPECTION OF LIST OF STOCKHOLDERS OF RECORD:	A list of stockholders of record will be available for inspection at our corporate headquarters located at 100 East Davie Street, Raleigh, North Carolina 27601, during ordinary business hours during the ten-day period before the 2016 Annual Meeting.

VOTING:	Whether or not you plan to attend the 2016 Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet as described in the proxy materials. If you received a copy of the proxy card by mail you may sign, date and mail the proxy card in the pre-paid envelope provided.

By Order of the Board of Directors,

Michael R. Cunningham Secretary

Raleigh, North Carolina

June 23, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING TO BE HELD ON AUGUST 11, 2016: THIS PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND RED HAT’S ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.EDOCUMENTVIEW.COM/RHT

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

ON AUGUST 11, 2016

PROXY SUMMARY

We provide highlights of certain information in this Proxy Summary. As it is only a summary, please refer to the complete Proxy Statement and 2016 Annual Report before you vote.

2016 Annual Meeting of Stockholders

WHERE? Red Hat’s Corporate HQ: 100 East Davie Street Raleigh, North Carolina 27601	WHEN? Thursday August 11, 2016 8:30 a.m.	WHO MAY ATTEND & VOTE? Stockholders of record at the close of business on June 15, 2016

AGENDA ITEMS AND BOARD RECOMMENDATIONS

	ITEM	RECOMMENDATION
1.	Elect Sohaib Abbasi, W. Steve Albrecht, Charlene T. Begley, Jeffrey J. Clarke, Narendra K. Gupta, Kimberly L. Hammonds, William S. Kaiser, Donald H. Livingstone, General H. Hugh Shelton and James M. Whitehurst to the Board of Directors, each to serve for a one-year term	VOTE FOR
2.	Ratify the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2017	VOTE FOR
3.	Approve, on an advisory basis, a resolution relating to Red Hat’s executive compensation	VOTE FOR
4.	Approve Red Hat’s 2016 Performance Compensation Plan	VOTE FOR
5.	Approve Red Hat’s 2016 Employee Stock Purchase Plan	VOTE FOR

ELECTRONIC VERSIONS
This Proxy Statement, the accompanying proxy card and Red Hat’s 2016 Annual Report to stockholders are available at: www.edocumentview.com/RHT

RED HAT, INC.    2016 PROXY STATEMENT    1

Proxy Summary

Director Nominees

NAME	AGE	PRIMARY OCCUPATION	COMMITTEE MEMBERSHIP	EXPERIENCE & EXPERTISE	INDEPENDENT
Sohaib Abbasi	59	Chairman, Chief	Compensation	IT Industry, Public	✓
		Executive Officer		Company Board,
		and President (Retired),		Senior Leadership
		Informatica Corporation

W. Steve Albrecht	69	Professor of Accounting,	Audit (Chair),	Financial, Public	✓
		Brigham Young	Nominating	Company Board,
		University, Marriott	and Corporate	Senior Leadership
		School of Management	Governance
Charlene T. Begley	49	Senior Vice President	Audit,	Financial, Global,	✓
		and Chief Information	Nominating	Senior Leadership
		Officer (Retired), General	and Corporate
		Electric Company	Governance
Jeffrey J. Clarke	54	Chief Executive Officer,	Audit,	Global, IT Industry,	✓
		Eastman Kodak Company	Compensation	Senior Leadership
			(Chair)
Narendra K. Gupta	67	Managing Director,	Compensation,	Global, IT Industry,	✓
		Nexus Venture Partners	Nominating	Public Company
			and Corporate	Board, Technology
			Governance	and Innovation
Kimberly L.	49	Global Chief Operating	Compensation,	Global, Senior	✓
Hammonds		Officer, Deutsche Bank AG	Nominating	Leadership,
			and Corporate	Technology and
			Governance	Innovation
William S. Kaiser	60	Partner,	Nominating	Financial, IT	✓
		Greylock Partners	and Corporate	Industry
			Governance
			(Chair)
Donald H.	73	Teaching Professor	Audit,	Financial, Public	✓
Livingstone		(Retired), Brigham	Compensation	Company Board
		Young University
		and Former Partner,
		Arthur Andersen LLP
General H. Hugh	74	U.S. Army (Retired)	Compensation	Global, Public	✓
Shelton		and Former		Company Board,
(Board Chair)		Chairman of the		Senior Leadership
		Joint Chiefs of Staff
James M. Whitehurst	48	President and CEO, Red Hat, Inc.		Financial, Global, Senior Leadership

2    RED HAT, INC.    2016 PROXY STATEMENT

Proxy Summary

Red Hat Performance and Executive Compensation

In Fiscal 2016, Red Hat achieved over $2 billion in total revenue and delivered double-digit revenue, operating income and operating cash flow growth. Performance against one or more of the metrics in the graphs below determined over two-thirds of the payouts earned by our Named Officers in Fiscal 2016 (as defined in “Beneficial Ownership of Our Common Stock—Ownership by Our Directors and Executive Officers”).

PERFORMANCE MEASURES

(U.S. Dollars in millions, except stock price)

Additional performance highlights of Fiscal 2016 include:

•	56 consecutive quarters of revenue growth as of the end of Fiscal 2016;

•	Infrastructure-related offerings subscription revenue of $1.48 billion, up 12% over Fiscal 2015;

•	Application Development-related and Other Emerging Technology offerings subscription revenue of $323.0 million, up 37% over Fiscal 2015;

•	Completed the acquisition of Ansible, Inc.; and

•	Increased total number of employees from approximately 7,300 at the end of Fiscal 2015 to approximately 8,800 at the end of Fiscal 2016.

Based on the performance of Red Hat and individual executives in Fiscal 2016, the Compensation Committee approved the following payouts under the performance-based elements of our standard executive compensation program:

•	ANNUAL CASH BONUS PLAN – payouts averaging 147% of target, based on corporate financial goal achievement of 146% and average individual goal achievement of 150%;

•	OPERATING PERFORMANCE SHARE UNITS — payouts at an average of 192% of target, based on growth in revenue and operating income relative to peer group companies; and

•	TSR PERFORMANCE SHARE UNITS — payouts at 93% of target, based on stock price growth over a three-year period relative to peer group companies.

RED HAT, INC.    2016 PROXY STATEMENT    3

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

ON AUGUST 11, 2016

INTRODUCTION

This Proxy Statement for Red Hat’s 2016 Annual Meeting of Stockholders (“Proxy Statement”) is furnished in connection with a solicitation of proxies by the Board of Directors (“Board”) of Red Hat, Inc. to be used at our 2016 Annual Meeting of Stockholders (“Annual Meeting”) to be held at the corporate headquarters of Red Hat, Inc. located at 100 East Davie Street, Raleigh, North Carolina 27601 on Thursday, August 11, 2016, at 8:30 a.m. Eastern time, and at any adjournments or postponements thereof.

A Notice of Internet Availability of Proxy Materials (or this Proxy Statement and the accompanying materials) are being mailed on or about June 29, 2016 to stockholders of record as of the close of business on June 15, 2016.

This Proxy Statement and the 2016 Annual Report to Stockholders are available for viewing, printing and downloading at www.edocumentview.com/RHT.

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended February 29, 2016, as filed with the U.S. Securities and Exchange Commission (“SEC”), except for exhibits thereto, without charge upon written request to Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina 27601, Attn: Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

When we use the terms “Red Hat,” “the Company,” “we,” “us,” and “our,” we mean Red Hat, Inc., a Delaware corporation, and its subsidiaries, where applicable.

GENERAL INFORMATION CONCERNING THE ANNUAL MEETING

Why am I receiving these proxy materials?

We have made these proxy materials available to you over the Internet, or have delivered paper copies of these proxy materials to you by mail, in connection with the solicitation of proxies for our Annual Meeting. These materials include information that we are required to provide to you under the rules of the SEC and are designed to assist you in voting on the matters presented at the Annual Meeting. Stockholders of record as of the close of business on June 15, 2016 may attend the Annual Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement.

What is included in the proxy materials?

The proxy materials include the Proxy Statement, our 2016 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended February 29, 2016 (“Fiscal 2016”), and, if you receive a paper copy of these materials, a proxy card or voting instruction form.

Why did I receive a Notice of Internet Availability of Proxy Materials?

You may receive a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) instead of a paper copy of the proxy materials. The Notice of Internet Availability describes how to access the proxy materials over the Internet and request paper copies of the proxy materials via mail. We will begin mailing the Notices of Internet Availability on or about June 29, 2016 to stockholders who are eligible to vote at the Annual Meeting.

4    RED HAT, INC.    2016 PROXY STATEMENT

General Information Concerning the Annual Meeting

Who is eligible to vote at the Annual Meeting?

If your shares of Red Hat common stock are registered in your name in the records of our transfer agent, Computershare Limited (“Computershare”), as of the close of business on June 15, 2016, you are a “stockholder of record” for purposes of the Annual Meeting and are eligible to attend and vote. If you hold shares of our common stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold your shares in “street name” and the record owner of your shares is your broker, bank or similar institution. Instructions on how to vote shares held in street name are described under “How do I vote my shares?” below.

How many votes do I have?

You will have one vote for each share of Red Hat common stock owned by you, as a stockholder of record or in street name, as of the close of business on June 15, 2016.

What am I being asked to vote on at the Annual Meeting?

You are being asked to vote on:

•

Item 1: the election to the Board of Sohaib Abbasi, W. Steve Albrecht, Charlene T. Begley, Jeffrey J. Clarke, Narendra K. Gupta, Kimberly L. Hammonds, William S. Kaiser, Donald H. Livingstone, General H. Hugh Shelton (U.S. Army Retired) and James M. Whitehurst, each to serve for a one-year term;

•	Item 2: the ratification of the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2017 (“Fiscal 2017”);

•	Item 3: the approval, on an advisory basis, of a resolution relating to Red Hat’s executive compensation;

•	Item 4: the approval of Red Hat’s 2016 Performance Compensation Plan; and

•	Item 5: the approval of Red Hat’s 2016 Employee Stock Purchase Plan.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election to the Board of the ten director nominees named in this Proxy Statement, each to serve for a one-year term;

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for Fiscal 2017;

•	FOR the approval, on an advisory basis, of the resolution relating to Red Hat’s executive compensation;

•	FOR the approval of Red Hat’s 2016 Performance Compensation Plan; and

•	FOR the approval of Red Hat’s 2016 Employee Stock Purchase Plan.

Other than the items listed in the Proxy Statement, what other business will be addressed at the Annual Meeting?

We currently know of no other matters to be properly presented at the Annual Meeting. However, by giving your proxy you appoint the persons named as proxy holders to be your representatives at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders are each authorized to vote your shares in their discretion.

RED HAT, INC.    2016 PROXY STATEMENT    5

General Information Concerning the Annual Meeting

How do I vote my shares?

For stockholders of record:    If you are eligible to vote at the Annual Meeting and are a stockholder of record, you may submit your proxy or cast your vote in any of four ways:

•

By Internet—If you have Internet access, you may submit your proxy by following the instructions provided in the Notice of Internet Availability, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card.

•

By Telephone—You can also submit your proxy by telephone by following the instructions provided in the Notice of Internet Availability, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card.

•

By Mail—If you received your proxy materials by mail, you may submit your proxy by completing the proxy card enclosed with those materials, signing and dating it and returning it in the pre-paid envelope we have provided.

•

In Person at our Annual Meeting—You can vote in person at our Annual Meeting. In order to gain admittance, you must present valid government-issued photo identification such as a driver’s license or passport.

For holders in street name:    If you hold your shares in street name and, therefore, are not a stockholder of record, you will need to follow the specific voting instructions provided to you by your broker, bank or other similar institution. If you wish to vote your shares in person at our Annual Meeting, you must obtain a valid proxy from your broker, bank or similar institution, granting you authorization to vote your shares. In order to attend and vote your shares held in street name at our Annual Meeting, you will need to present valid government-issued photo identification such as a driver’s license or passport and hand in the valid proxy from your broker, bank or similar institution, along with a signed ballot that you can request at the Annual Meeting. You will not be able to attend and vote your shares held in street name at the Annual Meeting without valid government-issued photo identification such as a driver’s license or passport, a valid proxy from your broker, bank or similar institution and a signed ballot.

If you submit your proxy by Internet, telephone or mail, and you do not subsequently revoke your proxy, your shares of common stock will be voted in accordance with your instructions.

Can I change or revoke my proxy?

For stockholders of record:    Yes. A proxy may be changed or revoked at any time prior to the vote at the Annual Meeting by submitting a later-dated proxy (including a proxy submitted via the Internet or by telephone) or by giving written notice to our Corporate Secretary at our corporate headquarters. You may also attend the Annual Meeting and vote your shares in person.

For holders in street name:    Yes. You must follow the specific voting instructions provided to you by your broker, bank or other similar institution to change or revoke any instructions you have already provided to them.

How will my shares be voted if I do not provide specific instructions in the proxy card or voting instructions form that I submit?

If you are a stockholder of record and if you sign, date and return your proxy card but do not provide specific voting instructions, your shares of common stock will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2017, FOR the approval, on an advisory basis, of a resolution relating to Red Hat’s executive compensation, FOR the approval of Red Hat’s 2016 Performance Compensation Plan and FOR the approval of Red Hat’s 2016 Employee Stock Purchase Plan. If any other matter properly comes before our Annual Meeting, the proxy holders will vote your shares in their discretion.

6    RED HAT, INC.    2016 PROXY STATEMENT

General Information Concerning the Annual Meeting

If your shares are held in street name at a broker, your broker may under certain circumstances vote your shares on “discretionary” matters if you do not timely provide voting instructions in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote on any “non-discretionary” proposals at the Annual Meeting and a “broker non-vote” would occur, as explained in the following question and explanation.

What is “broker discretionary voting”?

If you hold your shares in street name, your broker, bank or other similar institution may be able to vote your shares without your instructions depending on whether the matter being voted on is “discretionary” or “non-discretionary.” The ratification of the independent registered public accounting firm is a discretionary matter and your broker is permitted to vote your shares of common stock if you have not given voting instructions. The election of directors, the advisory vote on a resolution relating to Red Hat’s executive compensation, the approval of Red Hat’s 2016 Performance Compensation Plan and the approval of Red Hat’s 2016 Employee Stock Purchase Plan are non-discretionary matters and your broker cannot vote your shares if you have not given voting instructions. A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Therefore, it is important that you provide specific voting instructions regarding non-discretionary matters to your broker, bank or similar institution.

I understand that a quorum is required in order to conduct business at the Annual Meeting. What constitutes a quorum?

A majority of all of our outstanding shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum at the Annual Meeting. As of June 15, 2016, the record date for the Annual Meeting, there were 181,088,990 shares of common stock outstanding and entitled to vote. If you submit a properly executed proxy by mail, telephone or the Internet, you will be considered a part of the quorum. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What is required to approve the proposals submitted to a vote at the Annual Meeting?

Election of Directors:    At the Annual Meeting each director will be elected by the vote of the majority of the votes cast with respect to the director nominee. This means to elect a director nominee, the number of shares voted “For” that director nominee must exceed the number of shares voted “Against” that director nominee. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of director nominees.

All Other Proposals:    The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting is required to approve ratification of the selection of the independent registered public accounting firm, to approve (on an advisory basis) the resolution relating to the Company’s executive compensation, to approve Red Hat’s 2016 Performance Compensation Plan and to approve Red Hat’s 2016 Employee Stock Purchase Plan. This means that a proposal will be approved if the number of shares voted “For” that proposal is greater than 50% of the total number of shares voted “For” and “Against” that proposal. For purposes of the ratification of the independent registered public accounting firm, the advisory vote on a resolution relating to the Company’s executive compensation and the approval of Red Hat’s 2016 Performance Compensation Plan, abstentions and broker non-votes will not be considered to have been voted, and will have no effect on the results of the vote. For purposes of the approval of Red Hat’s 2016 Employee Stock Purchase Plan, under the rules of the New York Stock Exchange, abstentions are counted as votes cast and will have the same effect as a vote against Red Hat’s 2016 Employee Stock Purchase Plan but broker non-votes are not counted as votes cast.

RED HAT, INC.    2016 PROXY STATEMENT    7

General Information Concerning the Annual Meeting

How can I obtain a proxy card or voting instruction form?

If you lose, misplace or otherwise need to obtain a proxy card or a voting instruction form, please follow the applicable procedure below.

For stockholders of record:    Please contact Computershare at 1-888-542-4427.

For holders in street name:    Please contact your account representative at your broker, bank or other similar institution.

Who counts the votes?

Votes are counted by Computershare, our transfer agent and registrar, and are then certified by a representative of Computershare appointed by the Board to serve as the Inspector of Election at the Annual Meeting.

How can I obtain directions to the Annual Meeting?

You may contact Red Hat Investor Relations at 919-754-3700.

Who pays for the expenses of this proxy solicitation?

Red Hat will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of our Notice of Internet Availability, proxy materials and the proxy card. We may also reimburse brokerage firms and other persons representing stockholders who hold their shares in street name for reasonable expenses incurred by them in forwarding proxy materials to such stockholders. In addition, certain directors, officers and other employees, without additional remuneration, may solicit proxies in person, or by telephone, facsimile, email and other methods of electronic communication.

Where can I find vote results after the Annual Meeting?

We are required to publish final vote results in a Current Report on Form 8-K to be filed with the SEC within four business days after our Annual Meeting.

How can I obtain more information about Red Hat?

Copies of this Proxy Statement and our Annual Report on Form 10-K are available online at www.edocumentview.com/RHT or at www.redhat.com under “About Red Hat—Investor Relations—Financial Information.”

What is “householding”?

Some banks, brokers and similar institutions may be participating in the practice of “householding” Notices of Internet Availability or other proxy materials. This means that only one copy of our Notice of Internet Availability or other proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Notice of Internet Availability or other proxy materials to you if you write to us at the following address or call us at the following phone number:

Red Hat, Inc.

Attention: Investor Relations

100 East Davie Street

Raleigh, North Carolina 27601

Phone: Call 919-754-3700 and ask to speak to Investor Relations.

To receive separate copies of the Notice of Internet Availability or other proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or similar institution or you may contact us at the above address or telephone number.

8    RED HAT, INC.    2016 PROXY STATEMENT

ITEM NO. 1—ELECTION OF DIRECTORS

Our Board currently consists of ten directors. Our directors are presently divided into three classes, with the Class II directors serving for a term of three years and the Class I and Class III directors serving for a term of one year. The term of all three classes of directors will expire at this Annual Meeting. The class makeup of the Board is as follows:

Class	Directors	Term Expires
I	Charlene T. Begley, Kimberly L. Hammonds and Donald H. Livingstone	2016
II	W. Steve Albrecht, Jeffrey J. Clarke and General H. Hugh Shelton (U.S. Army Retired)	2016
III	Sohaib Abbasi, Narendra K. Gupta, William S. Kaiser and James M. Whitehurst	2016

At our 2013 Annual Meeting of Stockholders, our stockholders voted to amend our Certificate of Incorporation and By-Laws to phase out the three-year staggered terms of our directors and instead provide for the annual election of all directors. As a result, after the 2016 Annual Meeting of Stockholders, the Board will no longer be divided into classes and all members of the Board will be elected each year for a one-year term.

Criteria for Evaluating Candidates for Service on Our Board

The Nominating and Corporate Governance Committee of our Board is responsible for identifying and evaluating candidates for service on our Board and recommending proposed director nominees to the full Board for consideration. Our Corporate Governance Guidelines describe the criteria used to select candidates for service on our Board. These include:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

•	Nominees should normally be able to serve for at least five years before reaching the age of 75.

The Corporate Governance Guidelines state that the Nominating and Corporate Governance Committee’s review of a nominee’s qualifications will include consideration of diversity, age, skills and professional experience in the context of the needs of the Board. While the Company has no formal diversity policy that applies to the consideration of director candidates, the Nominating and Corporate Governance Committee believes that diversity includes not just race and gender but differences of viewpoint, experience, education, skill and other qualities or attributes that contribute to Board heterogeneity.

RED HAT, INC.    2016 PROXY STATEMENT    9

Election of Directors

In addition, the Nominating and Corporate Governance Committee believes it is important to select directors from various backgrounds and professions in an effort to ensure that the Board as a group has a broad range of experiences to enrich discussion and inform its decisions. Consistent with this philosophy, the Nominating and Corporate Governance Committee believes that each director should possess at least two of the following attributes:

•

Financial Expertise.    Nominees who have knowledge of financial markets, financing and funding operations and accounting and financial reporting processes assist us in understanding, advising and overseeing our capital structure, financing and investing activities and our financial reporting and internal controls.

•

Global Expertise.    As a global organization with offices in over 35 countries, nominees with global expertise bring useful business and cultural perspectives that relate to many significant aspects of our business.

•

IT Industry Expertise.    Nominees with experience in the information technology industry help us to analyze our research and development efforts, competing technologies, the various products and processes that we develop and the market segments in which we compete.

•

Public Company Board Experience.    Nominees who have served on other public company boards offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board with senior management and oversight of a changing mix of strategic, operational and compliance-related matters.

•

Senior Leadership Experience.    Nominees who have served in senior leadership positions enhance the Board’s ability to identify and develop those qualities in management. They also bring a practical understanding of organizations, processes, strategy, risk management and methods to drive change and growth.

•	Technology and Innovation Experience. Nominees with backgrounds in technology and innovation support our efforts to develop new ideas and products.

Nominees for Election to the Board of Directors

The Board has nominated ten directors, Sohaib Abbasi, W. Steve Albrecht, Charlene T. Begley, Jeffrey J. Clarke, Narendra K. Gupta, Kimberly L. Hammonds, William S. Kaiser, Donald H. Livingstone, General H. Hugh Shelton (U.S. Army Retired) and James M. Whitehurst, for one-year terms expiring at the 2017 Annual Meeting of Stockholders. Each nominee has indicated an intention to serve if elected and will hold office for his or her term and until a successor has been elected and qualified or until his or her earlier resignation or removal. In the event that any of the nominees should be unable or unwilling to serve, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number. Proxies cannot be voted for a greater number of persons than the number of nominees named.

10    RED HAT, INC.    2016 PROXY STATEMENT

Election of Directors

Set forth below is a brief biography for each nominee and a description of certain key attributes that the Board considered in recommending each nominee for re-election.

Sohaib Abbasi Age: 59 Director Since: March 2011 Committees: • Compensation

Mr. Abbasi served as the Chief Executive Officer and President of Informatica Corporation, a provider of enterprise data integration software and services, from July 2004 through August 2015 and as Chairman of its board of directors from March 2005 through August 2015. Mr. Abbasi also served as the Chairman of Informatica Holdco, Inc. from August 2015 through January 2016. From 2001 to 2003, Mr. Abbasi was Senior Vice President, Oracle Tools Division and Oracle Education at Oracle Corporation, which he joined in 1982. From 1994 to 2000, he was Senior Vice President, Oracle Tools Product Division. Mr. Abbasi currently serves on the board of directors of New Relic, Inc., a software analytics provider to enterprises.

Skills and Qualifications:

With his experience as President, Chief Executive Officer and Chairman of a technology-related company, Mr. Abbasi brings to our Board IT industry expertise as well as public company board and senior leadership experience.

W. Steve Albrecht Age: 69 Director Since: March 2011 Committees: • Audit (Chair) • Nominating and Corporate Governance

Dr. Albrecht, who previously served on our Board from April 2003 through June 2009, is the Gunnell Endowed Professor and a Wheatley Fellow at Brigham Young University’s (“BYU”) Marriott School of Management (“Marriott School”). Dr. Albrecht also served as a mission president in Japan for his church from July 2009 through July 2012. Dr. Albrecht, a certified public accountant, certified internal auditor and certified fraud examiner, joined BYU in 1977 after teaching at Stanford University and the University of Illinois and served as Associate Dean of the Marriott School at BYU from 1998 until July 2008. Prior to becoming a professor, he worked as an accountant for Deloitte & Touche. Dr. Albrecht currently serves on the board of directors of Cypress Semiconductor Corporation, a semiconductor design and manufacturing company, and SkyWest, Inc., the holding company of SkyWest Airlines, a regional airline company. He previously served on the board of directors of SunPower Corporation, a solar panel design and manufacturing company, from 2005 to 2012. He is the past president of the American Accounting Association and the Association of Certified Fraud Examiners and is a former trustee of the Financial Accounting Foundation that oversees the Financial Accounting Standards Board (FASB) and the Governmental Accounting Standards Board (GASB) and a former trustee of the Committee of Sponsoring Organizations (COSO), the organization that designed the internal control framework used by nearly all public companies and other organizations.

Skills and Qualifications:

Dr. Albrecht’s career in public accounting and as a professor and associate dean, as well as his service as a director of a number of public companies, brings to our Board financial expertise as well as public company board and senior leadership experience.

RED HAT, INC.    2016 PROXY STATEMENT    11

Election of Directors

Charlene T. Begley Age: 49 Director Since: November 2014 Committees: • Audit • Nominating and Corporate Governance

Ms. Begley served in various capacities at General Electric Company from 1988 through December 2013. Most recently, she served in a dual role as Senior Vice President and Chief Information Officer, as well as the President and Chief Executive Officer of GE’s Home and Business Solutions business from January 2010 through December 2013. Ms. Begley served as President and Chief Executive Officer of GE Enterprise Solutions from August 2007 through December 2009. During her career at GE, she served as President and Chief Executive Officer of GE Plastics and GE Transportation, led GE’s Corporate Audit staff and served as the Chief Financial Officer for GE Transportation and GE Plastics Europe and India. Ms. Begley currently serves on the board of directors of Nasdaq, Inc., a global exchange group that delivers trading, clearing, exchange technology, regulatory, securities listing, and public company services, and WPP plc, a provider of marketing communications services globally.

Skills and Qualifications:

With her experience leading various divisions of a complex global industrial and financial services company, Ms. Begley brings to our Board financial and global expertise as well as senior leadership experience.

Jeffrey J. Clarke Age: 54 Director Since: November 2008 Committees: • Audit • Compensation (Chair)

Mr. Clarke has served as the Chief Executive Officer and as a member of the board of directors of Eastman Kodak Company, a technology company focused on imaging for business, since March 2014. Mr. Clarke served as a Managing Partner of Augusta Columbia Capital Group LLC, an investment firm, from February 2012 through January 2014. Mr. Clarke served as Chairman of Travelport Limited, a provider of transaction processing for the global travel industry, from May 2011 through January 2014 and President and CEO from April 2006 through May 2011. From April 2004 until April 2006, Mr. Clarke was the Chief Operating Officer of CA, Inc. (formerly Computer Associates), an information technology company, where he was responsible for sales, services, business development, partnership alliances, finance and information technology. From May 2002 through November 2003, Mr. Clarke was the Executive Vice President of Global Operations of Hewlett-Packard Company, an information technology company. Mr. Clarke was appointed to the board of directors of Autodesk, Inc., a design software and services company, in March 2016. Mr. Clarke served on the board of directors of Compuware Corporation, an enterprise software company, from 2013 through 2014, and Orbitz Worldwide Ltd., a global online travel company, from 2007 through 2014.

Skills and Qualifications:

Mr. Clarke’s experience as an executive at large global technology companies brings to our Board global and IT industry expertise as well as senior leadership experience.

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Election of Directors

Narendra K. Gupta Age: 67 Director Since: November 2005 Committees: • Compensation • Nominating and Corporate Governance

Dr. Gupta co-founded and has served as Managing Director of Nexus Venture Partners, a U.S./India venture capital fund, since December 2006. In 1980, Dr. Gupta co-founded Integrated Systems Inc., a provider of products for embedded software development, which went public in 1990. Dr. Gupta served as Integrated System’s President and CEO from founding until 1994 and as Chairman until 2000 when Integrated Systems merged with Wind River Systems, Inc., a provider of device software optimization solutions. Dr. Gupta served as Wind River’s Vice Chairman from 2000 until its acquisition by Intel Corporation in 2009. Dr. Gupta served on the board of directors of Tibco Software Inc., a provider of service-oriented architecture and business process management enterprise software, from 2002 until April 2014. Dr. Gupta also serves on the board of trustees of California Institute of Technology since 2010.

Skills and Qualifications:

As a former executive and current and former board member of a number of technology-related public and private companies and as an investor in global companies, Dr. Gupta provides our Board with global and IT industry expertise and public company board and technology and innovation experience.

Kimberly L. Hammonds Age: 49 Director Since: August 2015 Committees: • Compensation • Nominating and Corporate Governance

Ms. Hammonds has served as the Global Chief Operating Officer at Deutsche Bank AG, a global financial services company, since January 2016. She joined Deutsche Bank as Chief Information Officer and Global Co-Head Technology and Operations in November 2013 from The Boeing Company, a global aerospace company. Ms. Hammonds joined Boeing in 2008 and served in a number of capacities, including most recently as Chief Information Officer/Vice President, Global Infrastructure, Global Business Systems from January 2011 to November 2013. Ms. Hammonds joined Boeing from Dell Incorporated, where she led IT systems development for manufacturing operations in the Americas, and directed global IT reliability and factory systems.

Skills and Qualifications:

Ms. Hammonds’ experience as an executive spans both technology and operations for some of the world’s largest companies and brings to our Board global expertise as well as senior leadership and technology and innovation experience.

William S. Kaiser Age: 60 Director Since: September 1998 Committees: • Nominating and Corporate Governance (Chair)

Mr. Kaiser has been employed by Greylock Management Corporation, a venture capital firm, since May 1986 and has been a general partner of several limited partnerships affiliated with Greylock Partners since January 1988. Mr. Kaiser served on the board of directors of Constant Contact, Inc., a provider of products and services that help small organizations create and grow customer relationships, from May 2006 to February 2016 in addition to serving or having served on the boards of directors of a number of public and private companies.

Skills and Qualifications:

Having a background in venture capital investment focused on technology-related entities, Mr. Kaiser brings to our Board financial and IT industry expertise.

RED HAT, INC.    2016 PROXY STATEMENT    13

Election of Directors

Donald H. Livingstone Age: 73 Director Since: September 2009 Committees: • Audit • Compensation

Mr. Livingstone retired in August 2011 from BYU’s Marriott School where he had served as a teaching professor since 1994. In addition to his teaching duties, Mr. Livingstone served as director of the Rollins Center for Entrepreneurship and Technology at the Marriott School from 1995 until 2007. During 2002 to 2007, Mr. Livingstone served on the board of directors of a number of public and private companies. Mr. Livingstone took a leave of absence from the Marriott School from June 2007 until June 2009 to serve as a mission president in Africa for his church. Prior to joining BYU, Mr. Livingstone had a 29-year career with Arthur Andersen LLP that included service as an audit and consulting services partner in the San Francisco and Los Angeles offices.

Skills and Qualifications:

Mr. Livingstone’s career in public accounting and as a teaching professor, as well as his service as a director of a number of public companies, brings to our Board financial expertise and public company board experience.

General H. Hugh Shelton Age: 74 Director Since: April 2003; Board Chair since August 2010 Committees: • Compensation

General Shelton has served as the Executive Director of the General H. Hugh Shelton Leadership Center at North Carolina State University since January 2002 in addition to serving as a board member, consultant and advisor to a number of entities. From January 2002 until April 2006, General Shelton served as the President, International Operations, for M.I.C. Industries, an international manufacturing company. General Shelton served as the 14th Chairman of the U.S. Joint Chiefs of Staff from October 1997 until his retirement in September 2001. General Shelton serves on the board of directors of L-3 Communications Corporation, a supplier of products and services used in the aerospace and defense industries. He has also served as a member of the boards of directors of several other public companies.

Skills and Qualifications:

General Shelton’s leadership experience in the U.S. military and his service as a director of other public companies brings to our Board global expertise as well as public company board and senior leadership experience.

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Election of Directors

James M. Whitehurst Age: 48 Director Since: January 2008

Mr. Whitehurst has served as the President and CEO of Red Hat and as a member of the Board since January 2008. Prior to joining Red Hat, Mr. Whitehurst served as Chief Operating Officer from July 2005 to August 2007, as Senior Vice President and Chief Network and Planning Officer from May 2004 to July 2005 and as Senior Vice President—Finance, Treasury & Business Development from January 2002 to May 2004 of Delta Air Lines, Inc. Delta filed for bankruptcy in September 2005. Prior to joining Delta, he was a partner and managing director at The Boston Consulting Group. Mr. Whitehurst was appointed to the board of directors of United Continental Holdings, Inc., the holding company of United Airlines, Inc., a global airline company, in March 2016 and to the board of directors of SecureWorks Corp., a provider of information security solutions, in April 2016. Mr. Whitehurst served on the board of directors of DigitalGlobe, Inc., a builder and operator of satellites for digital imaging, from 2009 through May 2016.

Skills and Qualifications:

Mr. Whitehurst’s service as our CEO as well as his experience as a senior executive at a global corporation brings financial and global expertise as well as senior leadership experience to our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE ELECTION OF SOHAIB ABBASI, W. STEVE ALBRECHT, CHARLENE T. BEGLEY,

JEFFREY J. CLARKE, NARENDRA K. GUPTA, KIMBERLY L. HAMMONDS,

WILLIAM S. KAISER, DONALD H. LIVINGSTONE,

GENERAL H. HUGH SHELTON (U.S. ARMY RETIRED) AND JAMES M. WHITEHURST

TO THE COMPANY’S BOARD OF DIRECTORS

RED HAT, INC.    2016 PROXY STATEMENT    15

ITEM NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for Fiscal 2017. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1999. The engagement partner for our audit rotates every five years and our current engagement partner was appointed in our fiscal year ended February 28, 2015 (“Fiscal 2015”). The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.

The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements, including reviewing and evaluating the performance of the lead audit partner responsible for our audit, overseeing the required rotation of the lead audit partner and, through the Audit Committee Chair as a representative of the Audit Committee, reviewing and considering the selection of the lead audit partner. The Audit Committee also discussed with PricewaterhouseCoopers LLP its independence from the Company and determined that PricewaterhouseCoopers LLP’s provision of certain services to the Company, other than services rendered in connection with the audit or review of the Company’s financial statements, is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Although stockholder ratification of the selection of our independent registered public accounting firm is not required under Delaware law, our Certificate of Incorporation or our By-laws, the Company believes it is advisable to provide our stockholders with the opportunity to ratify this selection. If our stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2017, the Audit Committee of our Board will consider whether to select a new independent registered public accounting firm for Fiscal 2017 or to wait until the completion of the audit for Fiscal 2017 before considering a change in our independent registered public accounting firm.

Representatives of PricewaterhouseCoopers LLP are expected to attend our Annual Meeting, will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

FISCAL 2017

16    RED HAT, INC.    2016 PROXY STATEMENT

Ratification of Selection of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees PricewaterhouseCoopers LLP billed to the Company for each of the last two fiscal years.

Fee Category	Fiscal Year Ended February 29, 2016	Fiscal Year Ended February 28, 2015
Audit Fees (1)	$1,717,761	$1,662,031
Audit-Related Fees (2)	$2,000	$130,000
Tax Fees (3)	$365,477	$293,164
All Other Fees (4)	$202,000	$138,757
Total Fees	$2,287,238	$2,223,952

(1)	“Audit Fees” consist of fees for the integrated audit of the Company’s annual financial statements, the review of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and which are not reported under “Audit Fees.” For Fiscal 2016, fees for financial due diligence services compromise substantially all of the amounts described. For Fiscal 2015, fees for assistance with merger and acquisition due diligence activities comprise substantially all of the amounts described.
(3)	“Tax Fees” consist of fees for tax compliance, tax advice and tax planning services. For Fiscal 2016 and Fiscal 2015, fees for tax compliance, advice relating to transfer pricing matters, and tax planning services comprise substantially all of the amounts described.
(4)	“All Other Fees” consist of fees for products and services provided by the independent registered public accounting firm other than for the services reported above in Audit Fees, Audit-Related Fees or Tax Fees. For Fiscal 2016 and Fiscal 2015, fees for conducting customer compliance audits and use of a research tool comprise substantially all of the amounts described.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee may delegate, and has delegated to the Chair of the Audit Committee, the authority to approve any audit or non-audit services to be provided by our independent registered public accounting firm. The Audit Committee also may delegate this pre-approval authority to other individual members of the Audit Committee from time to time. Any approval of services by any member of the Audit Committee pursuant to this delegated authority, whether the Chair or another member, is reported at the next meeting of the Audit Committee.

For Fiscal 2015 and Fiscal 2016, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved by the Audit Committee directly or pursuant to this delegated authority.

RED HAT, INC.    2016 PROXY STATEMENT    17

ITEM NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking stockholders to approve, on an advisory basis, a resolution relating to the Company’s executive compensation as reported in this Proxy Statement. Consistent with the preference expressed by our stockholders at the Company’s 2011 Annual Meeting, the Board has approved holding an advisory vote on executive compensation every year.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes how our executive compensation program is designed and operates, as well as the Summary Compensation Table and other related compensation tables, which provide additional information on the compensation of our named executive officers. The Board and the Compensation Committee believe that our executive compensation program as described in the “Compensation Discussion and Analysis” section has supported and contributed to the Company’s recent and long-term success and the creation of long-term stockholder value and is effective in helping the Company attract and retain the high caliber of executive talent necessary to drive our business forward and build sustainable value for our stockholders.

In accordance with regulations issued under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion of the Proxy Statement for the 2016 Annual Meeting of Stockholders, is hereby APPROVED.

While this advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding, the Compensation Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE RESOLUTION RELATING TO RED HAT’S EXECUTIVE COMPENSATION

18    RED HAT, INC.    2016 PROXY STATEMENT

ITEM NO. 4—APPROVAL OF THE 2016 PERFORMANCE COMPENSATION PLAN

In June 2016, our Compensation Committee and Board unanimously approved, subject to stockholder approval, Red Hat’s 2016 Performance Compensation Plan (the “2016 Performance Plan”) and the Board directed that the 2016 Performance Plan be submitted to our stockholders at this Annual Meeting. The 2016 Performance Plan is designed to tie compensation directly to achievement of the Company’s objectives, thereby increasing the success of our business and enhancing long-term stockholder value. Stockholder approval of the 2016 Performance Plan is intended to allow compensation paid under the 2016 Performance Plan to qualify as “performance-based compensation” that is not subject to the deduction limitations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Currently, certain compensation is paid under the 2011 Performance Compensation Plan approved by our stockholders in August 2011 (the “2011 Performance Plan”). The 2011 Performance Plan is designed to enable the Company to provide tax deductible “performance-based compensation” within the meaning of Section 162(m) of the Code, including tying compensation to qualifying performance measures. One of the requirements of “performance-based compensation” for purposes of Section 162(m) is that the “material terms” of the performance goals under which compensation may be paid to Red Hat’s executives be disclosed to and approved by our stockholders every five years. Accordingly, the “material terms” of the performance goals under which compensation may be paid to Red Hat’s executives are discussed below and submitted for approval by our stockholders this year in order to satisfy the approval requirements of Section 162(m) beyond the current expiration of such approval for compensation payable under the 2011 Performance Plan.

The 2016 Performance Plan updates the 2011 Performance Plan to, among other changes, include additional metrics that the Compensation Committee may select as performance goals and to provide greater detail about the adjustments that the Compensation Committee may make in evaluating performance, but otherwise is substantially similar to the 2011 Performance Plan, which is described in the section entitled “Compensation and Other Information Concerning Executive Officers.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR

THE APPROVAL OF RED HAT’S 2016 PERFORMANCE COMPENSATION PLAN

Summary of the 2016 Performance Plan

The following paragraphs provide a summary of the principal features of the 2016 Performance Plan. The following summary is not a complete description of all the provisions of the 2016 Performance Plan and is qualified in its entirety by reference to the 2016 Performance Plan, a copy of which is attached hereto as Appendix A.

General

The 2016 Performance Plan is designed to enhance stockholder value by tying compensation to qualifying performance measures and to assist the Company in attracting and retaining executive officers of the Company and its subsidiaries who, because of the extent of their responsibilities, can make significant contributions to the Company’s success by their ability, industry, loyalty and services. If the 2016 Performance Plan is approved by stockholders and certain requirements are satisfied, compensation awarded under the 2016 Performance Plan to covered employees will qualify as “performance-based compensation” that is exempt from the deduction limitations under Section 162(m) of the Code.

RED HAT, INC.    2016 PROXY STATEMENT    19

Approval of the 2016 Performance Compensation Plan

Eligibility

Eligible participants in the 2016 Performance Plan (“Participants”) are the Chief Executive Officer and other executive officers who are chosen solely at the discretion of the Compensation Committee. No person is automatically entitled to participate in the 2016 Performance Plan in any plan year. Six of our current executive officers participated in the 2011 Performance Plan in Fiscal 2016. If the 2016 Performance Plan is approved by stockholders, we anticipate that Participants in the 2016 Performance Plan will be first chosen for participation for our fiscal year ending on February 28, 2018 (“Fiscal 2018”). The Company may also pay discretionary bonuses, or other types of compensation, outside of the 2016 Performance Plan; however, such compensation may not qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. The granting of awards under the 2016 Performance Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Administration

The 2016 Performance Plan will be administered by the Compensation Committee, which consists of at least three directors, each of whom is both a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. The Compensation Committee shall be responsible for the general administration and interpretation of the 2016 Performance Plan and for carrying out its provisions. The Compensation Committee has the authority to select persons to receive awards from among the eligible employees and set the terms and conditions of each award consistent with the terms of the 2016 Performance Plan. The Compensation Committee may establish rules and policies for administration of the 2016 Performance Plan and adopt one or more forms of agreement to evidence awards made under the 2016 Performance Plan. The Compensation Committee interprets the 2016 Performance Plan and any agreement used under the 2016 Performance Plan, and all determinations of the Compensation Committee that are not inconsistent with the 2016 Performance Plan will be final and binding on all persons.

Determination of Awards

Under the 2016 Performance Plan, Participants will be eligible to earn payouts based upon the attainment and certification of certain performance goals established by the Compensation Committee for the applicable performance period. The performance goals that may be selected by the Compensation Committee include one or more of the following: revenue growth, revenue, subscription revenue, subscription revenue growth, gross margins, net margins, operating income, operating income growth, pre-tax income, after-tax income, net income, net earnings, earnings per share (basic and diluted), earnings before taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, return on invested capital, return on equity, return on assets, economic value added (or an equivalent metric), cash flow from operations, cash flow per share, changes in deferred revenues, share price performance, total stockholder return, billings, bookings, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, attainment of strategic or operational initiatives, market share, gross profits, comparisons with various stock market indices, and/or implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, net promoter scores and customer engagement. Financial performance goals may be determined on either a U.S. GAAP or non-GAAP basis. Performance goals may vary by Participant and award and also may be based solely by reference to the Company’s performance or the performance of an affiliate, division, business unit or department or product line or grouping of the Company for or within which the Participant is primarily employed, or based upon the relative performance of other companies, or upon comparisons of any of the indicators of performance relative to other companies.

The Compensation Committee may provide that attainment of a performance goal shall be measured by adjusting the evaluation of performance as follows: to eliminate the effects of charges for acquisitions, restructurings, discontinued operations, items that are unusual in nature or infrequently

20    RED HAT, INC.    2016 PROXY STATEMENT

Approval of the 2016 Performance Compensation Plan

occurring, goodwill write-offs, impairments, litigation and insurance settlement charges, foreign exchange fluctuations and other unusual or infrequently occurring items, as well as the cumulative effect of tax or accounting changes, in each case as determined in accordance with GAAP or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC.

The Compensation Committee must set the goal for a particular performance period no later than 90 days after it begins or, if earlier, before the end of the first 25% of the period and must certify the performance attained after the performance period ends.

The Compensation Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the 2016 Performance Plan, including through prorating because the individual was not employed for the full performance period. The Compensation Committee may choose to exercise this discretion to reflect its assessment of the quality of achievement of financial or operational goals established by the Compensation Committee or to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance or pursuant to such other timing as the Compensation Committee selects consistent with applicable tax laws. The Compensation Committee does not have the discretion to increase the amount of any compensation that would otherwise be due based upon the attainment of the applicable performance goal by a Participant and the Compensation Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or a change in control or ownership of the Company. No payment will be made to a Participant whose employment is terminated for “cause” as defined in a plan or agreement covering the individual or who resigns, other than in limited circumstances, before payment is due, and in any case would be subject to achievement of the applicable performance goals.

Payment of Awards

All awards will be paid in cash or, to the extent provided in such plan, share awards under a stockholder-approved stock plan of the Company. Payment to each Participant will be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable performance period ends or pursuant to such other timing as the Compensation Committee selects consistent with applicable state laws. The Compensation Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of an award that would otherwise be delivered to a Participant under the 2016 Performance Plan.

Maximum Award

No Participant in the 2016 Performance Plan may be granted performance awards that are denominated in shares of the Company’s common stock in any 12-month period with respect to more than 1,000,000 shares. In addition to the foregoing, the maximum dollar value that may be granted to any Participant in any 12-month period under the 2016 Performance Plan with respect to performance awards that are valued in cash or property other than shares of the Company’s stock is $10,000,000.

Term of 2016 Performance Plan

The 2016 Performance Plan shall be effective on the date of approval by stockholders. We expect that the 2016 Performance Plan will first apply for Fiscal 2018. The Board may, from time to time, alter, amend, suspend or terminate the 2016 Performance Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code.

Nature of Payments

All awards made pursuant to the 2016 Performance Plan are in consideration of services performed or to be performed for the Company, or a subsidiary, division or business unit of the Company. Any

RED HAT, INC.    2016 PROXY STATEMENT    21

Approval of the 2016 Performance Compensation Plan

income or gain realized pursuant to awards under the 2016 Performance Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or a subsidiary except as may be determined by the Compensation Committee or by the Board.

New Plan Benefits

Awards under the 2016 Performance Plan (if any) will be determined based on actual future performance during performance periods designated by the Compensation Committee. As a result, future actual awards cannot now be determined. We describe the incentive compensation earned by our Named Officers for Fiscal 2016 under the 2011 Performance Plan and target awards approved for our Named Officers in Fiscal 2017 under the 2011 Performance Plan in the section of this proxy statement entitled “Compensation and Other Information Concerning Executive Officers.”

22    RED HAT, INC.    2016 PROXY STATEMENT

ITEM NO. 5—APPROVAL OF THE 2016 EMPLOYEE STOCK PURCHASE PLAN

In June 2016, upon the recommendation of our Compensation Committee, our Board adopted, subject to stockholder approval, our 2016 Employee Stock Purchase Plan, which we refer to as the ESPP. The ESPP provides for 5,000,000 shares of our common stock to be available for purchase by eligible employees according to its terms.

The ESPP is intended to benefit the Company and our stockholders by attracting, retaining and motivating talented employees, which we believe to be critical for our success, and aligning the interests of participating employees with those of our stockholders. We believe that the ability to participate in our ESPP is an attractive benefit for current and potential employees by affording employees the opportunity to share in the growth and success of the Company. The ESPP also helps to attract and retain employees because employee stock purchase plans are commonly offered by our peers and other industry leaders. To further encourage stock ownership among our employees while providing our employees a benefit that is common in the companies with which we compete for talent, our Board has adopted the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE APPROVAL OF RED HAT’S 2016 EMPLOYEE STOCK PURCHASE PLAN

Description of the ESPP

The following is a brief summary of the ESPP. The following description is only a summary of the material terms of the ESPP and is qualified in its entirety by reference to the ESPP, a copy of which is attached to this proxy statement as Appendix B. The ESPP is intended to qualify as an “employee stock purchase plan” as defined under Section 423 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and guidance issued thereunder, which we refer to collectively as Section 423. Grants of options under the ESPP not intended to be made under Section 423 may be made to employees in foreign jurisdictions under an International Sub-Plan (as defined below).

Administration

The ESPP is administered by our Board or a committee appointed by our Board (the “Committee“). The Board or the Committee may delegate to one or more officers of the Company the authority to implement and administer the ESPP, subject to the terms of the ESPP and any guidelines approved by the Board or the Committee, which we refer to as the Plan Guidelines. Our Board or the Committee has authority to make rules and regulations for the administration of the ESPP, and its interpretation and decisions with respect to the ESPP will be final and conclusive.

Eligibility

Employees of the Company and any subsidiary of the Company designated by our Board or the Committee, which we refer to as a Designated Subsidiary, are eligible to participate provided that they work more than twenty (20) hours per week and for more than five (5) months in a calendar year, have been employed for such minimum period of time as is provided in the Plan Guidelines (which period may not be greater than two (2) years), and are employees on the first day of the applicable offering period. No employee can be granted an option under the ESPP that would, immediately after the option is granted, result in the employee owning common stock and/or options to purchase common stock representing five percent or more of the total combined voting power or value of all classes of our outstanding capital stock. As of May 31, 2016, approximately 3,888 U.S. employees would have been eligible to participate in the ESPP, including our Named Officers (as defined in “Beneficial Ownership of Our Common Stock—Ownership by Our Directors and Executive Officers”). Since neither our Board nor the Committee has designated any non-U.S. Designated Subsidiaries at this time, the number of non-U.S. employees that would have been eligible to participate in the ESPP as of May 31, 2016 cannot be determined at this time.

RED HAT, INC.    2016 PROXY STATEMENT    23

Approval of the 2016 Employee Stock Purchase Plan

ESPP Operation

The ESPP permits eligible employees to purchase shares of our common stock at a discount. Eligible employees may elect to participate by completing an enrollment form, timely filing it with the Company, the Designated Subsidiary, or an agent of the Company or the Designated Subsidiary, as applicable. By completing the enrollment form, a participating employee will be authorizing after-tax payroll deductions from his or her compensation, as defined in the ESPP. Payroll deductions will be a specified percentage of the participating employee’s compensation, with the maximum and minimum permitted percentage specified in the Plan Guidelines.

The ESPP is initially expected to be implemented by consecutive six (6) month offering periods. Our Board or the Committee may, in its discretion, choose a different offering period of not more than twelve (12) months. Offering periods will begin at such time as the Board or the Committee may determine and establish in the Plan Guidelines. On the first day of each offering period, each employee who is enrolled in the ESPP will automatically receive an option to purchase, on the last U.S. business day of the offering period (the “exercise date”), a number of whole shares of our common stock not to exceed 1,000 shares, or such other fixed maximum number of whole shares of common stock as may be established by the Board or the Committee in its discretion and set forth in the Plan Guidelines. However, no employee may be granted an option under the ESPP that permits the employee’s rights to purchase shares of our common stock under the ESPP and any other employee stock purchase plan to accrue at a rate that exceeds $25,000 of the fair market value of our common stock (based on the value of the stock on the first day of the offering period) in any given calendar year in which such option is outstanding at any time.

Unless an employee withdraws from the ESPP, the employee’s option will be exercised automatically on the exercise date for the largest whole number of shares that can be purchased with the deductions accumulated as of the exercise date, subject to the limitations described in the preceding paragraph. Our Board or the Committee will determine the purchase price of the shares in a given offering period, including whether such purchase price will be determined based on the lesser of the closing price of our common stock on the first U.S. business day of the offering period and the exercise date, or will be based solely on the closing price of our common stock on the exercise date; provided, however, that such purchase price shall be at least 85% of the applicable closing price. In the absence of anything to the contrary set forth in the Plan Guidelines, the purchase price will be 85% of the lesser of the closing price of our common stock on (i) the first U.S. business day of the offering period or (ii) the exercise date. If the total number of shares of common stock with respect to which options are to be exercised exceeds the number of shares remaining available for issuance under the ESPP, we will only issue to employees in that offering the number of shares remaining available for issuance, on a pro-rata basis.

No interest will accrue on the payroll deductions, except as our Board or the Committee may otherwise provide in the Plan Guidelines. A participating employee may not increase or decrease his or her payroll deduction during any offering period, except as set forth in the Plan Guidelines; however, an employee may increase or decrease his or her payroll deductions for the next offering period in the manner set forth in the Plan Guidelines. Further, a participating employee may, prior to the end of the offering period, but within the time provided in the Plan Guidelines, for any reason elect to withdraw from the offering and receive a refund of any previously withheld payroll deductions. Partial withdrawals are not permitted, except as set forth in the Plan Guidelines. An employee who has withdrawn from participation in an offering may not rejoin that offering, but may participate in subsequent offerings in accordance with the terms set forth by the Board or the Committee or as provided in the Plan Guidelines.

Adjustments for Changes in Common Stock and Certain Other Events

We are required to make equitable adjustments to the number and class of securities available under the ESPP, the share limitations under the ESPP and the purchase price for an offering period under

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Approval of the 2016 Employee Stock Purchase Plan

the ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the ESPP), our Board or the Committee may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the ESPP on such terms as our Board or the Committee determines:

•	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our Board or the Committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;

•

upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;

•

in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the acquisition price, shorten the offering period so that the last day of the offering period is the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the acquisition price times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our common stock on the last day of the offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the ESPP, minus (2) the result of multiplying such number of shares by the purchase price;

•	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof); and/or

•	any combination of the foregoing.

Employees in Foreign Jurisdictions; Sub-Plans

The Board or the Committee may establish one or more sub-plans under the ESPP with respect to one or more Designated Subsidiaries. In addition, the Board or the Committee may, to comply with the laws of a foreign jurisdiction, provide under the ESPP for the grant of options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction with terms that are less favorable (but not more favorable) than the terms of options granted under the ESPP to employees of the Company or a Designated Subsidiary who are resident in the United States. The Board or the Committee may adopt a sub-plan with one or more appendices including payroll authorization and specific offering terms applicable to specific non-U.S. Designated Subsidiaries which offering terms need not be less favorable (we refer to such a sub-plan as an “International Sub-plan”). Each offering by a specific non-U.S. Designated Subsidiary under an International Sub-Plan will be treated as a separate offering for purposes of the ESPP, the International Sub-Plan and Section 423. Notwithstanding anything to the contrary in the ESPP, certain employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction may be excluded from eligibility in the ESPP if either participation in the ESPP is prohibited under the laws of such jurisdiction or compliance with the laws of the foreign jurisdiction would cause the ESPP to violate the requirements of Section 423.

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Approval of the 2016 Employee Stock Purchase Plan

Amendments

Our Board or the Committee has the authority, among other things, to change offering periods (including the commencement dates and length thereof) with respect to future offerings without stockholder approval, subject to the terms of the ESPP. Our Board may terminate or amend the ESPP at any time and for any reason, except that if an amendment requires approval of our stockholders pursuant to Section 423, then such amendment may not be effected without such approval. In addition, the ESPP may not be amended in any way that will cause the ESPP to fail to meet the requirements of Section 423. Upon termination of the ESPP, all accumulated payroll deductions will be promptly refunded.

New Plan Benefits

Benefits and purchases of shares of our common stock under the ESPP depend on elections made by employees and the fair market value of our common stock on dates in the future. As a result, it is not possible to determine the benefits that will be received by executive officers and other employees in the future under the ESPP. As described above, no employee may be granted an option under the ESPP that permits his or her rights to purchase shares under the ESPP and any other employee stock purchase plan to accrue at a rate that exceeds $25,000 in fair market value of our common stock (based on the fair market value of our common stock on the grant date of the option) in any calendar year.

The value of the common stock purchased will vary based on the fair market value of our common stock on the last day of the offering period. Accordingly, the dollar value and the number of shares that may be purchased in the future pursuant to the ESPP are not currently determinable.

United States Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. The ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423. This summary assumes that the ESPP complies with Section 423. Further, this summary assumes that the purchase price for shares is 85% of the closing price of a share of our common stock on the first day of the offering period or the exercise date, whichever is lower. Changes to these laws or the terms of an offering made under the ESPP could alter the tax consequences described below.

Tax Consequences to Employees

An employee will not have income upon enrolling in the ESPP or upon purchasing stock on the exercise date. An employee may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on whether the employee disposes of the stock in a qualifying or disqualifying disposition. A qualifying disposition is when the employee sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the exercise date at a profit (i.e., the sales proceeds exceed the purchase price). In a qualifying disposition, the employee will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the difference between the fair market value of the stock on the date of disposition and the purchase price.

Any profit in excess of compensation income will be long-term capital gain. If the employee sells the stock at a loss (i.e., if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

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Approval of the 2016 Employee Stock Purchase Plan

If the employee sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the employee will have compensation income equal to the value of the stock on the exercise date less the purchase price. The employee also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the exercise date. This capital gain or loss will be long-term if the employee has held the stock for more than one year and short-term if held one year or less.

Tax Consequences to the Company

There will be no tax consequences to the Company except that we will be entitled to a deduction when an employee recognizes compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

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BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The tables below set forth, as of May 31, 2016 (unless otherwise indicated), certain information regarding beneficial ownership of our common stock. We determine beneficial ownership of our common stock in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares of common stock which the individual has the right to acquire on or before July 30, 2016 through payout of deferred stock units (“DSUs”). DSUs are described in more detail below in the section entitled “Corporate Governance and Board of Directors Information—Compensation of Directors.” As of May 31, 2016, we had 181,088,587 shares of common stock outstanding. For purposes of computing the percentage and amount of outstanding shares of common stock held by each individual or entity, any shares which that individual or entity has the right to acquire on or before July 30, 2016 are deemed to be outstanding for the individual or entity but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual or entity.

Ownership by Our Directors and Executive Officers

As of the end of Fiscal 2016, our Chief Executive Officer, Chief Financial Officer and other three most highly compensated executive officers who were serving as of February 29, 2016 were James M. Whitehurst, Frank A. Calderoni, Paul J. Cormier, Arun Oberoi and Michael R. Cunningham, each with the title as noted in the table below. These individuals together with Charles E. Peters, Jr., our former Executive Vice President and Chief Financial Officer, are our named executive officers (“Named Officers”). The following table includes information regarding the number of shares of our common stock beneficially owned by each of our directors, director nominees and Named Officers, as well as all of our current directors and executive officers as a group, as of May 31, 2016.

Name and Address of Beneficial Owner (1)	Title(s)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock Outstanding
James M. Whitehurst (3)	Director and President and Chief Executive Officer	448,350	*
Paul J. Cormier (4)	Executive Vice President and President, Products and Technologies	259,814	*
William S. Kaiser (5)	Director	137,069	*
Arun Oberoi (6)	Executive Vice President, Global Sales and Services	108,011	*
Frank A. Calderoni (7)	Executive Vice President, Operations and Chief Financial Officer	76,835	*
Michael R. Cunningham (8)	Executive Vice President and General Counsel	74,800	*
Narendra K. Gupta (9)	Director	45,946	*
Charles E. Peters, Jr. (10)	Former Executive Vice President and Chief Financial Officer	34,127	*
Jeffrey J. Clarke (11)	Director	33,532	*
General H. Hugh Shelton (12)	Board Chair	30,298	*
Sohaib Abbasi (13)	Director	30,130	*
Donald H. Livingstone (14)	Director	25,415	*
W. Steve Albrecht (15)	Director	24,538	*
Charlene T. Begley (16)	Director	6,671	*
Kimberly L. Hammonds (17)	Director	3,865	*
All current executive officers and directors as a group (15 persons) (18)		1,368,250	*

*	Less than one percent of the outstanding common stock.
(1)	The address for each beneficial owner is c/o Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina 27601.
(2)	Each person named in the table reported that he or she has sole voting and investment power (or shares such power with his or her spouse) with respect to all shares shown as beneficially owned by him or her, except as noted in the footnotes below and subject to community property laws, if applicable. The inclusion herein of any shares of common stock does not constitute an admission of direct or indirect beneficial ownership of those shares.

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Beneficial Ownership of Our Common Stock

(3)	Consists of (i) 330,774 shares of common stock and (ii) 117,576 shares of restricted stock vesting over four years from the date of grant.
(4)	Consists of (i) 194,332 shares of common stock and (ii) 65,482 shares of restricted stock vesting over four years from the date of grant.
(5)	Consists of (i) 126,776 shares of common stock, (ii) 3,103 shares of restricted stock vesting one year from the date of grant and (iii) 7,190 shares of common stock issuable upon payout of DSUs.
(6)	Consists of (i) 46,008 shares of common stock and (ii) 62,003 shares of restricted stock vesting over four years from the date of grant.
(7)	Consists of (i) 107 shares of common stock and (ii) 76,728 shares of restricted stock vesting over four years from the date of grant.
(8)	Consists of (i) 42,508 shares of common stock and (ii) 32,292 shares of restricted stock vesting over four years from the date of grant.
(9)	Consists of (i) 7,345 shares of common stock and (ii) 38,601 shares of common stock issuable upon payout of DSUs.
(10)	Consists of (i) 16,564 shares of common stock and (ii) 17,563 shares of restricted stock vesting over four years from the date of grant.
(11)	Consists of (i) 121 shares of common stock, (ii) 3,103 shares of restricted stock vesting one year from the date of grant and (iii) 30,308 shares of common stock issuable upon payout of DSUs.
(12)	Consists of (i) 17,488 shares of common stock, (ii) 3,103 shares of restricted stock vesting one year from the date of grant and (iii) 9,707 shares of common stock issuable upon payout of DSUs.
(13)	Consists of (i) 7,985 shares of common stock, (ii) 22,085 shares of common stock issuable upon payout of DSUs and (iii) 60 shares of common stock held of record by the Abbasi Family 2003 Charitable Remainder Unitrust for which Mr. Abbasi is the trustee.
(14)	Consists of (i) 178 shares of common stock and (ii) 25,237 shares of common stock issuable upon payout of DSUs.
(15)	Consists of (i) 11,188 shares of common stock, (ii) 3,103 shares of restricted stock vesting one year from the date of grant and (iii) 10,247 shares of common stock issuable upon payout of DSUs.
(16)	Consists of (i) 1,534 shares of common stock and (ii) 5,137 shares of restricted stock vesting over either one year or three years from the date of grant.
(17)	Consists of 3,865 shares of restricted stock vesting over three years from the date of grant.
(18)	Includes the executive officers listed under “Compensation and Other Information Concerning Executive Officers—Executive Officers” and the ten members of our Board and consists of (i) 818,116 shares of common stock, (ii) 406,759 shares of restricted stock vesting over either one year, three years, or four years from the date of grant and (iii) 143,375 shares of common stock issuable upon payout of DSUs.

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Beneficial Ownership of Our Common Stock

Ownership of More than 5% of Our Common Stock

The following table sets forth information on each person or entity who we believe, based on our review of public filings, or information provided, by such persons or entities, beneficially owns more than 5% of our common stock as of May 31, 2016.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding (1)
T. Rowe Price Associates, Inc. (2) 100 East Pratt Street Baltimore, MD 21202	18,860,182	10.41%

Prudential Financial, Inc. (3) 751 Broad Street Newark, NJ 07102	15,833,634	8.74%

The Vanguard Group, Inc. (4) 100 Vanguard Boulevard Malvern, PA 19355	15,507,004	8.56%

FMR LLC (5) 245 Summer Street Boston, MA 02210	13,307,714	7.35%

BlackRock, Inc. (6) 55 East 52nd Street New York, NY 10055	10,732,164	5.93%

(1)	Percentages are calculated based on our common stock outstanding as of May 31, 2016.
(2)	Based solely on information provided by T. Rowe Price Associates, Inc. (“Price Associates”) in a letter dated March 7, 2016 regarding its beneficial ownership of our common stock as of December 31, 2015. As of December 31, 2015, Price Associates had sole power to vote or direct the vote over 6,591,966 shares and sole power to dispose or direct the disposition of 18,860,182 shares. These securities are owned by various individual and institutional investors which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(3)	Based solely on a Schedule 13G/A filed with the SEC on January 28, 2016 by Prudential Financial, Inc. (“Prudential”) and includes shares held by certain of its subsidiaries. As of December 31, 2015, Prudential reported sole power to vote or direct the vote over 757,029 shares, shared power to vote or direct the vote over 8,917,754 shares, sole power to dispose or direct the disposition of 757,029 shares and shared power to dispose or direct the disposition of 15,076,605 shares. Jennison Associates LLC (“Jennison”) filed a separate Schedule 13G/A with the SEC on February 5, 2016 reporting beneficial ownership of 15,400,569 shares. However, these shares have not been listed separately because the shares reported by Prudential, which indirectly owns 100% of the equity interests of Jennison, includes 15,400,569 shares beneficially owned by Jennison. Jennison furnishes investment advice to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares held by such Managed Portfolios.
(4)	Based solely on a Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group, Inc. (“Vanguard”). As of December 31, 2015, Vanguard reported sole power to vote or direct the vote over 339,087 shares, shared power to vote or direct the vote over 17,800 shares, sole power to dispose or direct the disposition of 15,146,041 shares and shared power to dispose or direct the disposition of 360,963 shares. Includes 286,563 shares beneficially owned by Vanguard Fiduciary Trust Company (“VFTC”) as a result of its serving as an investment manager of collective trust accounts. Also includes 126,924 shares beneficially owned by Vanguard Investments Australia, Ltd. (“VIA”) as a result of its serving as an investment manager of Australian investment offerings. VFTC and VIA are wholly owned subsidiaries of Vanguard.
(5)

Based solely on a Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC. As of December 31, 2015, FMR LLC reported sole power to vote or direct the vote over 2,164,986 shares and sole power to dispose or direct the disposition of 13,307,714 shares. Includes shares beneficially owned by Crosby Advisors LLC, Fidelity (Canada) Asset Management ULC, Fidelity Institutional Asset Management Trust Company, Fidelity Management Trust Company, Inc., FMR Co., Inc. and Strategic Advisors, Inc. FMR Co., Inc. beneficially owns 5% or greater of the outstanding shares reported on the Schedule 13G/A. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly,

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Beneficial Ownership of Our Common Stock

through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(6)	Based solely on a Schedule 13G/A filed with the SEC on February 10, 2016 by BlackRock, Inc. and includes shares held by certain of its subsidiaries. As of December 31, 2015, BlackRock, Inc. reported sole power to vote or direct the vote over 9,106,743 shares and sole power to dispose or direct the disposition of 10,732,164 shares.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION

Our Board believes that good corporate governance is an important element in managing Red Hat for the longer-term benefit of stockholders. Regular review and assessment of existing governance practices is an ongoing process for our Board. This section describes a number of our key corporate governance policies and practices. Copies of our current corporate governance documents and policies, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and committee charters, are available at www.redhat.com.

Key Governance Policies

Code of Business Conduct and Ethics

The Board has adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees. We have posted our Code of Business Conduct and Ethics on our website, www.redhat.com. In addition, we intend to post on our website all disclosures that are required by law or by New York Stock Exchange (“NYSE”) listing standards with respect to amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Corporate Governance Guidelines

The Board has adopted written Corporate Governance Guidelines, which provide a framework for the conduct of the Board’s business. Highlights of our Corporate Governance Guidelines include, among other things, that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board must be independent directors;

•	the independent directors and the non-management directors are each to meet regularly in executive session;

•	directors have full and free access to management and, as necessary, independent advisors;

•	a director who reaches the age of 75 will retire from the Board effective at the end of his or her then current term;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Policies and Procedures for Related Person Transactions

We have a written Related Person Transaction Policy that provides for the review of certain transactions, arrangements or relationships between Red Hat and parties including our directors, director nominees, executive officers and 5% stockholders (or their immediate family members), who we refer to as “related persons,” in which the amount involved exceeds $120,000 and such related person has or will have a direct or indirect material interest. Any related person transaction proposed to be entered into by the Company must be reported to the Company’s General Counsel and shall be reviewed and approved by our Audit Committee. If review and approval is not practicable prior to entry into the transaction, the Audit Committee will review, and in its discretion, may ratify the related person transaction.

In reviewing the proposed transactions, the Audit Committee shall review and consider, as appropriate:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

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Corporate Governance and Board of Directors Information

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the terms of the transaction are, in the aggregate, no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the Company’s best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate. The Related Person Transaction Policy provides that transactions involving compensation of executive officers will be reviewed and approved by the Compensation Committee of the Board in accordance with its charter.

Related Person Transactions for Fiscal 2016

Since March 1, 2015, there has not been, nor is there currently proposed, any transaction, arrangement or relationship in which Red Hat is a party, the amount involved exceeds $120,000 and any related person had or will have a direct or indirect material interest except for Red Hat’s employment of M. W. Vincent, the brother-in-law of DeLisa K. Alexander, our Executive Vice President and Chief People Officer. In Fiscal 2016, Mr. Vincent’s total compensation, including salary, commissions and stock awards, was $263,900.

Board Independence

Our Board is composed of a majority of directors who are considered independent. As described below, the Board has determined that nine of our ten current directors, including the Board Chair, are independent directors. For a director to be considered independent under the NYSE rules, the Board must determine that a director does not have a direct or indirect material relationship with Red Hat (other than as a director) that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board makes independence determinations on a case-by-case basis in light of all relevant facts and circumstances.

The Board makes its independence determination on an annual basis at the time it approves director nominees for inclusion in the annual Proxy Statement and, if a director joins the Board in the interim, at such time as the director joins the Board. On an annual basis we require each member of our Board to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent under NYSE rules and our Corporate Governance Guidelines.

After considering relationships between the directors and Red Hat, the Board affirmatively determined that all of our directors, except for Mr. Whitehurst, our President and CEO, meet the criteria as outlined by the NYSE and our Corporate Governance Guidelines and in the judgment of our Board are independent. The Board had previously determined that Marye Anne Fox, a former director who served on the Board during Fiscal 2016, was independent.

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Corporate Governance and Board of Directors Information

Key Board Practices

Board Meetings and Attendance

The Board met ten times during Fiscal 2016, either in person or by teleconference. As stated in our Corporate Governance Guidelines, directors are responsible for attending all meetings of the Board, the Board committees on which they sit and the annual meeting of stockholders. During Fiscal 2016, each member of our Board attended at least 75% of the aggregate of the meetings of the Board and the committees on which he or she served (other than Mr. Clarke, who attended 70% of such meetings). Each member of our Board attended our 2015 Annual Meeting of Stockholders.

Executive Sessions

Our independent directors meet in separate regularly scheduled executive sessions, without management.

Succession Planning

On an annual basis, the Nominating and Corporate Governance Committee, the Board and our CEO review the Company’s long-term plan for developing, retaining and replacing senior management and assess Board composition.

Director Stock Ownership Policy

Our Stock Ownership Policy as it relates to our directors is described below in the section entitled “Compensation of Directors—Director Stock Ownership Requirements.”

Election of Directors

At all meetings of stockholders for the election of directors at which a quorum is present, each director nominee shall be elected to the Board by the vote of the majority of the votes cast; provided, however, that if, as of a date that is five business days in advance of the date that the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of director nominees exceeds the number of directors to be elected, the directors (not exceeding the authorized number of directors as fixed by the Board in accordance with the Company’s Certificate of Incorporation) shall be elected by a plurality of the voting power of the shares of stock entitled to vote who are present, in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of the election of directors, a “majority of the votes cast” means that the number of shares voted “For” a director nominee must exceed the number of shares voted “Against” that director nominee. Abstentions and broker non-votes are not considered votes cast for this purpose and will have no effect on the election of director nominees.

Risk Oversight

Management is responsible for the day-to-day management of the risks we face and our Board has responsibility for the oversight of risk management. The Board and its committees regularly receive information and reports from members of senior management on areas of material risk, including financial, legal, reputational and strategic risks. In addition, the Board regularly discusses our strategic direction and the risks and opportunities facing the Company in light of trends and developments in the software industry and general business environment.

The committees of our Board have responsibility for the oversight of certain risks. The Audit Committee oversees the management of financial and legal risks. The Compensation Committee oversees the management of risks relating to our compensation plans and arrangements. The Nominating and Corporate Governance Committee oversees the management of risks relating to executive succession planning and the composition of our Board.

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Leadership Structure

Currently, the roles of Board Chair and Chief Executive Officer are held by two different individuals. We believe this structure represents an appropriate allocation of roles and responsibilities for the Company at this time. This arrangement allows our Board Chair, who is an independent director, to lead the Board in its fundamental role of providing independent advice to and oversight of management and our CEO to focus on our day-to-day business and strategy and convey the management perspective to other directors.

Our Board also has three standing committees that currently consist of, and are chaired by, independent directors. Our Board delegates substantial responsibilities to the committees, which then report their activities and actions back to the full Board. We believe that the independent committees of our Board and their chairpersons promote a diversity of ideas and more effective governance.

Process for Nominating Candidates for Service on Our Board

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating candidates and recommending proposed director nominees to the Board. The Nominating and Corporate Governance Committee will consider candidates proposed or suggested by other members of the Board, members of executive management and stockholders and candidates identified by third-party search firms retained by the Nominating and Corporate Governance Committee.

Our standards for evaluating candidates as director nominees are described above in the section entitled “Item No. 1—Election of Directors.”

Stockholders who wish to recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates may do so by submitting candidate names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation beneficially owned more than 5% of our common stock for at least one year as of the date the recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina 27601. Assuming the appropriate biographical information and background materials have been provided on a timely basis, the Committee will evaluate any such stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others.

By following the procedures set forth under “Stockholder Proposals and Nominations,” stockholders also have the right under our By-Laws to nominate director candidates.

Stockholder Engagement

From time to time, Red Hat engages with its stockholders about our financial performance, corporate governance practices, executive compensation programs and other matters. We regularly meet with stockholders at conferences and in one-on-one meetings. These conversations with our stockholders allow us to better understand our stockholders’ perspectives and provide us with useful feedback to calibrate our priorities. Stockholders may communicate with the Board, the Board Chair, non-management members of the Board as a group, or any committee chair as described in the section below entitled “Communicating with Directors.”

Communicating with Directors

Stockholders and other interested parties who wish to communicate with the Board, the Board Chair, independent or non-management members of the Board as a group, or any committee chair may do so by following the process set forth on our website at www.redhat.com under “About Red Hat—Investor Relations—Corporate Governance—Contact the Board.”

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Corporate Governance and Board of Directors Information

Committees of the Board

Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter approved by the Board and available on our website at www.redhat.com under “About Red Hat—Investor Relations—Corporate Governance.”

The table below illustrates membership for each of our Board committees as of June 15, 2016. Dr. Fox retired and did not stand for re-election to the Board at the 2015 Annual Meeting. During Fiscal 2016, Dr. Fox served on the Compensation and Nominating and Corporate Governance committees until her retirement from the Board. Ms. Hammonds joined the Board in August 2015 and the Compensation and Nominating and Corporate Governance committees in September 2015.

	Audit	Compensation	Nominating and Corporate Governance

Mr. Abbasi

Dr. Albrecht

Ms. Begley

Mr. Clarke

Dr. Gupta

Ms. Hammonds

Mr. Kaiser

Mr. Livingstone

General Shelton

  Board Chair                       Chairperson                       Member                       Audit Committee Financial Expert

The Board has determined that all of the members of the Audit, Compensation and the Nominating and Corporate Governance Committees are independent in accordance with the standards set forth in our Corporate Governance Guidelines and applicable SEC and NYSE rules. The Board also determined that Dr. Albrecht is an “audit committee financial expert” in accordance with applicable SEC rules.

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Audit Committee	Number of Meetings in Fiscal 2016: 8

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s responsibilities include:

•	appointing, setting the compensation of, and assessing the independence of the Company’s independent registered public accounting firm;

•

overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the Company’s independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring internal controls over financial reporting, disclosure controls and procedures and the Code of Business Conduct and Ethics;

•	providing oversight over the Company’s risk management policies;

•

establishing policies regarding hiring of present or former employees of the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included below in the section entitled “Audit Committee Report”).

The Audit Committee’s Charter limits a director to service on the audit committees of no more than two other public companies (in addition to Red Hat’s) without the approval of our Board. None of the current members of our Audit Committee serve on the audit committees of more than two other public companies.

Compensation Committee	Number of Meetings in Fiscal 2016: 9

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s management;

•	participating in an annual assessment of the material risks, if any, posed by the Company’s compensation policies and practices;

•	overseeing and administering the Company’s equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

The Compensation Committee may form one or more subcommittees and delegate authority to its subcommittees as it deems appropriate under the circumstances.

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Corporate Governance and Board of Directors Information

Nominating and Corporate Governance Committee	Number of Meetings in Fiscal 2016: 4

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and appointment to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending corporate governance principles to the Board; and

•	overseeing an annual evaluation of the Board.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for Fiscal 2016 that are included in the Company’s Annual Report on Form 10-K for Fiscal 2016.

The Audit Committee operates under a written charter adopted by the Board on March 25, 2014. A copy of the Audit Committee Charter is available at the Company’s website at www.redhat.com. The Audit Committee is comprised solely of independent directors as required by the listing standards of the NYSE and rules and regulations of the SEC.

The membership of the Audit Committee and its responsibilities are further described above in the section entitled “Committees of the Board—Audit Committee.”

Conduct of Audit Committee Meetings

The Audit Committee’s agenda is established by its chairperson with input from the committee members and the Company’s CFO. Audit Committee meetings are designed to facilitate and encourage communication among members of the Audit Committee and the Company’s management, its Director of Internal Audit and its independent registered public accounting firm, PricewaterhouseCoopers LLP.

During its Fiscal 2016 meetings, the Audit Committee reviewed and discussed various financial and regulatory issues, as well as reports of the Company’s internal auditors, its independent registered public accounting firm and management. As a part of these meetings, the Audit Committee regularly held separate executive sessions with representatives of the Company’s independent registered public accounting firm, the Company’s management and its Director of Internal Audit, at which candid discussions of financial management, accounting, internal controls, legal and compliance issues took place. Additionally, the Audit Committee’s chairperson held separate discussions from time to time with representatives of PricewaterhouseCoopers LLP and the Company’s CFO, Director of Internal Audit and General Counsel.

Audit Committee Review of Periodic Reports

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the reports prepared by the independent registered public accounting firm about the Company’s annual reports and communications from the firm related to quarterly reviews, as well as related matters such as the quality of the Company’s accounting principles, alternative methods of accounting under U.S. generally accepted accounting principles and the preferences of the

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Corporate Governance and Board of Directors Information

independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

Audit Committee’s Role in Connection with the Company’s Report on Internal Controls

The Audit Committee reviewed management’s report on internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Periodically during Fiscal 2016, the Audit Committee reviewed plans for documenting and testing controls, the results of such documentation and testing, any deficiencies discovered and the status of remediation of deficiencies.

Audit Committee’s Role in Connection with the Financial Statements and Controls of the Company

Management of the Company has primary responsibility for the Company’s financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the integrated audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Audit Committee under its charter. The Audit Committee meets regularly with the independent registered public accounting firm, without the presence of management, to help ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also reviews with its outside advisors material developments in accounting that may be pertinent to the Company’s financial reporting practices.

Review and Discussions with Independent Registered Public Accounting Firm

In its meetings with representatives of PricewaterhouseCoopers LLP, the Audit Committee asked the independent registered public accounting firm to address and discuss its responses to several questions that the Audit Committee believed were particularly relevant to its oversight. These questions included:

•

Are there any significant judgments made by management in preparing the financial statements that would have been made differently had the independent registered public accounting firm prepared and been responsible for the financial statements?

•

Based on the independent registered public accounting firm’s experience, and its knowledge of the Company, do the Company’s financial statements fairly present, in all material respects, to investors, the Company’s financial position and performance for the reporting period in accordance with U.S. generally accepted accounting principles and SEC disclosure requirements?

•

Based on the independent registered public accounting firm’s experience, and its knowledge of the Company, has the Company implemented internal controls over financial reporting that are appropriate for the Company and have such controls operated effectively as of the end of the Company’s fiscal year?

•

During the course of the fiscal year, has the independent registered public accounting firm received any communication or discovered any information indicating any improprieties with respect to the Company’s accounting and reporting procedures or reports?

The Audit Committee has also discussed with the independent registered public accounting firm that it is retained by the Audit Committee and that the independent registered public accounting firm must raise any concerns about the Company’s financial reporting and procedures directly with the Audit

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Corporate Governance and Board of Directors Information

Committee. Based on these discussions and its discussions with management, the Audit Committee believes it has a basis for its oversight judgments and for recommending that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2016.

Audit Committee Activity with Regard to the Company’s Audited Financial Statements for Fiscal 2016

The Audit Committee has, among other actions:

•	reviewed and discussed the audited financial statements with the Company’s management; and

•	discussed with PricewaterhouseCoopers LLP, the matters required by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees.

Independence of the Company’s Independent Registered Public Accounting Firm

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

Conclusion

Based on its review and discussion with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2016. The Audit Committee and Board also have recommended the stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2017.

Respectfully submitted,

THE AUDIT COMMITTEE

W. Steve Albrecht (Chair)

Charlene T. Begley

Jeffrey J. Clarke

Donald H. Livingstone

The information contained in the foregoing report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent Red Hat specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act. This information shall not be deemed to be incorporated by reference into any filing of Red Hat under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Corporate Governance and Board of Directors Information

Compensation of Directors

Overview of Non-Employee Director Compensation

Our Non-Employee Director Compensation Plan (the “Director Compensation Plan”), which is further described below, provides for a combination of cash and equity compensation for our non-employee directors. The Company does not fund any type of retirement or pension plan for non-employee directors. Our Compensation Committee is responsible for reviewing and approving the compensation program for our non-employee directors. The Compensation Committee believes that a combination of cash and equity is the best way to attract and retain directors with the attributes, experience and skills necessary for a company such as Red Hat. Due to the unique nature of our open source development model and the constantly evolving environment in which we operate, the Company needs directors who are knowledgeable about the Company’s business environment and are willing to make a significant commitment to the Company and its stockholders for the long term.

In Fiscal 2016, our compensation program for non-employee directors included the following elements of compensation:

•	a cash retainer for annual service on our Board;

•	additional cash retainers for annual service as Board Chair, Lead Director, committee chairs and committee members;

•	an initial Restricted Stock Award (“RSA”) granted in connection with joining our Board; and

•	an annual RSA grant.

Directors who begin their board service during the year receive a pro-rata portion of the cash retainers and annual equity compensation. Under the Director Compensation Plan, stock awards are determined by dividing the applicable cash payment or target award value by the closing price of stock on the date of grant. Fractional shares are rounded up to the next whole number.

Limits on Director Compensation

In March 2016, the Board adopted a limit of $600,000 on the aggregate value of cash payments and the annual RSA award that can be awarded to a non-employee director for service on the Board in a single year under the Director Compensation Plan. The value of the compensation will be measured on the scheduled payment date for cash-based compensation and the grant date value for the annual RSA award. The Board also agreed that it would not unilaterally change this limit until the next time that the Company submits its long-term incentive plan to a stockholder vote, at which time stockholders would have an opportunity to vote on the limit. The amount and terms of the limit were set in consultation with Frederic W. Cook & Co., the Compensation Committee’s independent compensation consultant (the “Consultant”).

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Corporate Governance and Board of Directors Information

Cash Compensation

Each non-employee director is entitled to receive the following cash payments, paid in equal quarterly amounts, for his or her service on the Board and its committees.

Type of Cash Compensation	Cash Compensation Payable ($)
Board Member	50,000
Board Chair (1)	50,000
Lead Director (1)	30,000
Audit Committee Chair (2)	40,000
Audit Committee Member	20,000
Compensation Committee Chair (2)	30,000
Compensation Committee Member	15,000
Nominating and Corporate Governance Committee Chair (2)	15,000
Nominating and Corporate Governance Committee Member	7,500

(1)	If the Board Chair or Lead Director also serves as a committee chair, he or she receives both the Board Chair or Lead Director retainer, as applicable, and the retainer payable for service on the committee rather than the applicable committee chair retainer.
(2)	Committee chairs receive the applicable committee chair retainer in lieu of the retainer payable for service on the committee.

Prior to the beginning of each calendar year, non-employee directors may elect to receive all or a portion of their quarterly cash retainer payments in the form of DSUs. DSUs represent the right to receive shares of our common stock at the time that the director’s Board service ends. The number of DSUs granted is determined by dividing the portion of the cash compensation with respect to which the election is made by the closing price of our common stock on the date the cash compensation is due to be paid, rounded up to the nearest share. DSUs issued in lieu of cash compensation are fully vested, but will be paid to the director only at the time that the director’s Board service ends.

Equity Compensation

In Fiscal 2016, our non-employee directors were entitled to receive the following equity compensation:

•

Initial RSA.    Upon election or appointment to the Board, new non-employee directors are eligible to receive an initial RSA grant. The number of shares underlying the RSA is determined by dividing $300,000 by the closing price of our common stock on the grant date, rounded up to the nearest share. The grant date is the next regularly scheduled grant date for employees following the director’s election or appointment to the Board. These RSAs vest on the anniversary of the grant date in equal annual installments over a three-year period.

•

Annual RSA.    Each non-employee director is eligible to receive an annual RSA grant. The number of shares underlying the RSA is determined by dividing $250,000 by the closing price of our common stock on the grant date, rounded up to the nearest share. The annual award is granted on or about July 16th. These RSAs vest on the first anniversary of the grant date.

Each non-employee director may elect, prior to the beginning of the calendar year, to receive DSUs on a one-for-one share basis in lieu of his or her annual RSA. The DSUs will vest on the same basis as the underlying RSA would have vested. Vested DSUs will be paid out in shares of our common stock at the time that the director’s Board service ends.

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Additional Compensation

We do not pay meeting fees. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board and meetings of any committee on which they serve, Company business meetings and approved educational seminars. With the prior approval of the Board Chair and the Lead Director, if any, directors may, for the purpose of attending a Board or committee meeting, incur the cost of direct private round trip air transportation if there is no direct commercial flight within six hours of the scheduled commencement or adjournment of the meeting and travel of more than 200 miles is required.

Summary Compensation Table for Non-Employee Directors

The following table summarizes the compensation paid to our directors other than Mr. Whitehurst during Fiscal 2016:

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)(4)	All Other Compensation ($)	Total ($)
Sohaib Abbasi (5)	—	315,204	—	315,204
W. Steve Albrecht (6)	97,500	250,071	—	347,571
Charlene T. Begley (7)	77,500	166,741	—	244,241
Jeffrey J. Clarke (8)	—	350,262	—	350,262
Marye Anne Fox (9)	34,477	250,071	—	284,548
Narendra K. Gupta (10)	72,500	250,071	—	322,571
Kimberly L. Hammonds (11)	35,408	300,001	—	335,409
William S. Kaiser (12)	65,000	250,071	—	315,071
Donald H. Livingstone (13)	85,000	250,071	—	335,071
General H. Hugh Shelton (U.S. Army Retired) (14)	115,000	250,071	—	365,071

(1)	Compensation paid to Mr. Whitehurst, our President and CEO, is described in the section entitled “Compensation and Other Information Concerning Executive Officers.”
(2)	This column reflects the amount of cash compensation paid to each director for his or her Board and committee service after accounting for DSU elections. As further described above in the subsection entitled “Cash Compensation,” non-employee directors may elect to receive fully vested DSUs in lieu of all or a portion of their cash compensation.
(3)	Amounts in this column represent the aggregate grant date fair value of equity compensation issued to directors determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Equity compensation that our non-employee directors are eligible to receive is further described above in the subsection entitled “Equity Compensation.”
(4)	We no longer issue stock options to our non-employee directors. As of February 29, 2016, none of our non-employee directors had outstanding options. Our non-employee directors had DSUs and unvested RSAs representing the right to receive the following number of shares of common stock: Mr. Abbasi—21,862, Dr. Albrecht—13,350, Ms. Begley—5,137, Mr. Clarke—33,068, Dr. Fox—0, Dr. Gupta—38,601, Ms. Hammonds—3,865, Mr. Kaiser—10,293, Mr. Livingstone—25,237 and General Shelton—12,810.
(5)	During Fiscal 2016, Mr. Abbasi was eligible to receive $65,000 in cash compensation and an annual equity award valued at $250,000. Mr. Abbasi elected to receive $65,000 of his cash compensation as DSUs in lieu of cash. The stock awards total in the table includes $204 of value realized as a result of issuing grants rounded up to the nearest whole share.
(6)	During Fiscal 2016, Dr. Albrecht was eligible to receive $97,500 in cash compensation and an annual equity award valued at $250,000. The stock awards total in the table includes $71 of value realized as a result of issuing grants rounded up to the nearest whole share.
(7)	During Fiscal 2016, Ms. Begley was eligible to receive $77,500 in cash compensation and a pro-rated annual equity award valued at $166,667. The stock awards total in the table includes $74 of value realized as a result of issuing grants rounded up to the nearest whole share.
(8)	During Fiscal 2016, Mr. Clarke was eligible to receive $100,000 in cash compensation and an annual equity award valued at $250,000. Mr. Clarke elected to receive $100,000 of his cash compensation as DSUs in lieu of cash. The stock awards total in the table includes $262 of value realized as a result of issuing grants rounded up to the nearest whole share.
(9)	During Fiscal 2016, Dr. Fox was eligible to receive $34,477 in cash compensation and an annual equity award valued at $250,000. The stock awards total in the table includes $71 of value realized as a result of issuing grants rounded up to the nearest whole share.

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Corporate Governance and Board of Directors Information

(10)	During Fiscal 2016, Dr. Gupta was eligible to receive $72,500 in cash compensation and an annual equity award valued at $250,000. The stock awards total in the table includes $71 of value realized as a result of issuing grants rounded up to the nearest whole share.
(11)	During Fiscal 2016, Ms. Hammonds was eligible to receive $35,408 in cash compensation and an annual equity award valued at $300,000. The stock awards total in the table includes $1 of value realized as a result of issuing grants rounded up to the nearest whole share.
(12)	During Fiscal 2016, Mr. Kaiser was eligible to receive $65,000 in cash compensation and an annual equity award valued at $250,000. The stock awards total in the table includes $71 of value realized as a result of issuing grants rounded up to the nearest whole share.
(13)	During Fiscal 2016, Mr. Livingstone was eligible to receive $85,000 in cash compensation and an annual equity award valued at $250,000. The stock awards total in the table includes $71 of value realized as a result of issuing grants rounded up to the nearest whole share.
(14)	During Fiscal 2016, General Shelton was eligible to receive $115,000 in cash compensation and an annual equity award valued at $250,000. The stock awards total in the table includes $71 of value realized as a result of issuing grants rounded up to the nearest whole share.

The Compensation Committee reviews our non-employee director compensation program annually and works with the Consultant to design and update the Director Compensation Plan to keep our compensation levels competitive so that the Company may attract and retain directors with the combination of attributes, experience and skills needed for the Board to operate effectively. In making decisions regarding non-executive director compensation, the Compensation Committee considers data provided by the Consultant about non-employee director compensation at the companies in our compensation peer group (the composition of our compensation peer group is described below in “Compensation and Other Information Concerning Executive Officers-Compensation Discussion and Analysis-Process for Determining Named Officers’ Compensation-Compensation Peer Group.”)

The Compensation Committee adopted our current Director Compensation Plan in September 2009 and amended and restated it in January 2013 to increase the value of the annual RSA grant to $250,000 in order to maintain the level of equity compensation at a level competitive with the equity compensation levels at our compensation peer group companies. The mix of cash versus equity provided under the plan is consistent with the mix provided by our peer companies.

Indemnification

Each director has entered into an indemnification agreement with the Company. The indemnification agreements are on substantially the same terms as the indemnification agreements that the Company has entered into with the Named Officers, as described below in the section entitled “Compensation and Other Information Concerning Executive Officers—Employment and Indemnification Arrangements with Named Officers—Indemnification.”

Director Stock Ownership Requirements

We have a Stock Ownership Policy that applies to our non-employee directors. During Fiscal 2016 this Stock Ownership Policy set the stock ownership level for each non-employee director at 10,000 shares of our common stock. The ownership levels were derived from multiples of the cash retainer for Board members. As of the end of Fiscal 2016, each of our non-employee directors was in compliance with the Stock Ownership Policy. Our Stock Ownership Policy is further described below in the section entitled “Compensation and Other Information Concerning Executive Officers—Compensation Discussion and Analysis—Compensation Policies and Practices—Stock Ownership Requirements.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed entirely of independent directors, as was the case at all times during Fiscal 2016. At the beginning of Fiscal 2016, Mr. Abbasi, Mr. Clarke (chair), Dr. Fox,

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Corporate Governance and Board of Directors Information

Dr. Gupta, Mr. Livingstone and General Shelton were members of the Compensation Committee. Dr. Fox left the committee when her term as a director expired in August 2015. In September 2015, Ms. Hammonds joined the committee. No member of the Compensation Committee (i) was during Fiscal 2016 or is currently an employee of the Company, (ii) has ever been an officer of the Company, (iii) is or was a participant in a “related person” transaction as described above in the section entitled “Key Governance Policies—Related Person Transactions for Fiscal 2016” or (iv) is an executive officer of another entity, at which one of our executive officers serves on the compensation committee or the board of directors. None of our executive officers serves as a member of the board of directors or on the compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee.

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COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

Executive Officers

In accordance with SEC rules, the following is a list of our executive officers (other than Mr. Whitehurst, our President and CEO, whose biography appears in the section entitled “Item No. 1—Election of Directors—Nominees for Election to the Board of Directors”), their ages as of June 15, 2016 and certain information about their backgrounds.

DeLisa K. Alexander

Ms. Alexander, 50, has served as Executive Vice President and Chief People Officer since March 2011, Senior Vice President, People and Brand, from November 2007 until March 2011 and as Vice President, People, from July 2006 until November 2007. From August 2001 until July 2006, Ms. Alexander served in a number of legal capacities for Red Hat, including most recently as Assistant General Counsel and Assistant Secretary of the Company. Prior to joining Red Hat, she was associated with the Kilpatrick Stockton LLP law firm (now Kilpatrick Townsend & Stockton LLP) where she focused on mergers, acquisitions, venture capital and intellectual property licensing.

Frank A. Calderoni

Mr. Calderoni, 58, has served as Executive Vice President, Operations since June 2015 and as Chief Financial Officer since July 2015. Prior to joining Red Hat, from January 2015 to June 2015, Mr. Calderoni served as an Executive Advisor at Cisco Systems, Inc. (“Cisco”), a designer, manufacturer and seller of Internet Protocol-based networking and other products related to the communications and information technology industry. From February 2008 to January 2015, Mr. Calderoni served as Executive Vice President and Chief Financial Officer at Cisco, managing Cisco’s financial strategy and operations. He joined Cisco in 2004 from QLogic Corporation, a storage networking company, where he was Senior Vice President and Chief Financial Officer. Prior to that, he was Senior Vice President, Finance and Administration and Chief Financial Officer for SanDisk Corporation, a flash data storage company. Before joining SanDisk, Mr. Calderoni spent 21 years at International Business Machines Corporation (“IBM”), a provider of information technology products and services, where he became Vice President and held controller responsibilities for several divisions within the company.

Paul J. Cormier

Mr. Cormier, 59, has served as President, Products and Technologies since April 2008 and as Executive Vice President since May 2001. From March 1999 to May 2001, Mr. Cormier served as Senior Vice President, Research and Development at BindView Development Corporation, a network management software company. From June 1998 to March 1999, Mr. Cormier served as Chief Technology Officer for Netect Internet Software Company, a network security vendor. From January 1996 to June 1998, Mr. Cormier first served as Director of Engineering, Internet Security and Collaboration Products and then as Senior Director of Software Product Development, Internet Security Products, for AltaVista Internet Software, a web portal and internet services company.

Michael R. Cunningham

Mr. Cunningham, 55, joined the Company as Senior Vice President and General Counsel in June 2004 and has served as Executive Vice President and General Counsel since May 2007. From October 2002 to February 2003 (following the acquisition by IBM of the management consulting business of PricewaterhouseCoopers LLP), Mr. Cunningham served as an Associate General Counsel at IBM, with legal responsibilities for the Business Consulting Services division in the regions of Europe, the Middle East and Africa. From November 1994 until October 2002, Mr. Cunningham served in a number of legal capacities for PricewaterhouseCoopers LLP, including as a Partner and Associate General Counsel.

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Compensation and Other Information Concerning Executive Officers

Arun Oberoi

Mr. Oberoi, 61, joined the Company as Executive Vice President, Global Sales and Services in May 2012. From December 2010 to January 2012, Mr. Oberoi served as president and CEO of Viridity Software, a data center infrastructure management company. From March 2008 to June 2010, Mr. Oberoi was CEO of Aveksa, an access governance and management software company. From January 2004 to February 2006, Mr. Oberoi was executive vice president of worldwide sales and services at Micromuse, a provider of network and service management solutions. Micromuse was acquired by IBM in February 2006, where Mr. Oberoi subsequently served as vice president within IBM Tivoli until March 2008. Prior to Micromuse, Mr. Oberoi held various executive leadership roles at Hewlett-Packard.

The Named Officers (James M. Whitehurst, Frank A. Calderoni, Paul J. Cormier, Arun Oberoi, Michael R. Cunningham and Charles E. Peters, Jr.) are the focus of the Compensation Discussion and Analysis. Mr. Peters was the Company’s Executive Vice President and Chief Financial Officer until his retirement from that position in July 2015.

Executive Summary of Compensation Discussion and Analysis

In Fiscal 2016, the Compensation Committee approved an executive compensation program designed to focus our executive team on growing our business and building long-term stockholder value. Our Fiscal 2016 program provided compensation opportunities with one – four year time horizons based on achievement against revenue, operating margin, operating cash flow and total stockholder return (“TSR”) metrics, which the Compensation Committee believes are the key contributors to our long-term profitability and ability to grow our business, and the executive team’s ability to develop and implement strategies to drive Red Hat’s evolution beyond our traditional core infrastructure products. Consistent with our long-standing practice, our Fiscal 2016 compensation program was weighted heavily toward equity compensation (which represented approximately 75% of target compensation opportunities) because the committee feels performance-based, long-term equity compensation aligns the interests of our executives with stockholder interests, rewards executives for delivering long-term value and performance, serves as an important retention tool and provides a meaningful way to align executives’ contributions with the Company’s future success. Additionally, approximately 90% of target compensation opportunities included one or more performance elements in order to maintain a clear link between executive and Company performance and compensation received.

Payouts earned in Fiscal 2016 under the incentive compensation elements of our program reflected this pay and performance link. Our Named Officers’ contribution to the Company’s strong operational performance led to above target payouts under our annual cash bonus program and Operating PSUs, while earning a below target payout under the Stock PSUs as stock price growth over the previous three fiscal years was lower than that experienced by many of our compensation peer companies. After evaluating the performance of the Company and the individual executives under our standard executive compensation program, the Compensation Committee approved:

•	payouts under our annual cash bonus plan averaging 147% of target, based on corporate financial goal achievement of 146% and average individual goal achievement of 150%;

•	payouts earned based on growth in revenue and operating income relative to peer group companies under the Operating Performance Share Units (“Operating PSUs”) at an average of 192% of target; and

•	payouts earned based on stock price growth over a three-year period relative to peer group companies under the TSR Performance Share Units (“Stock PSUs”) at 93% of target.

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Compensation and Other Information Concerning Executive Officers

The following table shows the performance-based compensation payouts earned by our Named Officers in respect of performance in Fiscal 2016, as approved by the Compensation Committee, and the percentage change from payouts earned in respect of performance in Fiscal 2015.

	Annual Cash Bonus		Operating PSUs		Stock PSUs
Named Officer	Payout Earned in Fiscal 2016	% Change from Fiscal 2015	# of Shares Earned in Fiscal 2016	% Change from Fiscal 2015	# of Shares Earned in Fiscal 2016	% Change from Fiscal 2015
James M. Whitehurst (1)	$2,178,458	(5)%	83,192	39%	31,111	24%
Frank A. Calderoni (2)	$691,563	NA	–	–	–	–
Charles E. Peters, Jr. (3)	$315,305	(67)%	35,172	17%	15,555	24%
Paul J. Cormier (1)	$1,038,538	(3)%	52,758	39%	23,333	87%
Arun Oberoi	$788,971	(13)%	35,172	23%	15,555	38%
Michael R. Cunningham	$564,192	(13)%	23,979	7%	10,889	9%

(1)	In addition to the payouts received as part of our standard executive compensation program, Mr. Whitehurst earned 80,784 shares and Mr. Cormier earned 40,392 shares due to the achievement of the performance condition (a 50% increase in our stock price to an average hurdle price of $80.18) for the TSR Hurdle Performance Share Units (“TSR Hurdle PSUs”). These share amounts represent 50% of the total TSR Hurdle PSUs granted to them in August 2014. The TSR Hurdle PSUs are described in greater detail in “TSR Hurdle PSUs” below.
(2)	Mr. Calderoni joined the Company in June 2015. As a result, in Fiscal 2016 he received a pro-rated payout under our annual cash bonus program and held no PSU awards eligible for payout.
(3)	Mr. Peters retired in July 2015. As a result, he received a pro-rated payout under our annual cash bonus program.

Key Compensation Governance Practices

We have adopted a number of practices that we believe benefit our stockholders by helping to align the interests of our management team with the interests of our stockholders, mitigate potential risks and promote effective oversight of our compensation program. These practices include the following:

•	We have established a stock ownership policy for executives and directors. As of the end of Fiscal 2016, all of our executives and directors were in compliance with our policy.

•

We have a clawback policy which covers our Named Officers’ incentive compensation (including gains from selling common stock distributed pursuant to incentive compensation arrangements) in the event that certain types of misconduct result in a material restatement of our financial results.

•

We prohibit executives and directors, among others, from engaging in the following transactions with respect to the Company’s securities: (i) selling short, (ii) buying or selling options (puts and calls) or other derivative securities or engaging in hedging or monetization transactions (such as collars and forward sales contracts), (iii) purchasing Company stock on margin, and (iv) pledging Company stock.

•	We require a termination of employment following a change-in-control event (“double trigger”) before benefits are payable under our change-in-control severance policy.

•

We prohibit the Company from entering into new agreements to make excise tax gross-up payments to our executives. We have not entered into any new, or modified any existing, excise tax gross-up provisions since December 2007.

•	We engage with stockholders regularly regarding various aspects of Company performance, including our executive compensation program.

•	We hold an annual advisory say-on-pay vote. The Compensation Committee considers the outcome of this advisory vote in making compensation decisions.

•	We do not provide perquisites or any special retirement benefits solely for executive officers or directors.

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Compensation and Other Information Concerning Executive Officers

Compensation Discussion and Analysis

Our executive compensation program is designed to:

•	focus attention on meeting and exceeding short- and long-term corporate goals that we believe build stockholder value;

•	pay for performance by linking the majority of compensation to measures of Company performance and to Company and individual goals that contribute to the growth of our business;

•	align interests with those of our stockholders; and

•	attract and retain the talent needed to lead our Company in the evolving and highly competitive technology industry in which we operate.

Our program emphasizes long-term equity awards and annual performance-based cash bonuses so that a substantial portion of the value of each executive’s total compensation opportunity is derived from Company business and stock price performance and the achievement of Company and individual performance goals established by the Compensation Committee. The selected performance metrics emphasize overall Company performance, reflecting the Compensation Committee’s belief that the Named Officers, led by our CEO, are a team, sharing responsibility for Company performance and for execution of Company strategies. The relatively uniform compensation mix for each Named Officer reinforces this view, and in the committee’s view also promotes team cohesion and internal equity. However, the Compensation Committee considers it appropriate for the CEO, who is responsible for developing the overall strategy and direction for the Company and driving stockholder value, to receive a greater portion of his compensation (in comparison to the other Named Officers) in performance-based compensation.

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Compensation and Other Information Concerning Executive Officers

The following table summarizes the principal components of our standard executive compensation program in Fiscal 2016.

Compensation Element	Principal Objective and Link to Business Strategy	Performance Metrics	Key Features
FIXED (11%)	Base Salary	To secure and retain services of key executive talent	Not applicable	No automatic or guaranteed increases Reviewed annually
FIXED WITH AT RISK COMPONENT (26%)	Restricted Stock Awards	To secure and retain key executive talent Align executives' interests with those of stockholders	Service-based vesting over four-year period subject to achievement of revenue target	25% of shares vest after first year; remainder vest ratably on a quarterly basis over subsequent three years
ALL AT RISK (63%)	Annual Cash Bonus	To encourage and reward performance that contributes to creating long-term stockholder value To focus executives on growing key metrics that contribute to overall profitability and ability to grow our business	Revenue, non-GAAP operating margin, non-GAAP operating cash flow and individual performance goals over one-year performance period	Payouts based on absolute performance against financial targets and achievement of individual goals with payout capped at 200% of target
	Operating PSUs	To encourage and reward financial performance that contributes to creating long-term stockholder value Align executives' interests with those of stockholders	Revenue and operating income growth relative to peer group over three-year performance period	Payouts based on performance relative to peer group, capped at 200% of target
	Stock PSUs	To encourage and reward financial performance that contributes to creating long-term stockholder value Align executives' interests with those of stockholders	Growth in stock price plus dividends relative to peer group over three-year performance period	Single payout based on performance relative to peer group, capped at 200% of target
SEVERANCE	Change in control	To focus management on acting in the best interests of our stockholders in a CIC context	Not applicable	Double trigger – benefits paid only upon occurrence of CIC and termination without good cause or with good reason
	Non-Change in control	To secure and retain key executive talent	Not applicable	Termination without good cause or with good reason Requires execution of non-compete/non-solicit
BENEFITS	Benefits	To provide competitive benefits package to attract and retain talent	Not applicable	Same benefits as are provided to all of Company's full-time employees • 401(k) Plan with company match • Medical, dental and vision plan • Life insurance benefit • Company charitable match
PERQUISITES	None

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Compensation and Other Information Concerning Executive Officers

As shown in the charts below, the majority of both target and earned compensation for our CEO and our other Named Officers is in the form of equity and performance-based awards. Our executive compensation program is designed to provide target total cash and equity compensation opportunities relative to our peer companies that allow us to compete for and retain top talent without providing excessive compensation or encouraging excessive risk taking.

In making its compensation decisions for individual executives, the Compensation Committee seeks to provide a competitive level of compensation for a position in light of the executive’s experience and scope of responsibility, individual performance and retention prospects. No pre-determined weighting is assigned to these factors, and the emphasis placed on a specific factor may vary among executive officers, reflecting market conditions, business needs and retention and succession considerations at the time compensation decisions are made. The Compensation Committee also considers data provided by the Consultant about executive compensation at the companies in our compensation peer group.

Consistent with the Compensation Committee’s philosophy of linking a substantial portion of pay to performance, our program is designed to have the flexibility to reward superior performance by providing for total earned compensation substantially above the target level and to provide for compensation below the target level if performance goals are not met. Payouts earned for performance in Fiscal 2016 reflected this linkage as our Named Officers received above target payouts for those elements of our standard executive compensation program based on operational metrics, where the Company achieved double-digit year-over-year growth as presented in the “Proxy Summary–Red Hat Performance and Executive Compensation” above, while receiving below target payouts under our Stock PSUs due to stock price growth over the previous three fiscal years that fell below the median performance level.

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Compensation and Other Information Concerning Executive Officers

The charts below show target compensation opportunities awarded and compensation earned in Fiscal 2016 for our CEO and the other Named Officers as a group based on our standard executive compensation program. These charts exclude the shares earned in Fiscal 2016 by Mr. Whitehurst and Mr. Cormier under the TSR Hurdle PSUs and compensation awarded to and earned by Mr. Calderoni and Mr. Peters in Fiscal 2016 because these compensation elements are not representative of our standard program. These elements are disclosed and described in greater detail in the following sections of this proxy statement: “Executive Summary of Compensation Discussion and Analysis,” “Fiscal 2016 Compensation—Annual Cash Bonus,” “Fiscal 2016 Compensation—Equity Compensation,” “Summary Compensation Table,” “Grants of Plan-Based Awards in Fiscal 2016” and “Option Exercises and Stock Vested in Fiscal 2016.”

CEO Compensation in Fiscal 2016

Other Named Officers Compensation (average) in Fiscal 2016

For compensation earned based on performance as of the end of Fiscal 2016, Operating PSU value is based on closing stock price of $74.49 on April 26, 2016 vesting date, Stock PSU value is based on

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Compensation and Other Information Concerning Executive Officers

closing stock price of $75.04 on April 19, 2016 vesting date and RSA value is based on grant date fair market value reported in the Summary Compensation Table. RSAs are reported using the grant date value because, while the performance condition was achieved based on performance in Fiscal 2016, the first vesting will not occur until July 2016 and is contingent upon continued service through the applicable vesting date.

Fiscal 2016 Compensation

During Fiscal 2016, our executive compensation program included the following principal components:

•	Base Salary

•	Annual Cash Bonus

•	Equity Compensation

Base Salary.    We aim to pay market-competitive base salaries to attract and retain key executive talent and to provide for minimum levels of compensation commensurate with an executive’s role and level of responsibility, taking into account that base salaries serve as the basis for annual bonus opportunities, certain employee benefits and potential severance benefits. Periodically, the Compensation Committee has approved increases in base salaries to reflect changes in the competitive market for talent in the technology industry, improvements in the Company’s operating results and, for certain executives, increases in scope of responsibilities. Annual salary increases are not automatic or guaranteed.

Annual base salaries were increased in Fiscal 2016 to remain competitive with peer company pay levels. Mr. Peters’ annual base salary was not increased because he had previously announced his intention to retire during the year.

Named Officers	Fiscal 2016 Annual Base Salary (1)	Fiscal 2015 Annual Base Salary		% Change from Fiscal 2015
James M. Whitehurst	$1,000,000		$900,000	11%
Frank A. Calderoni	$685,000	$	N/A	N/A
Charles E. Peters, Jr.	$520,000		$520,000	0%
Paul J. Cormier	$700,000		$580,000	21%
Arun Oberoi	$530,000		$500,000	6%
Michael R. Cunningham	$480,000		$450,000	7%

(1)	This table reflects annualized Fiscal 2016 base salary amounts. The amount received by each Named Officer in Fiscal 2016 is provided in the Summary Compensation Table.

Annual Cash Bonus.    We provide an annual cash bonus opportunity in an effort to drive the achievement of key business results that ultimately create long-term stockholder value and to recognize individuals based on their contributions to those results. The Compensation Committee believes that a cash bonus based on an assessment of individual performance against pre-determined measures within the context of the Company’s overall performance is consistent with the compensation program’s objective of enhancing long-term stockholder value and serves to link annual performance and annual incentive payments. Additionally, the Compensation Committee believes that it is appropriate to provide each Named Officer with an opportunity to be partially rewarded based on individual performance.

The Named Officers are eligible to earn an annual cash bonus under the Company’s executive variable compensation plan (the “EVC Plan”) based on the Company’s achievement of financial goals and on the Named Officer’s achievement of individual performance goals. The Company does not guarantee payment of cash bonuses to any executive, and the Compensation Committee determines the eligibility of the Named Officers to participate in the EVC Plan annually.

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Compensation and Other Information Concerning Executive Officers

All Company and individual performance goals are set and communicated in the first quarter of the fiscal year. Achievement of the targeted performance levels is intended to be challenging but attainable with a reasonable degree of effort on the part of each executive. The Compensation Committee expects that, in normal circumstances, the Company and each executive would achieve targeted performance levels with this level of effort. Performance below the minimum threshold results in no payout. Over our last five fiscal years, our Named Officers have received payouts below target once and above target, but below the maximum possible payout, four times. Under the EVC Plan, participants hired during the fiscal year receive a pro-rated payout based on the actual date of hire. Participants whose employment ends prior to the payout date receive no payout unless their employment ended due to retirement or a reduction in force.

Each Named Officer is assigned a target cash bonus amount. For Fiscal 2016, the Compensation Committee increased the CEO’s target cash bonus amount to 150% (from 140%) of his base salary to make his target bonus opportunity more competitive with target bonus opportunities offered by the companies in our compensation peer group and to reflect his greater responsibility for developing and directing Company strategy to remain competitive in the rapidly changing technology industry. The higher bonus target (as a percentage of base salary) also serves to place a greater portion of the CEO’s total annual cash compensation at risk, which we believe further supports his greater accountability to stockholders.

After the end of the fiscal year, each Named Officer receives a percentage of his target cash bonus amount determined by Company and individual performance on absolute financial metrics and individual performance objectives, in each case approved by the Compensation Committee as described in greater detail below. Payouts under the EVC Plan are based on an individual’s target cash bonus amount as a percentage of base salary multiplied by the weighted average performance on the approved performance goals. The maximum possible cash bonus payment for a Named Officer is 200% of that officer’s annual target amount. The weighted average performance percentage formula and the calculation of the Non-GAAP metrics from the GAAP metrics are described in the following table.

Performance Metric	Description	Weighting
Total Revenue	Company GAAP total revenue	25%
Non-GAAP Cash Flow from Operations	Company GAAP cash flow from operations + excess tax benefits from share-based payment arrangements	25%
Non-GAAP Operating Margin	Company GAAP operating margin – impact of expense related to share-based payment arrangements	25%
Individual Performance Objectives	Individual strategic and operational goals approved by the Compensation Committee	25%

For Fiscal 2016, each Named Officer received above target bonus payouts as set forth in the table below. Payouts were lower than those received in Fiscal 2015 due to a lower level of Company achievement (as a percentage of the payout range provided below) on the total revenue and non-GAAP operating margin metrics. Under our EVC Plan, cash bonus payouts for Mr. Calderoni and Mr. Peters were pro-rated based on the number of days that each served as an employee for Fiscal 2016.

	Fiscal 2016 EVC Plan		Fiscal 2015 EVC Plan Payout	% Change from Fiscal 2015
Named Officers	Annual Target	Payout
James M. Whitehurst	$1,500,000	$2,178,458	$2,282,711	(5)%
Frank A. Calderoni	$685,000	$691,563	N/A	N	/A
Charles E. Peters, Jr.	$520,000	$315,305	$939,900	(67)%
Paul J. Cormier	$580,000	$1,038,538	$1,066,475	(3)%
Arun Oberoi	$500,000	$788,971	$907,768	(13)%
Michael R. Cunningham	$360,000	$564,192	$646,950	(13)%

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Compensation and Other Information Concerning Executive Officers

Bonus Amount Based on Company Performance.    For Fiscal 2016, the Compensation Committee selected Company performance metrics of total revenue, non-GAAP cash flow from operations, and non-GAAP operating margin because management uses these metrics as a component of its regular internal reporting to evaluate performance of the business and to compare it to prior performance, to make operating decisions, including internal budgeting and the calculation of incentive compensation for all employees, and to forecast future performance. Additionally, the Compensation Committee, taking into account the Consultant’s recommendations, believes these performance metrics drive long-term stockholder value. The total revenue metric reflects management’s effectiveness at selling our products and services and is a critical measurement of the growth of our business. Non-GAAP cash flow from operations reflects management’s effectiveness in generating cash and providing the capital resources necessary for the business to grow. Non-GAAP operating margin demonstrates how efficiently management runs the business and controls costs. The range of performance levels for each metric is determined following a review of both internal projections and analyst expectations. The EVC Plan provides that financial results are to be adjusted for specified items that may occur during the performance period, but that were not contemplated at the time the Company performance goals were set, including, but not limited to, volatility in foreign exchange and interest rates, unanticipated acquisitions, litigation settlements, the cumulative effect of changes in tax laws or accounting procedures, and substantial changes in general macroeconomic conditions. For Fiscal 2016, the financial results were adjusted, in accordance with these provisions of the EVC Plan, to exclude the impact of the acquisition of Ansible, Inc., a provider of IT automation solutions, and the impact of a change in the Company’s accounting procedures for recognizing cloud-usage revenue.1 The net effect of these non-GAAP adjustments was to (i) decrease revenue by $6 million, (ii) add $9 million (in acquisition-related costs and losses) to the amounts used to calculate operating margin and operating cash flow and (iii) deduct the $5 million impact of the cloud revenue accounting change from operating income used to calculate operating margin.

For Fiscal 2016, the final payout for each Named Officer was based on aggregate achievement of company financial performance goals at an average achievement level of 146%, as set forth in the table below (U.S. Dollars, in millions). Each metric is weighted equally in determining the level of achievement.

	Payout Range	Results	Achievement (%)
Adjusted Total Revenue	$1,960 – $2,095	$2,046	121%
Adjusted Operating Cash Flow	$680 – $725	$745	200%
Adjusted Operating Margin	22.5% – 24.3%	23.6%	118%
Average			146%

Bonus Amount Based on Individual Performance.    Each year, the Compensation Committee establishes individual performance goals for our CEO and, in consultation with the CEO, establishes individual performance goals for each of the other Named Officers. These individual performance goals focus on qualitative strategic and operational considerations and the businesses or functions that the Named Officer leads. Each Named Officer provided the CEO with an individual self-assessment with respect to his performance of the common goals and his individual performance goals. The CEO reviewed each self-assessment and used his judgment to evaluate the achievement level of each Named Officer’s individual goals, the relative importance of each performance goal to the Company’s success and the effort required to achieve each goal. Then the CEO provided the Compensation Committee with his assessment of the performance of, and recommendation for individual bonus amounts for, the other Named Officers. The Compensation Committee assessed our CEO’s performance of the common goals and his individual performance goals, considering the CEO’s self-assessment of his performance along with the committee members’ views of his performance, and provided its assessment to the Board. The Board then evaluated the CEO’s overall performance

[1]	In the first quarter of Fiscal 2016, the Company determined that it had sufficient historical data and experience to estimate its cloud usage revenue and began estimating the amount of and recognizing such revenue in the period earned. More information regarding this change can be found in Note 2 – Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on April 26, 2016.

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Compensation and Other Information Concerning Executive Officers

during the fiscal year. Based on the CEO’s assessments of the performance of the other Named Officers, the Board’s assessment of the CEO’s performance and its own deliberations, the Compensation Committee made a subjective determination that each of the Named Officers had either met or exceeded his overall individual performance goals for Fiscal 2016. This fiscal year individual goal achievement for the Named Officers averaged 150%.

For Fiscal 2016, the Compensation Committee established a set of common goals to reinforce the need for each executive to contribute as a member of the management team to the Company’s overall success and qualitative strategic and operational goals for each Named Officer. The common goals for executives related to:

•	execution of the Company’s ethics program;

•	effective teamwork;

•	establishing Red Hat as a leader in OpenStack technologies;

•	increasing focus on customer engagement through decision-making, advocacy and incorporation into Company culture;

•	creating a capable, scalable organization by driving adoption of enhanced talent development practices and exhibiting behaviors that support and reinforce Company culture;

•	increase awareness of Red Hat’s brand; and

•	support the Company’s transition to a new CFO (for all executives except for Mr. Calderoni).

Individual goals for each of our Named Officers are set forth below.

Mr. Whitehurst:

•	Create cross-functional sales enablement strategy
•	Promote application development-related and other emerging technology subscriptions
•	Lead direction and responses for strategic patent positioning
•	Establish OpenShift as a leading commercial PaaS platform and build a robust community of partners and upstream contributors

Mr. Calderoni:

•	Coordinate improvements from sales, finance, Operations and IT in support of sales productivity and efficiency efforts
•	Drive operational excellence in IT and Operations
•	Effectively communicate with investors and other financial constituents
•	Improve managerial reporting content and process
•	Build relationships with peers, senior team and members of Operations, IT and finance

Mr. Peters:

•	Deliver and drive enhanced analytic support systems and tools to help managers drive performance and enhance talent pipeline
•	Coordinate improvements from sales, finance, Operations and IT in support of sales productivity and efficiency efforts
•	Drive operational excellence in IT and Operations
•	Effectively communicate with investors and other financial constituents
•	Improve managerial reporting content and frequency

Mr. Cormier:

•	Create cross-functional sales enablement strategy
•	Promote application development-related and other emerging technology subscriptions
•	Establish OpenShift as a leading commercial PaaS platform and build a robust community of partners and upstream contributors

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•	Develop and implement programs to enable the organization to sell product suites incorporating multiple core products
•	Support sales organization with enablement and marketing resources
•	Incorporate JBoss services into OpenShift products (xPaaS)
•	Create integrated storage market strategy across storage products
•	Continue to drive initiatives to deliver a world-class customer experience

Mr. Oberoi:

•	Create cross-functional sales enablement strategy
•	Establish OpenShift as a leading commercial PaaS platform and build a robust community of partners and upstream contributors
•	Promote application development-related and other emerging technology subscriptions
•	Drive execution of our specialist sales model program
•	Execute on new elements of services strategy to promote new product adoption by customers and partners
•	Develop and evolve strategy to address attrition in sales and services organizations
•	Support organizational development with enablement and training initiatives for sales and technical professionals in solutions architect and services organization
•	Develop and evolve strategy to leverage partners to promote new products

Mr. Cunningham:

•	Enhance internal data protection and security capabilities
•	Lead direction and responses for strategic patent positioning
•	Establish open source licensing council to better institutionalize knowledge and address open source licensing issues affecting the Company’s business
•	Lead defenses (both strategic and tactical) against IP assertions
•	Champion, and drive with CEO, execution of our corporate ethics and citizenship program
•	Bolster proud patent portfolio and other defenses in light of changing competition

Equity Compensation

We provide performance-based, long-term equity compensation opportunities to our Named Officers to align the interests of these individuals with the interests of our stockholders, reward our executives for delivering long-term performance, serve as an important retention tool and provide a meaningful way to align the contributions of the Named Officers with the Company’s future success. All Named Officers are eligible to receive annual equity compensation awards under the Company’s 2004 Long-Term Incentive Plan, but the Company does not guarantee that executives will receive annual equity awards. For Fiscal 2016, equity awards made up at least 75% of each Named Officer’s target compensation, divided equally between Operating PSUs, Stock PSUs and RSAs (except for Mr. Calderoni, as discussed below). The equity component of Mr. Calderoni’s hiring package was divided equally between PSUs, split evenly between Operating PSUs and Stock PSUs, and RSAs, resulting in an equity mix of 25% Operating PSUs, 25% Stock PSUs and 50% RSAs in Fiscal 2016. Mr. Calderoni’s initial equity mix was weighted more heavily towards RSAs in order to align his interests with our stockholders’ interests more quickly since RSAs begin vesting after one year as compared to PSUs, which begin vesting after two years (in each case, subject to achievement of the applicable performance condition). As discussed further below, for Fiscal 2017, Mr. Calderoni’s long-term equity compensation is consistent with the equity mix of our other Named Officers and is divided equally between Operating PSUs, Stock PSUs and RSAs. For more information about Mr. Calderoni’s compensation arrangements, see “Employment Arrangements with Mr. Calderoni” below.

Grant Values.    The Compensation Committee reviews compensation peer group grant data and recommendations from the Consultant and the CEO for each Named Officer (other than the CEO) before determining target equity grant values for our executives. In determining target equity grant values for each Named Officer, including the CEO, the committee considers performance, current

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Compensation and Other Information Concerning Executive Officers

amount of unvested equity, relative ability to impact the Company’s future success, and retention and succession considerations, taking into account the Consultant’s peer company data for that individual’s position and the CEO’s recommendations. For Fiscal 2016, the target equity grant values were increased to remain competitive with peer company equity grant practices and to increase the retentive value.

Timing of Equity Awards.    Under the stockholder-approved 2004 Long-Term Incentive Plan, awards to employees are authorized by the Compensation Committee before or on the grant date. It is the Company’s general practice to make recurring equity grants (other than grants of PSUs and RSAs) during the Company’s open trading window after a quarterly earnings announcement, although the Company has the authority to make grants at other times of the year under certain circumstances. PSUs and RSAs are generally granted within the earlier of the first 90 days or the first 25% of the applicable performance period in an effort to maximize the deductibility under the Code of the related share-based compensation expense. Awards to the Named Officers are typically made in the month in which the Compensation Committee approves the grant of the award. Other than as described above, the Company has no program, plan or practice to coordinate its award grants with the release of material non-public information.

Additional details about equity compensation grants to Named Officers for Fiscal 2016 are described in the “Grants of Plan-Based Awards in Fiscal 2016” table below.

Performance Share Units.    The Compensation Committee believes that PSUs provide significant incentives for senior management to focus on specific growth metrics that contribute to long-term stockholder value and help align management and stockholder interests. Since the awards are denominated and distributed in shares of common stock, a strong linkage to stockholder return is maintained. The committee grants a target number of PSUs. Executives may earn up to 200% of the target number of PSUs (the “Maximum”) for superior performance over the performance period, or may earn nothing if the Company does not out-perform at least 30% of the peer companies (as shown in the table below). Payouts for PSUs are based upon how well the Company performs for specified metrics (as further discussed below) relative to the other companies in the relevant compensation peer group. For information regarding the compensation peer group, see “Process for Determining Named Officers’ Compensation—Compensation Peer Group” below.

	Percent of Peer Companies Red Hat Out-performs	Payout% of Target
Maximum Payout	75% or higher	200%
	70%	175%
	65%	150%
	60%	125%
	55%	110%
Target Payout	50%	100%
	45%	90%
	40%	75%
	35%	50%
Minimum Performance Level Required for Payout	30%	25%
No Payout	Under 30%	0%

Operating PSUs.    Under our Operating PSUs, shares are earned on the basis of our financial performance relative to members of the applicable compensation peer group over a three-year performance period. For Operating PSUs awarded during Fiscal 2016, the Named Officers were granted an award for a target number of Operating PSUs, and the number of shares earned depends on the Company’s performance relative to members of the applicable compensation peer group for

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Compensation and Other Information Concerning Executive Officers

(i) revenue growth and (ii) operating income growth, excluding the impact of unusual or non-recurring items and the cumulative effect of changes in applicable tax and accounting rules to the extent any such item is separately disclosed on the applicable income statement. The Compensation Committee selected these performance metrics because these are metrics which management uses to assess our performance and which the Compensation Committee, taking into account the Consultant’s recommendations, believes reflect the overall health and competitive positioning of the Company and create long-term stockholder value.

Operating PSU performance is measured at the end of the second fiscal year of the three-year performance period and again at the end of the final fiscal year of the performance period. Up to 50% of the Maximum may be earned after the completion of two fiscal years in respect of the first performance segment and up to 100% of the Maximum may be earned after the completion of three fiscal years in respect of the second performance segment, less the amount earned in the first performance segment.

Stock PSUs.    Under our Stock PSUs, shares are earned on the basis of stock price performance plus any cash dividends payable with respect to a record date set, and not rescinded (defined as “TSR” for purposes of the Stock PSUs), within the performance period for Red Hat relative to the “TSR” performance of members of the applicable compensation peer group over a three-year performance period. “TSR” performance is measured over a period of 90 trading days at each of the beginning and the end of the performance period. The Named Officers receive a single payout, if any, at the end of the performance period.

The use of relative TSR creates inherent alignment with stockholders’ interests, using a generally simple and objective measurement process for calculating relative TSR.

TSR Hurdle PSUs.    In August 2014, Mr. Whitehurst and Mr. Cormier received TSR Hurdle PSUs to provide an extra incentive for them to deliver a sustained level of superior corporate performance. The award has a four-year term and shares vest subject to achievement of a hurdle amount representing stock price appreciation of 50% over the average closing price of the Company’s common stock for the 90 consecutive calendar days ending on August 6, 2014, the date these awards were granted. The entire award would have been forfeited if this performance condition had not been achieved within the first three years of the term.

In Fiscal 2016, the performance condition was satisfied when the average TSR achieved $80.18 for the 90-day calendar period ending on January 12, 2016.

Upon achievement of the performance condition, Mr. Whitehurst and Mr. Cormier each earned 50% of the shares underlying the TSR Hurdle PSUs, the payout of which was approved by the Compensation Committee in Fiscal 2016. So long as each maintains a relationship with the Company as an employee, officer, director or consultant (a “Business Relationship”) until the end of the four-year term, Mr. Whitehurst and Mr. Cormier will earn the remaining 50% of the shares. For information regarding treatment of this award upon a change-in-control or service termination, see “Potential Payments Upon Termination or Change in Control” below.

The committee believes that the TSR Hurdle PSU performance goal required superior Company performance to achieve the stock price increase within the three-year time frame and further aligned both executives’ interests with stockholders’ interests. Additionally, based on peer company data provided by the Consultant, the Compensation Committee felt that this special one-time grant benefited the long-term interests of the Company and its stockholders by helping to retain the services of these two key executives for the next four years. The Compensation Committee believes that our standard executive compensation program provides sufficient flexibility and opportunities to address the Company’s needs to incent and/or retain key executives and considers the use of special awards for specific individuals to be a tool for use only in exceptional circumstances and not as a regular component of our executive compensation program.

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Compensation and Other Information Concerning Executive Officers

RSAs.    RSAs granted to our Named Officers vest over a period of four years, subject to achievement of a revenue threshold approved by the Compensation Committee. This revenue threshold was met in Fiscal 2016. If the Company had failed to reach this threshold, then all of the RSAs granted in Fiscal 2016 would have been forfeited. Once the threshold is met, 25% of the RSAs vest one year from the designated vesting start date, which is approximately one year following the grant date, and the remainder vest ratably on a quarterly basis over the course of the subsequent three years, provided that the recipient maintains a Business Relationship with the Company. The Compensation Committee believes that RSAs help to align the interests of management with those of stockholders by rewarding stock price performance without encouraging excessive risk-taking and are an important component of compensation used to attract and retain the Company’s executives. RSAs also serve to balance the riskier nature of the PSUs. RSA award amounts were set after considering amounts that would promote retention of such executives, reward such executives for long-term stock value preservation and performance and be competitive with compensation peer group practices and industry trends. The performance condition focuses executives on growing revenue and is designed to enable us to maximize the tax deductibility of the expense associated with the RSAs under Section 162(m) of the Code as discussed below in the section entitled “Compensation Policies and Practices—Tax Deductibility of the Named Officers’ Compensation.”

Operating PSU and Stock PSU Payouts Earned in Fiscal 2016

In Fiscal 2016, the Named Officers received payouts under Operating PSU awards granted in each of the fiscal years ended February 28, 2014 (“Fiscal 2014”) and Fiscal 2015 and the Stock PSU awards granted in Fiscal 2014. The payouts under the PSU awards reflect the Company’s performance on their respective metrics relative to the applicable compensation peer group, and underscore the link between equity value delivered and Company performance under our executive compensation program. Red Hat’s strong operational performance over the past three fiscal years (GAAP revenue growth of 54% and GAAP operating income growth of 43% for the three-year period beginning on February 28, 2013 and ending on February 29, 2016) is reflected in Operating PSU payouts well above target, while weaker stock price growth of 29% over the same period is reflected in below target Stock PSU payouts.

The table below shows how Red Hat’s revenue and operating income growth ranked relative to the companies in the compensation peer group, our percentile rank (or performance percentage) among the compensation peer group for the applicable performance period and the corresponding payout percentage for Fiscal 2016 under these Operating PSU awards:

Operating PSU Grants	Fiscal 2016 Revenue Growth Rank	Fiscal 2016 Operating Income Growth Rank	Percentile Rank (1) (2)	Fiscal 2016 Payout % of Target (1)
Fiscal 2014	3	5	73%	192%
Fiscal 2015	3	5	73%	192%

(1)	Percentages are rounded to the nearest whole percentage.
(2)	Percentile Rank indicates the percentage of the compensation peer group that Red Hat out-performed.

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Based on these results, in Fiscal 2016 our Named Officers earned the aggregate number of shares with respect to the Operating PSU awards granted in Fiscal 2014 and Fiscal 2015 set forth below for performance during the applicable performance segments. Mr. Calderoni joined the Company in June 2015 and will not be eligible for a payout under the Operating PSUs until fiscal 2018. Because Mr. Peters continues to perform services for the Company under a consulting agreement, he was eligible for a payout under the Operating PSUs.

Named Officer	Operating PSU Payouts in Fiscal 2016
James M. Whitehurst	83,192
Charles E. Peters, Jr.	35,172
Paul J. Cormier	52,758
Arun Oberoi	35,172
Michael R. Cunningham	23,979

In Fiscal 2016, the Named Officers received payouts under the Stock PSU awards granted in Fiscal 2014. Red Hat’s stock price performance for the three-year period ending on February 29, 2016 was less than the median performance of the peer group, out-performing 46% of the compensation peer group. As a result of this performance, the Fiscal 2014 Stock PSU award paid out at 93% of target and our Named Officers earned the number of shares set forth in the table below. Mr. Calderoni joined the Company in June 2015 and will not be eligible for a payout under the Stock PSU awards until 2018. Because Mr. Peters continues to perform services for the Company under a consulting agreement, he was eligible for a payout under the Stock PSUs.

Named Officer	Stock PSU Payouts in Fiscal 2016
James M. Whitehurst	31,111
Charles E. Peters, Jr.	15,555
Paul J. Cormier	23,333
Arun Oberoi	15,555
Michael R. Cunningham	10,889

Fiscal 2017 Executive Compensation Decisions for our Named Officers

In May 2016, the Compensation Committee met to determine the executive compensation package for our executives, including our Named Officers, for Fiscal 2017. After reviewing the Company’s Fiscal 2016 financial performance and peer company data provided by the Consultant, the committee maintained base salaries and the mix of target opportunities to earn annual cash bonuses under our EVC Plan, Operating PSUs, Stock PSUs and RSAs in Fiscal 2017 at Fiscal 2016 levels (with the exception of Mr. Oberoi whose equity target levels are discussed below). Peer company data provided by the Consultant indicated that the Named Officers’ base salaries and target compensation opportunities are generally competitive with those provided at many of our peer companies. The committee believes that these compensation levels generally are sufficient in the current environment to retain our executive team and incent them to continue to deliver strong financial and operational performance for our stockholders. However the Compensation Committee decided to increase the long-term equity component of Mr. Oberoi’s compensation package to recognize and help retain him for his critical work in supporting revenue growth and increasing adoption of our emerging technology offerings and for continued stability of our sales leadership team.

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Compensation and Other Information Concerning Executive Officers

Set forth below are the Fiscal 2017 compensation opportunities for the Named Officers. Compensation for Mr. Peters is excluded because he retired from the Company in July 2015.

	Base Salary ($)	Cash Bonus Target ($)	Operating PSUs (Target #)	Stock PSUs (Target #)	RSAs (#)
James M. Whitehurst	$1,000,000	$1,500,000	38,813	38,813	38,812
Frank A. Calderoni	$685,000	$685,000	20,548	20,548	20,548
Paul J. Cormier	$700,000	$700,000	20,548	20,548	20,548
Arun Oberoi	$530,000	$530,000	29,680	29,680	29,681
Michael R. Cunningham	$480,000	$384,000	10,502	10,502	10,503
% of Total Compensation (Based on Average of Target Compensation)	11%	11%	26%	26%	26%

Process for Determining Named Officers’ Compensation

Generally, the Compensation Committee reviews the design of our executive compensation program annually and makes compensation decisions for Named Officers annually during the Company’s first fiscal quarter, both to determine payouts for the previous fiscal year and to set compensation and performance targets for the current fiscal year. In addition to considering information from the Consultant’s annual review of peer group data, the Compensation Committee takes into account input from management, tally sheets prepared by the Consultant reflecting (i) cash payments, (ii) equity compensation grant values, (iii) internal equity and (iv) potential severance payments and such other information as it deems necessary and appropriate in determining the appropriate level and mix of base salary, annual bonus and equity compensation opportunities for each Named Officer. The Compensation Committee may take actions on executive compensation matters at other times during the fiscal year in order to address a change in status or retention and succession considerations.

The CEO recommends a compensation level for each Named Officer (other than himself) based on the nature and scope of the individual’s responsibilities, the individual’s performance, his relative ability to impact the Company’s future success and retention and succession considerations. Additionally, the Compensation Committee considers the CEO’s recommendation and makes a final determination regarding the compensation level of the Named Officers. The Compensation Committee believes this process is both orderly and fair and preserves the CEO’s ability to have an appropriate impact on compensation for his direct reports.

For the CEO, the Compensation Committee sets the base salary, annual bonus and equity compensation opportunities based on the same set of information discussed above and the terms of the CEO’s employment agreement with the Company. For a description of Mr. Whitehurst’s employment agreement, see the section below entitled “Employment and Indemnification Arrangements with Named Officers.” The Board, excluding Mr. Whitehurst, reviews and ratifies executive compensation decisions taken by the committee.

Role of the Compensation Committee

The Compensation Committee of the Board oversees and approves all compensation arrangements for the Named Officers. Each year, the Compensation Committee:

•

reviews our executive compensation program and adjusts it as needed to support our business, taking into consideration peer company data, recommendations by the CEO and the Consultant, market trends, retention and succession considerations and the needs of our business;

•	establishes goals for the performance-based elements of our executive compensation program;

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•	assesses the performance of our CEO and senior management team;

•	certifies achievement of performance goals and approves the resulting payouts;

•	evaluates the effectiveness of our executive compensation program, including whether the program encourages excessive risk-taking; and

•	monitors developments and trends in executive compensation to enhance its ability to oversee the design of, and evaluate the effectiveness of, our program.

Role of the Compensation Consultant

The Compensation Committee retains Frederic W. Cook & Co., Inc., an independent compensation consulting firm, to advise on matters relating to executive and board compensation. The Consultant works for and reports directly to the Compensation Committee, which has the sole authority to hire or fire the Consultant. From time to time at the request of the Compensation Committee, the Consultant:

•	provides recommendations on the design of, and amounts awarded under, our executive compensation program;

•	provides studies and other analyses regarding competitive pay practices for key employees, including the Named Officers;

•	proactively advises on trends and developments related to executive and board compensation practices;

•	attends various Compensation Committee meetings; and

•	communicates with members of the Compensation Committee outside of scheduled meetings.

In Fiscal 2016, the Consultant provided services at the direction and under the supervision of the Compensation Committee consistent with the scope of the committee’s responsibilities. The Consultant provided executive compensation related data used in preparing the Company’s Annual Report on Form 10-K and this Proxy Statement. Except for the services described above, the Consultant is not otherwise retained by, and does not otherwise advise, the Company on compensation matters.

After considering information provided by the Consultant and any other factors the Compensation Committee considered relevant to the Consultant’s independence or that it felt were relevant to a conflict of interest between the Consultant and the Compensation Committee or the Company, the Compensation Committee assessed the independence of the Consultant pursuant to SEC and NYSE rules and concluded that the Consultant’s work for the Compensation Committee does not currently present a conflict of interest.

Role of Stockholder Say-on-Pay Vote

At our 2015 Annual Meeting, we conducted an advisory vote on executive compensation. Approximately 99% of the votes cast were voted “FOR” approval of our executive compensation program as described and disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion in our 2015 Proxy Statement. The Compensation Committee considered the results of this advisory vote, together with the other factors and data discussed in this Proxy Statement, in determining executive compensation decisions and policies and believes the result affirms stockholders’ support of the Company’s approach to and structure of executive compensation. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Officers.

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Compensation and Other Information Concerning Executive Officers

Role of Management

Management helps the Compensation Committee fulfill its responsibilities by:

•	providing information and day-to-day support;

•	providing background information to complete studies and projects requested by the Compensation Committee; and

•	working in conjunction with the Consultant at the request of the Compensation Committee.

From time to time, members of management are invited to attend Compensation Committee meetings. No executive officer participates in deliberations by the Compensation Committee or the Board regarding his or her compensation. Management did not retain a separate compensation consultant for the compensation of our Named Officers. In addition, at the request of the Compensation Committee, the CEO provides input regarding the performance and compensation recommendations for his direct reports, including the other Named Officers.

Compensation Peer Group

Each year, for each Named Officer, the Compensation Committee reviews competitive compensation data compiled by the Consultant based on the Consultant’s review of SEC filings by a number of companies in our industry considered to be our peers. This peer group data is used:

•	as an input in developing base salary ranges, annual cash bonus targets and annual equity award targets;

•	to assess the extent to which our individual compensation elements and our total direct compensation awarded to executives are competitive with our peers;

•	to evaluate the form and mix of compensation provided to our executives;

•	as an input in evaluating executive compensation policies, such as share ownership guidelines; and

•	to measure performance for our PSU awards.

The compensation peer group is reviewed annually by the Compensation Committee, after considering the recommendation of the Consultant. In developing its recommendation, the Consultant identifies companies with similar Global Industrial Classification System (“GICS”) industry codes and with comparable levels of market capitalization, revenues, operating income, number of employees and revenue and operating income growth rates, in an effort to populate the group with companies that have attributes appropriate to compare to Red Hat.

The Fiscal 2016 compensation peer group consisted of 19 peer companies from the Software, Internet Software and Services, Computers & Peripherals and IT Services GICS industry codes and includes several companies with which we compete for talent. After review and discussion with the Consultant, the Compensation Committee added OpenText Corporation, PTC Inc., Symantec Corporation and Verint Systems Inc. to our Fiscal 2016 peer group to provide a sufficiently large and robust group of companies for benchmarking compensation and measuring performance for our PSU awards. The companies were selected based on their comparability to Red Hat in terms of the attributes discussed above. The table below lists selected financial data (in millions) and other relevant information derived from public sources for each peer group company. During the course of Fiscal 2016, Informatica Corp. ceased to be a public reporting company and was removed from our peer group. After review and discussion with the Consultant, the Compensation Committee decided not to replace Informatica Corp. and made no other changes to our peer group for Fiscal 2017 because it believes that the current peer group includes an accurate representation of size-relevant companies within our industry and includes several companies with whom we compete for talent.

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	Most Recent Four Quarters as of February 29, 2016
Peer Group Member	Revenues	Operating Income	Employees (1)	Market Cap (2)	3-yr. Revenue Growth Rate (3)	3-year Op. Income Growth (3)
Adobe Systems Inc.	$5,070	$1,037	13,893	$42,433	16%	5%
Akamai Technologies, Inc.	$2,239	$467	6,084	$9,539	57%	35%
Ansys, Inc.	$951	$359	2,800	$7,323	17%	21%
Autodesk, Inc.	$2,370	$(123)	9,500	$11,745	3%	(136)%
Cadence Design Systems, Inc.	$1,739	$309	6,700	$6,580	27%	38%
Citrix Systems, Inc.	$3,340	$664	9,500	$10,879	25%	80%
Intuit Inc.	$4,636	$1,202	7,700	$24,819	21%	(3)%
Jack Henry & Associates, Inc.	$1,321	$335	5,822	$6,486	20%	32%
NetApp, Inc.	$5,546	$424	12,810	$7,262	(12)%	(30)%
Nuance Communications, Inc.	$1,947	$151	13,500	$5,940	7%	(12)%
OpenText Corporation	$1,823	$391	8,500	$6,023	38%	85%
PTC Inc.	$1,179	$135	5,982	$3,540	(7)%	(19)%
salesforce.com, inc.	$7,073	$136	19,742	$44,986	118%	202%
Symantec Corporation	$3,600	$593	11,223	$12,594	(48)%	(50)%
Synopsys, Inc.	$2,317	$280	10,284	$6,781	24%	15%
Verint Systems Inc.	$1,130	$75	5,000	$2,212	35%	(32)%
VeriSign, Inc.	$1,083	$628	1,019	$9,249	20%	28%
VMware, Inc.	$6,725	$1,408	19,000	$21,387	42%	60%

Summary Data vs. Red Hat
75th percentile	$4,377	$620	12,413	$12,382	33%	37%
Median	$2,278	$375	9,000	$8,286	20%	18%
25th percentile	$1,426	$183	6,008	$6,509	10%	(17)%
Red Hat	$2,052	$292	8,800	$11,935	54%	42%

Data presented in above tables was compiled by the Consultant. Operating income may include adjustments to publicly disclosed results made by the Consultant in an effort to increase consistency in the method of calculating peer companies’ operating income.

(1)	As of the end of most recent completed fiscal year
(2)	As of February 29, 2016
(3)	Represents point-to-point growth, not annualized

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Compensation and Other Information Concerning Executive Officers

Compensation Policies and Practices

Stock Ownership Requirements

The Compensation Committee supports stock ownership as an effective means of helping to align motivations of management and non-employee directors with the long-term interests of stockholders. Under Red Hat’s Stock Ownership Policy for executives who report directly to the CEO, ownership levels are derived from multiples of salary. The current levels were set in 2011 and are as follows:

Position	Ownership Level
Chief Executive Officer	140,000 shares
Executive Vice President	33,000 shares
Senior Vice President	18,000 shares

If at any time an executive or a non-employee director does not hold a number of shares that equals or exceeds the applicable level, he or she is required to hold 50% of the shares (net of any shares withheld to satisfy tax obligations at vesting) realized from any equity award granted after March 1, 2010, the effective date of the Stock Ownership Policy, until ownership equals or exceeds the applicable level. For purposes of calculating ownership under the Stock Ownership Policy, shares owned outright, fully vested DSUs and 50% of unvested RSAs and DSUs are counted. Outstanding stock option and PSU awards are disregarded. As of the end of Fiscal 2016, all of the Named Officers were in compliance with the Stock Ownership Policy.

Policies Prohibiting Hedging and Pledging

Company policies prohibit employees from engaging in any of the following transactions with respect to securities of the Company: (i) selling short, (ii) buying or selling options (puts and calls), or other derivative securities or engaging in hedging or monetization transactions (such as collars and forward sales contracts), (iii) purchasing Company stock on margin or (iv) pledging Company stock to a margin account or otherwise.

Clawback Policy

In May 2009, the Board adopted a clawback policy for our Named Officers. The clawback policy generally requires any participant in our EVC Plan who engages in an act of embezzlement, fraud, willful misconduct or breach of fiduciary duty that results in a material restatement of financial statements included in any of our filings with the SEC to repay us (i) any portion of incentive compensation distributed during the twelve-month period following the filing with the SEC of any financial statements that are subsequently restated that is greater than the amount that would have been paid if calculated based on the restated financial results and (ii) the net proceeds from gains on any sale or disposition of our common stock distributed pursuant to incentive compensation arrangements during such twelve-month period. Our clawback policy went into effect on June 1, 2009, and applies to incentive compensation that is both approved by the Compensation Committee and awarded on or after that date. The Board adopted the policy as an additional deterrent to inappropriate behavior that could adversely affect the Company.

Tax Deductibility of the Named Officers’ Compensation

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and to each other officer (other than the CFO) whose compensation is required to be reported pursuant to the Exchange Act by reason of being among the other three most highly paid executive officers. Incentive awards, such as PSUs, RSAs and the annual cash bonus, are issued pursuant to our stockholder approved Performance Compensation Plan, which

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establishes the performance metrics and other award terms to enable us to maximize the tax deductibility of compensation expense under Section 162(m). While the Compensation Committee generally seeks to preserve the deductibility of most compensation paid to executive officers, the primary objective of the Company’s compensation program is to support and build our business with the goal of creating long-term value for our stockholders. From time to time, the committee may provide compensation arrangements that are not deductible under Section 162(m) in order to recruit and retain key executive talent.

Severance and Change in Control Arrangements

Each Named Officer is eligible to receive compensation in certain circumstances following the termination of his or her employment. Although a substantial portion of compensation for Red Hat’s executives is performance-based and contingent on the achievement of Company and individual performance goals, the Compensation Committee has determined that severance and change in control benefits are appropriate in order to (i) attract and retain executive talent, (ii) avoid the distraction and costs associated with potentially protracted separation negotiations or disputes and (iii) help ensure in the event of an actual or threatened change in control of the Company that personal concerns are less likely to impede a transaction that may be in the best interests of our stockholders. See the section below entitled “Potential Payments Upon Termination or Change in Control” for a detailed description of amounts payable under our severance and change in control arrangements.

Severance Benefits.    The Compensation Committee believes it equitable to offer severance benefits to our Named Officers because severance often serves as a bridge when employment is involuntarily or constructively terminated without cause and severance benefits should therefore not be affected by other accumulated compensation. Each Named Officer is eligible to receive severance payments, conditioned upon the execution of a release in favor of the Company and an agreement containing covenants relating to non-solicitation of customers and employees, non-competition and non-disparagement, subject to enforceability limitations under applicable law.

Change in Control Arrangements.    The Company’s change in control arrangements incorporate a “double trigger” approach for the benefits to become payable. In other words, benefits are payable only upon a termination by the Company without Good Cause or a termination by the Named Officer with Good Reason that occurs during a period following a Change in Control. The Named Officers are our most senior executives and play an integral role in our success. These change in control arrangements are designed to:

•	retain these executives;

•	motivate our executives to advise our Board about a potential transaction that may be in the best interests of stockholders;

•

mitigate concerns that, in the event that the Company is considering a change in control transaction, our executives may be unduly influenced by personal concerns about the economic consequences of the possible loss of their jobs; and

•	prevent these executives from receiving a windfall solely because a change in control has occurred.

Accordingly, the Compensation Committee believes that the change in control arrangements serve the best interests of stockholders because they help to minimize the distraction of management during a potential change in control at a cost that the Compensation Committee believes is both appropriate and reasonable.

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Compensation and Other Information Concerning Executive Officers

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for Fiscal 2016 and this Proxy Statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Jeffrey J. Clarke (Chair)

Sohaib Abbasi

Narendra K. Gupta

Kimberly L. Hammonds

Donald H. Livingstone

General H. Hugh Shelton

The information contained in the foregoing report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent Red Hat specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act. This information shall not be deemed to be incorporated by reference into any filing of Red Hat under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Summary Compensation Table

The following table sets forth the compensation awarded to our Named Officers in Fiscal 2016, Fiscal 2015 and Fiscal 2014.

Name and Principal Position	Fiscal Year	Salary ($) (1)(2)	Bonus ($) (3)	Stock Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)(7)	Total ($)
James M. Whitehurst	2016	975,000	–	9,558,469	2,178,458	13,667	12,725,594
President and Chief Executive	2015	900,000	–	13,528,096	2,282,711	10,713	16,721,520
Officer	2014	800,000	–	4,678,954	1,205,630	7,968	6,692,552
Frank A. Calderoni	2016	474,830	4,000,000	10,176,339	691,563	8,367	15,351,099
Executive Vice President, Operations and Chief Financial Officer
Charles E. Peters, Jr.	2016	231,782	–	–	315,305	128,452	675,539
Former Executive Vice President and Chief Financial Officer	2015	520,000	–	3,150,024	939,900	7,866	4,617,790
	2014	480,000	–	2,339,475	462,559	9,695	3,291,729
Paul J. Cormier	2016	670,000	–	5,060,366	1,038,538	336	6,769,240
Executive Vice President and President, Products and Technologies	2015	580,000	–	7,289,061	1,066,475	4,342	8,939,878
	2014	480,000	–	3,509,215	472,800	1,987	4,464,002
Arun Oberoi	2016	522,500	–	3,935,871	788,971	12,632	5,259,974
Executive Vice President, Global Sales and Services	2015	500,000	–	3,150,024	907,768	11,339	4,569,131
	2014	465,000	–	2,339,475	440,355	10,090	3,254,920
Michael R. Cunningham	2016	472,500	–	2,586,413	564,192	13,089	3,636,194
Executive Vice President and General Counsel	2015	450,000	–	2,099,999	646,950	7,856	3,204,805
	2014	425,000	–	1,637,633	406,300	9,659	2,478,592

(1)	Annual base salaries were increased in Fiscal 2016 effective as of June 1, 2015, as follows: Mr. Whitehurst—$1,000,000, Mr. Cormier—$700,000, Mr. Oberoi—$530,000, and Mr. Cunningham—$480,000. The annual base salary for Mr. Calderoni was set at $685,000 effective as of June 22, 2015, his date of hire.
(2)	Mr. Peters’s salary amount includes $15,115 of accrued vacation that was paid upon retirement.
(3)	Payment under Mr. Calderoni’s employment agreement as a sign-on bonus.
(4)	Amounts in this column represent the aggregate grant date fair value of RSA and PSU awards granted to Named Officers in each fiscal year listed as determined in accordance with FASB ASC Topic 718 and are consistent with the estimate of the aggregate grant date compensation cost to be recognized over the service period. For any awards that are subject to performance conditions, the reported fair value is the value at the grant date based upon probable outcome of such conditions. For Fiscal 2016, the following amounts represent the grant date fair value of such PSU awards (not including RSA awards) assuming achievement of maximum payout: Mr. Whitehurst—$11,158,614, Mr. Calderoni—$9,055,092, Mr. Cormier—$5,907,592, Mr. Oberoi—$4,594,760, and Mr. Cunningham—$3,019,484. For Fiscal 2015, the following amounts represent the grant date fair value of such PSU awards (not including RSA awards) assuming achievement of maximum payout: Mr. Whitehurst—$20,256,609, Mr. Peters—$4,065,235, Mr. Cormier—$10,805,844, Mr. Oberoi—$4,065,235, and Mr. Cunningham—$2,710,157. For Fiscal 2014, the following amounts represent the grant date fair value of such PSU awards (not including RSA awards) assuming achievement of maximum payout: Mr. Whitehurst—$6,381,270, Mr. Peters—$3,190,730, Mr. Cormier—$4,786,000, Mr. Oberoi—$3,190,730, and Mr. Cunningham—$2,233,530.
(5)	Amounts in this column represent amounts earned under the EVC Plan based on fiscal year performance. Payouts for Mr. Calderoni and Mr. Peters were pro-rated based on the number of days each served as an employee of the Company. For additional information regarding the awards see the section above entitled “Compensation Discussion and Analysis—Fiscal 2016 Compensation—Annual Cash Bonus.”
(6)	Amounts in this column include Company-paid 401(k) matching contributions and Company-paid premiums for life insurance and accidental death and disability benefits in each fiscal year that are generally available to all employees and tax reimbursement for imputed income with respect to reimbursement of spouse’s travel expenses for a Company event.
(7)	Mr. Peters’ other compensation includes $116,667 for consulting services pursuant to his consulting contract with the Company after his employment ended.

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Compensation and Other Information Concerning Executive Officers

Employment and Indemnification Arrangements with Named Officers

Each of our Named Officers has entered into employment or related agreements with us that are described in more detail below.

Chief Executive Officer

Mr. Whitehurst and the Company entered into an Executive Employment Agreement, dated as of December 19, 2007, as amended from time to time (“2007 Executive Employment Agreement”), pursuant to which Mr. Whitehurst receives a base salary the amount of which is determined by the Compensation Committee. Additionally, he is eligible to receive an annual incentive bonus in an amount up to 200% of his base salary in effect at the beginning of each fiscal year, as determined in the sole discretion of the Compensation Committee.

Under the 2007 Executive Employment Agreement, the Compensation Committee will also consider the grant of equity awards to Mr. Whitehurst no less frequently than annually.

The provisions of Mr. Whitehurst’s 2007 Executive Employment Agreement governing payments upon termination of his employment are further discussed below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Other Named Officers

Each of our Named Officers (other than Mr. Whitehurst) entered into an offer letter with us at the time his employment with the Company began. The Company has no continuing obligations under the offer letters.

Indemnification

Each of our Named Officers has entered into an indemnification agreement with the Company. In general, the indemnification agreements provide that the Company will, to the fullest extent permitted by law, and subject to certain limitations and exceptions, indemnify the Named Officer against expenses, judgments, fines, penalties and amounts paid in settlement that may be incurred in connection with the defense or settlement of threatened, pending or completed proceedings to which the Named Officer becomes subject in connection with his service as an officer of the Company or in connection with other services performed by him at the request of the Company (such as service as a director or officer of a subsidiary of the Company). The indemnification agreements also provide for indemnification rights regarding both third-party claims and proceedings brought by or in the right of the Company. In addition, the indemnification agreements provide for the advancement of expenses incurred by the Named Officer under certain circumstances. The indemnification agreements are not exclusive of any other rights to indemnification or advancement of expenses to which the Named Officer may be entitled, including any rights arising under the Company’s Certificate of Incorporation or By-Laws, a separate agreement with the Company or applicable law.

Employment Arrangements with Mr. Calderoni

In June 2015, Mr. Calderoni joined Red Hat as the Company’s Executive Vice President, Operations and subsequently succeeded Mr. Peters as CFO in July 2015. Mr. Calderoni signed an offer letter and a bonus agreement with the Company prior to beginning his employment. The offer letter included the following compensation arrangements for Mr. Calderoni:

•	an annual base salary of $685,000;

•

a target award amount of $685,000 for Fiscal 2016 under the EVC Plan, with an award amount to be pro-rated based on the number of days in Fiscal 2016 that Mr. Calderoni was employed by the Company; and

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•

an initial equity award consisting of (i) Operating PSUs with an approximate target value of $2,250,000, (ii) Stock PSUs with an approximate target value of $2,250,000 and (iii) RSAs with an approximate value of $4,500,000.

The bonus agreement provided Mr. Calderoni with a cash sign-on bonus of $4,000,000 and a relocation bonus of $500,000. The signing bonus was paid to Mr. Calderoni in Fiscal 2016 in accordance with the terms of the bonus agreement. If Mr. Calderoni resigns without Good Reason (as defined in the bonus agreement) or is discharged by the Company for Good Cause (as defined in the bonus agreement) within twenty-four (24) months of July 13, 2015 (the date that he succeeded Mr. Peters as the Company’s Chief Financial Officer), Mr. Calderoni must repay a pro rata share of the bonus amount based on the number of days remaining in that twenty-four-month period. If Mr. Calderoni resigns with Good Reason, he will have no repayment obligation. The Company will also provide relocation services for Mr. Calderoni. He also entered into an executive agreement similar to the form of executive agreements signed by our other Named Officers other than Mr. Whitehurst, and an indemnification agreement with the terms and provisions described under “Indemnification” above. Mr. Calderoni’s employment offer was structured to provide a competitive compensation package that allowed the Company to attract a new CFO with Mr. Calderoni’s extensive experience leading finance organizations of public technology companies. On an ongoing basis, Mr. Calderoni’s compensation arrangements are expected to be consistent with our standard executive compensation program for our Named Officers as described in the “Compensation Discussion and Analysis” above.

Consulting Agreement with Mr. Peters

In July 2015, our long-time CFO Mr. Peters retired. Prior to his retirement, the Company entered into a letter agreement with Mr. Peters dated July 24, 2015 (the “Consulting Agreement”), pursuant to which Mr. Peters agreed to provide, at the Company’s request, consulting services that include transition assistance for Mr. Calderoni and service as a director or officer of certain of the Company’s domestic and international subsidiaries. The term of the Consulting Agreement will expire on July 31, 2018, unless the agreement is terminated earlier by the Company for an unremedied breach of a material provision of the Consulting Agreement. As compensation for these services, Mr. Peters receives $200,000 per year, payable in monthly installments, plus the reimbursement of any travel expenses he incurs in providing services under the Consulting Agreement. In addition, Mr. Peters’ outstanding equity awards will continue to vest in accordance with their respective original terms for the duration of the term of the Consulting Agreement. Because of Mr. Peters’ extensive knowledge of our finance, operations and facilities organizations based on his over ten years’ service as our CFO, management felt that it was in the Company’s best interest to have access to Mr. Peters’ services for a period of time.

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Compensation and Other Information Concerning Executive Officers

Grants of Plan-Based Awards in Fiscal 2016

The following table sets forth information regarding all incentive plan awards granted to our Named Officers during Fiscal 2016.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
Name	Grant Date		Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James M. Whitehurst	5/26/15	(5)	5/18/15							36,098	2,789,653
	5/26/15	(6)	5/18/15				9,025	36,098	72,196		2,789,653
	5/26/15	(7)	5/18/15				9,025	36,098	72,196		3,979,162
			5/18/15	375,000	1,500,000	3,000,000
Frank A. Calderoni	7/16/15	(5)	6/17/15							56,180	4,527,546
	7/16/15	(6)	6/17/15				7,023	28,090	56,180		2,263,773
	7/16/15	(7)	6/17/15				7,023	28,090	56,180		3,385,020
			6/17/15	171,250	685,000	1,370,000
Charles E. Peters, Jr.			5/18/15	130,000	520,000	1,040,000
Paul J. Cormier	5/26/15	(5)	5/18/15							19,110	1,476,821
	5/26/15	(6)	5/18/15				4,778	19,111	38,222		1,476,898
	5/26/15	(7)	5/18/15				4,778	19,111	38,222		2,106,647
			5/18/15	175,000	700,000	1,400,000
Arun Oberoi	5/26/15	(5)	5/18/15							14,864	1,148,690
	5/26/15	(6)	5/18/15				3,716	14,864	29,728		1,148,690
	5/26/15	(7)	5/18/15				3,716	14,864	29,728		1,638,491
			5/18/15	132,500	530,000	1,060,000
Michael R. Cunningham	5/26/15	(5)	5/18/15							9,767	754,794
	5/26/15	(6)	5/18/15				2,442	9,768	19,536		754,871
	5/26/15	(7)	5/18/15				2,442	9,768	19,536		1,076,748
			5/18/15	96,000	384,000	768,000

(1)	These columns show the potential value of the payout for each Named Officer under the EVC Plan as if the threshold, target or maximum goals had been satisfied for the performance measures established for Fiscal 2016 by the Compensation Committee. If the threshold goal is not satisfied, the Named Officer receives no payout. Actual bonus payments to Named Officers under the EVC Plan for Fiscal 2016 performance are shown in the Summary Compensation Table above in the column titled “Non-Equity Incentive Plan Compensation.”
(2)	These columns show the number of shares underlying PSUs granted in Fiscal 2016 that may be earned by each Named Officer if the threshold, target or maximum performance levels are satisfied. If the threshold performance level is not satisfied, the Named Officer receives no payout. The grant date fair value of PSUs granted to Named Officers in Fiscal 2016 is included in the Grants of Plan-Based Awards Table above in the column titled “Grant Date Fair Value of Stock Awards” and is calculated as described in footnote 4 below.
(3)	Amounts in this column reflect RSAs granted to Named Officers in Fiscal 2016 under the 2004 Long-Term Incentive Plan. The RSAs for Named Officers vest over a four-year period, 25% vesting after one year and the remainder quarterly thereafter over an additional three years. If the threshold performance level is not satisfied, the Named Officer receives no payout. For further discussion see the section above entitled “Compensation Discussion and Analysis—Fiscal 2016 Compensation—Equity Compensation.” The grant date fair value of RSAs granted to Named Officers in Fiscal 2016 is included in the Grants of Plan-Based Awards Table above in the column titled “Grant Date Fair Value of Stock Awards” and is calculated as described in footnote 4 below.
(4)	This column reflects the aggregate grant date fair value of the equity awards granted to the Named Officer in Fiscal 2016 as determined in accordance with FASB ASC Topic 718 and is consistent with the estimate of the aggregate grant date compensation cost to be recognized over the service period. For any awards that are subject to performance conditions, the reported value is the value at the grant date based upon the probable outcome of such conditions.
(5)	Grant date for RSAs
(6)	Grant date for Operating PSUs
(7)	Grant date for Stock PSUs

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Outstanding Equity Awards at End of Fiscal 2016

The following table sets forth information on the holdings of stock awards by our Named Officers as of February 29, 2016.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
James M. Whitehurst	86,283	5,638,594	417,863	35,348,926
Frank A. Calderoni	56,180	3,671,363	84,270	7,342,726
Charles E. Peters, Jr.	20,903	1,366,011	94,286	8,564,902
Paul J. Cormier	49,422	3,229,728	239,151	20,482,324
Arun Oberoi	35,558	2,323,715	138,878	12,450,351
Michael R. Cunningham	24,190	1,580,817	93,294	8,373,622

(1)	Amounts in this column reflect RSAs granted to Named Officers and outstanding as of February 29, 2016. All RSAs listed above vest over a four-year period, 25% vesting after one year subject to achievement of the performance condition and the remainder vesting quarterly thereafter over an additional three years. All RSAs were granted on or about May 29 in 2012, 2013, 2014, or 2015. Information presented aggregates historical grants of outstanding RSAs.
(2)	The market value of the shares was calculated by multiplying the number of shares of common stock by $65.35, our closing price on February 29, 2016.
(3)	Amounts in this column reflect PSUs granted to Named Officers and outstanding as of February 29, 2016. The Operating PSUs assume maximum payout as described in the table entitled “Grants of Plan-Based Awards in Fiscal 2016” above, while the Stock PSUs are reflected at target.

Option Exercises and Stock Vested in Fiscal 2016

The following table sets forth information on the number and value of shares of stock vested during Fiscal 2016 for our Named Officers. The Named Officers had no outstanding stock options during Fiscal 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
James M. Whitehurst	207,558	14,981,203
Frank A. Calderoni	0	0
Charles E. Peters, Jr.	61,082	4,669,639
Paul J. Cormier	115,349	8,378,356
Arun Oberoi	55,310	4,227,001
Michael R. Cunningham	45,755	3,495,593

(1)	The value realized on vesting is based on the closing price of our common stock on the date of vesting.

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Potential Payments Upon Termination or Change in Control

Each of our Named Officers is eligible to receive certain payments upon certain types of termination of employment. The details regarding these payments are contained in (i) the Severance Plan, (ii) the Named Officer’s PSU and RSA agreements and/or (iii) the Senior Management Change in Control Severance Policy (the “Change in Control Policy”). In addition, Mr. Whitehurst’s 2007 Executive Employment Agreement includes provisions regarding payment upon certain types of termination of employment.

Termination Payments

Chief Executive Officer.    If the Company terminates Mr. Whitehurst’s employment without Cause (as defined in his 2007 Executive Employment Agreement) or if Mr. Whitehurst resigns for Good Reason (as defined in his 2007 Executive Employment Agreement), subject to the Company’s receiving a valid release of claims and Mr. Whitehurst’s compliance with non-compete, non-solicitation, non-disparagement and other covenants, Mr. Whitehurst will be entitled to receive 150% of his then current annualized base salary, and a prorated portion of his then current target bonus, and the Company will pay the full cost of health care premiums for Mr. Whitehurst and his qualified beneficiaries as provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of no longer than 18 months following his termination. In addition, any portion of a prior stock award (other than TSR Hurdle PSUs) that is outstanding but unvested and which would otherwise have vested during the subsequent 18 months, will vest. If Mr. Whitehurst is terminated without Cause, then the outstanding TSR Hurdle PSUs will immediately vest, and if his employment terminates due to retirement, death or disability, then the outstanding TSR Hurdle PSUs will vest upon the termination date. Mr. Whitehurst’s right to exercise any outstanding stock options will end on the earlier of the first anniversary of his termination or the expiration of the option’s maximum term. The non-compete, non-solicitation and non-disparagement covenants expire one year following the termination of Mr. Whitehurst’s employment.

Under the terms of Mr. Whitehurst’s 2007 Executive Employment Agreement, if Mr. Whitehurst’s employment terminates due to death or any other reason, including retirement, he is entitled to (i) any earned but unpaid base salary and (ii) any earned but unpaid annual incentive bonus. If the Company terminates Mr. Whitehurst’s employment for Cause or Mr. Whitehurst resigns without Good Reason, he will be entitled to payment of his base salary through the date his employment terminates and shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of the Company or as required by law.

Other Named Officers.    If the Company terminates a Named Officer’s (other than Mr. Whitehurst) employment without Good Cause (as defined in the Severance Plan) or if the Named Officer resigns for Good Reason (as defined in the Severance Plan), subject to the Company’s receipt of a valid release of claims and the Named Officer’s compliance with non-compete, non-solicitation, non-disparagement and other covenants, the Named Officer will be entitled to receive (1) a multiple of his then current annualized base salary and (2) a lump sum payment equal to 100% of the premium for the continuation of health, dental and vision coverage for 12 months for himself and his qualified beneficiaries as provided under COBRA. The multiple for Mr. Cunningham is 1.8. The multiple for all other Named Officers (other than Mr. Whitehurst) is 2.0. The non-compete and non-solicitation provisions expire one year following the termination of the Named Officer’s employment. The non-disparagement covenant has no expiration date. In addition, any equity awards with vesting that is not performance-based, such as the RSAs which vest based upon continued service if the performance condition is achieved, shall continue to vest, and the Named Officer will be able to exercise any outstanding option awards until the earlier of (i) 180 days following termination and (ii) the termination of the award. For equity awards with vesting that is performance-based, such as the Operating PSUs and the Stock PSUs, the Named Officer will enjoy continued status as an employee, solely for purposes of any performance segment under the awards that has begun, but

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has not been completed, as of the termination date, until the earliest of (i) 180 days following termination, (ii) 10 days after the Compensation Committee determines whether performance has been achieved for the performance segment during which termination occurs and (iii) the expiration of the award. Under the terms of the PSU award agreements, a Named Officer who has been terminated without Good Cause (as defined in the applicable award agreement) will be entitled to receive a prorated portion of earned PSUs for any performance segment that has begun, but has not been completed, as of the termination date. The number of PSUs received under this provision will be based on actual performance for the entire performance segment, and the shares earned shall be delivered to the terminated Named Officer at the same time that they are delivered to Named Officers who continue to be employed by the Company. If Mr. Cormier is terminated without Good Cause, then the outstanding TSR Hurdle PSUs will vest.

If a Named Officer terminates his employment due to retirement, death or disability, he shall have no further right to receive any compensation or benefits after the termination other than compensation or benefits that are generally provided to all salaried employees under similar circumstances, except that:

•

under our EVC Plan, a Named Officer who retires is entitled to a pro-rated portion of any earned annual incentive bonus based on the number of days elapsed in the performance period prior to his termination date; and

•

under the terms of the PSU award agreements, a Named Officer whose employment terminates due to death or disability (as defined in the applicable award agreement) will be entitled to receive a prorated portion of earned PSUs for any performance segment that has begun, but has not been completed, as of the termination date. The number of PSUs received under this provision will be based on actual performance for the entire performance segment, and the shares earned shall be delivered to the terminated Named Officer at the same time that they are delivered to Named Officers who continue to be employed by the Company.

In addition, if Mr. Cormier’s employment terminates due to retirement, death or disability, then the outstanding TSR Hurdle PSUs will vest upon the termination date.

If the Company terminates the Named Officer for Good Cause, or if he voluntarily resigns from the Company other than for Good Reason, the Named Officer shall have no further right to receive any compensation or benefits after the termination or resignation, other than compensation or benefits that are generally provided for all salaried employees upon resignation or termination under similar circumstances.

Change in Control Severance Payments

Chief Executive Officer.    If (a) the Company terminates Mr. Whitehurst’s employment without Cause either within three months prior to or upon or within 24 months following a Change in Control (as such terms are defined in his 2007 Executive Employment Agreement) or (b) Mr. Whitehurst terminates his employment for Good Reason upon or within 24 months following the occurrence of a Change in Control (as such terms are defined in his 2007 Executive Employment Agreement), subject to the Company receiving a valid release of claims, he will be entitled to receive (1) 200% of his then current annualized base salary, (2) 200% of his then current target bonus, and (3) a prorated portion of his then current target bonus, and the Company shall pay the full cost of health care premiums as provided under COBRA for Mr. Whitehurst and his qualified beneficiaries for a period of no longer than 24 months following his termination and premiums for term life insurance in the same amount of death benefit protection that he enjoyed under Company-provided life insurance coverage on the date of his termination of employment paid by the Company for a period of 24 months following his termination. In addition, any unvested portion of his outstanding stock awards will immediately vest. Because the TSR Hurdle PSU performance condition has been achieved before a Change in Control

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Compensation and Other Information Concerning Executive Officers

has occurred, the outstanding TSR Hurdle PSUs will vest upon Mr. Whitehurst’s termination. In the event that compensation paid to Mr. Whitehurst by the Company is subject to tax imposed by Section 4999 of the Code, the Company will reimburse Mr. Whitehurst for the amount of any excise tax paid under Section 4999 and increase the amount paid to cover any additional taxes imposed in connection with the reimbursement.

Other Named Officers.    Each Named Officer who was employed by the Company on February 29, 2016 (other than Mr. Whitehurst) is a party to RSA and PSU agreements that provide for accelerated vesting under certain circumstances (described below) after a Change in Control (as defined in the Company’s stockholder-approved 2004 Long-Term Incentive Plan, as amended and restated) of the Company. Upon such a Change in Control of the Company, the Named Officer’s Operating PSUs will be considered earned and either convert into shares of restricted stock or be paid out in shares of common stock as if (x) the Named Officer met the target performance level if the Change in Control occurs during the first two years of the applicable performance period and (y) the three-year performance period had ended on the last day of the most recently completed fiscal quarter before the date that the Change in Control occurred if the Change in Control occurs during the final year of the performance period. Upon a Change in Control of the Company, the Stock PSUs will be considered earned and either convert into shares of restricted stock or be paid out using the per share equivalent of the cash consideration and securities paid or payable to the Company or its stockholders in connection with the Change in Control. PSUs that convert into shares of restricted stock upon a Change in Control vest 25% after the end of the first year, 50% after the end of the second year and 100% at the end of the third year as long as the Named Officer’s relationship with the Company or its successor continues. Because the TSR Hurdle PSU performance condition has been achieved before a Change in Control has occurred, Mr. Cormier’s outstanding TSR Hurdle PSUs will vest upon Mr. Cormier’s termination.

Following the Change in Control, if the Named Officer’s RSAs are assumed or converted in connection with the Change in Control, and if the Named Officer’s relationship with the Company or its successor is terminated within one year after the Change in Control without Good Cause (as defined in the applicable agreements) by the Company or its successor or with Good Reason (as defined in the applicable agreements) by the Named Officer, then unvested RSAs and any other unvested restricted stock would vest. If the Named Officer’s RSAs are not assumed or converted in connection with a Change in Control, then the restricted stock would be treated as vested immediately prior to the Change in Control.

Pursuant to the Change in Control Policy (effective February 22, 2007), each Named Officer who was employed by the Company on February 29, 2016 (other than Mr. Whitehurst) will be eligible for lump sum cash payments if the Named Officer’s employment is terminated under certain circumstances after a Change in Control (as defined in the Change in Control Policy) of the Company. These payments will be in lieu of, and not in addition to, any other cash severance payments to which a Named Officer may be entitled. Under the Change in Control Policy, if, within one year after the Change in Control, the Company or its successor terminates the Named Officer without Good Cause (as defined in the Change in Control Policy) or the Named Officer terminates his employment with Good Reason (as defined in the Change in Control Policy), then the Named Officer will be eligible to receive:

•

a lump sum payment equal to two times the sum of the Named Officer’s then current annual base salary plus an amount equal to the average of the annual bonuses earned by the Named Officer during the two previous fiscal years;

•

continuation of the Named Officer’s and his qualified beneficiaries’ coverage under the Company’s welfare benefit plans as in effect on the date of termination until the earlier of two years following the date of termination or the date the Named Officer or his qualified beneficiaries become eligible for comparable benefits from another employer; provided, however, the Named Officer must continue to contribute the employee share of premiums, as from time to time applicable to employees of the Company generally, in order to continue such coverage; and

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•

a pro-rata incentive bonus, if any, to which he would have been entitled in accordance with the Company’s annual bonus plan calculated through the Named Officer’s termination, but based on the targets achieved prior to the Named Officer’s date of termination.

In the event that compensation paid to Mr. Cormier or Mr. Cunningham by the Company is subject to tax imposed by Section 4999 of the Code, the Company will reimburse Mr. Cormier and Mr. Cunningham, as applicable, for the amount of any excise tax paid under Section 4999 and increase the amount paid to cover any additional taxes imposed in connection with the reimbursement.

In Fiscal 2015, we adopted a policy prohibiting the Company from entering into any new agreements to make gross-up payments for excise taxes paid under Section 4999 by any of our executives. Additionally, since December 2007, the Company has not entered into any new, or modified any existing, provisions that provide for the Company to reimburse any individual for the amount of any excise tax paid under Section 4999, or made any other material modifications to the Change in Control Policy.

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Potential Payments Upon Termination or Change in Control Table

The following table sets forth information on the potential payments to Named Officers upon termination or change of control of the Company, assuming the termination or change of control took place on February 29, 2016, the last day of Fiscal 2016, and calculated as described above in the section entitled “Potential Payments Upon Termination or Change in Control.” All equity awards are valued based on $65.35, our closing stock price on February 29, 2016. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ from those set forth below.

			Accelerated Vesting of Long-Term Incentive Plan Awards
Name		Cash Severance Payment ($) (1)	Restricted Stock ($) (2)	PSUs ($) (3)	Welfare Benefits ($) (4)	Excise Gross Up Payment ($) (5)	Total ($)
James M. Whitehurst
•	Termination Without Cause	3,000,000	3,457,799	13,827,558	30,492	–	20,315,849
•	Termination With Good Reason	3,000,000	3,457,799	9,222,103	30,492	–	15,710,394
•	Change in Control With Termination Without Cause or With Good Reason	6,500,000	5,366,085	14,220,725	91,855	–	26,178,665
•	Termination Due to Retirement	2,178,458	–	–	–	–	2,178,458
•	Termination Due to Death or Disability	2,178,458	–	6,351,878	–	–	8,530,336
Frank A. Calderoni
•	Termination Without Good Cause	1,370,000	917,841	1,606,221	20,328	–	3,944,390
•	Termination With Good Reason	1,370,000	917,841	–	20,328	–	2,338,169
•	Change in Control With Termination Without Good Cause or With Good Reason	2,740,000	3,671,363	3,671,363	40,655	–	10,123,381
•	Termination Due to Retirement	691,563	–	–	–	–	691,563
•	Termination Due to Death or Disability	–	–	1,070,814	–	–	1,070,814
Charles E. Peters, Jr.
•	Termination Without Good Cause	–	–	2,573,710	–	–	2,573,710
•	Termination With Good Reason	–	–	–	–	–	–
•	Change in Control With Termination Without Good Cause or With Good Reason	–	169,835	2,573,710	–	–	2,743,545
•	Termination Due to Retirement	315,305	–	–	–	–	315,305
•	Termination Due to Death or Disability	–	–	876,082	–	–	876,082
Paul J. Cormier
•	Termination Without Good Cause	1,400,000	806,746	5,003,843	20,328	–	7,230,917
•	Termination With Good Reason	1,400,000	806,746	–	20,328	–	2,227,074
•	Change in Control With Termination Without Good Cause or With Good Reason	2,939,275	3,059,491	7,678,119	40,655	–	13,717,540
•	Termination Due to Retirement	1,038,538	–	–	–	–	1,038,538
•	Termination Due to Death or Disability	–	–	3,362,437	–	–	3,362,437
Arun Oberoi
•	Termination Without Good Cause	1,060,000	597,168	2,577,466	20,328	–	4,254,962
•	Termination With Good Reason	1,060,000	597,168	–	20,328	–	1,677,496
•	Change in Control With Termination Without Good Cause or With Good Reason	2,408,123	2,194,126	4,516,435	40,655	–	9,159,339
•	Termination Due to Retirement	788,971	–	–	–	–	788,971
•	Termination Due to Death or Disability	–	–	1,442,710	–	–	1,442,710
Michael R. Cunningham
•	Termination Without Good Cause	864,000	458,626	1,710,229	20,328	–	3,053,183
•	Termination With Good Reason	864,000	458,626	–	20,328	–	1,342,954
•	Change in Control With Termination Without Good Cause or With Good Reason	2,013,250	1,478,478	2,992,484	40,655	–	6,524,867
•	Termination Due to Retirement	564,192	–	–	–	–	564,192
•	Termination Due to Death or Disability	–	–	956,419	–	–	956,419

(1)

Amounts in this column are based on base salary as of February 29, 2016 and amounts received under our annual cash bonus plan for Fiscal 2015 and Fiscal 2014. For purposes of determining the amount of (x) the pro-rated annual cash bonus for Fiscal 2016 to be paid to the Named Officers other than Mr. Whitehurst upon a Change in Control With Termination Without Good Cause or With Good Reason, (y) the annual cash bonus for Fiscal 2016 to be paid upon

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Compensation and Other Information Concerning Executive Officers

retirement and (z) the annual cash bonus for Fiscal 2016 to be paid to Mr. Whitehurst upon a termination due to death or disability, amounts are equal to the annual cash bonus amounts actually paid in respect of Fiscal 2016 performance.
(2)	Amounts in this column are equal to the value of RSAs outstanding that would vest upon the triggering event described in the first column under the name of each Named Officer. We have assumed that Mr. Whitehurst signed a release in favor of the Company on February 29, 2016 and that each of the other Named Officers signed a release in favor of the Company in connection with a Termination Without Good Cause or With Good Reason on February 29, 2016.
(3)	Amounts in this column are equal to the value of all forms of PSUs outstanding that would be distributed upon the triggering event described in the first column under the name of each Named Officer. We have assumed that (i) Operating PSU awards granted in Fiscal 2014 would vest based on the performance achieved in Fiscal 2016 less any amounts previously paid out under the award and (ii) Operating PSU awards granted in Fiscal 2015 and Fiscal 2016 and the Stock PSU awards would vest at the target level. We have also assumed that Mr. Whitehurst signed a release in favor of the Company on February 29, 2016 and that each of the other Named Officers signed a release in favor of the Company in connection with a Termination Without Good Cause or With Good Reason on February 29, 2016.
(4)	Amounts in this column were calculated using an assumed total cost of welfare benefits of $20,328 per year. Mr. Whitehurst’s welfare benefits also include an annual cost of $25,600 to continue his life insurance that he would receive upon a Change in Control With Termination Without Cause or With Good Reason.
(5)	For purposes of determining whether any payment received by a Named Officer upon a Change in Control With Termination Without Good Cause or With Good Reason would constitute an “excess parachute payment” subject to an excise tax under Section 4999 of the Code, the acceleration value of vested RSAs was calculated using the applicable federal rates published by the Internal Revenue Service.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of February 29, 2016.

	(a)	(b)	(c)
Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
Equity compensation plans approved by security holders (4)	7,425,083	49.78	20,492,718
Equity compensation plans not approved by security holders (5)(6)	200,018	24.90	65,649
Total	7,625,101		20,558,367

(1)	A total of 374,775 shares representing options and a total of 7,685,702 full value awards (DSUs, Restricted Stock Units (“RSUs”), PSUs, and RSAs) were outstanding as of February 29, 2016; however, the table excludes: (i) 94,480 shares representing options outstanding under compensation plans assumed in connection with the acquisition of the following entities: Gluster Inc., and Inktank Storage, Inc. and (ii) 340,896 shares underlying outstanding RSAs under the 2004 Long-Term Incentive Plan which are subject to forfeiture and would become available for future issuance if service conditions are not satisfied.
(2)	The weighted average exercise price in row 1, column (b) is calculated based on 170,347 shares to be issued upon exercise of options under the 2004 Long-Term Incentive Plan. The weighted average exercise price in row 2, column (b) is calculated based on 109,948 shares to be issued upon exercise of options under the Makara and Ansible Plans and excludes 94,480 shares of common stock with a weighted-average exercise price of $0.21 per share that are issuable upon exercise of options issued under compensation plans assumed in connection with the acquisition of the following entities: Gluster Inc. and Inktank Storage, Inc. Full value awards (DSUs, RSUs, PSUs and RSAs) issued under the 2004 Long-Term Incentive Plan and the Ansible Plan with no exercise price are also excluded from the calculation.

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Compensation and Other Information Concerning Executive Officers

(3)	Consists of 20,492,718 shares of common stock available for future issuance under the 2004 Long-Term Incentive Plan, 20,518 shares of common stock available for future issuance under the Makara Plan, and 45,131 shares of common stock available for future issuance under the Ansible Plan. Full value awards issued under the 2004 Long-Term Incentive Plan are ratio adjusted as reflected in the table below.

Grant Dates	Ratio of shares reduced from available for issuance for each full value award issued under the 2004 Long- Term Incentive Plan	Shares Outstanding	Additional debit from shares available for issuance due to ratio adjustment
August 2006—July 2008	1.6	5,250	3,150
August 2008—July 2012	1	166,909	–
August 2012	1.7	7,423,473	5,196,431
Totals		7,595,632	5,199,581

(4)	The shares represented in column (a) of row 1 include awards of stock options, RSUs, DSUs and PSUs issuable under the 2004 Long-Term Incentive Plan. Shares underlying PSUs are calculated assuming the maximum payout as described in the “Grants of Plan-Based Awards in Fiscal 2016” table above, even though the actual payout may be less than the maximum. For a discussion of PSUs, see the section above entitled “Compensation Discussion and Analysis—Fiscal 2016 Compensation—Equity Compensation.”
(5)	In connection with our acquisition of Makara, Inc., we assumed unvested stock options issued by Makara, Inc. on an as-converted basis of which 350 shares remain outstanding. Each assumed option has the same terms and conditions in effect prior to the acquisition, except that the number of shares issuable upon exercise and the exercise price were adjusted in accordance with the transaction terms. Please see “Other Stock Plans” below for additional information regarding the Makara Plan. 20,518 shares of Red Hat common stock remain available for future issuance under the Makara Plan.
(6)	In connection with our acquisition of Ansible, Inc., we assumed unvested stock options issued by Ansible, Inc. on an as-converted basis of which 109,598 shares remain outstanding. Each assumed option has the same terms and conditions in effect prior to the acquisition, except that the number of shares issuable upon exercise and the exercise price were adjusted in accordance with the transaction terms. Please see “Other Stock Plans” below for additional information regarding the Ansible Plan. 45,131 shares of Red Hat common stock remain available for future issuance under the Ansible Plan. The shares in column (a) of the table include 90,070 outstanding RSUs from the Ansible Plan.

Other Stock Plans

Makara Plan

A brief summary of the Makara Plan is outlined below. The following summary is not a complete description of all the provisions of the Makara Plan and is qualified in its entirety by reference to the Makara Plan and related documents, copies of which are attached as Exhibits 99.1 through 99.6 of the Registration Statement on Form S-8 filed by the Company with the SEC on December 7, 2010.

Purpose.    The Makara Plan allows Red Hat to provide Makara Plan Eligible Participants (as defined below) who are selected to receive awards under the Makara Plan the opportunity to acquire an equity interest in Red Hat. The Board believes that equity incentives are a significant factor in retaining and motivating employees who joined Red Hat through the Makara acquisition whose present and potential contributions are important to Red Hat.

Key Provisions.

•

Makara Plan Eligible Participants: Directors, employees, consultants and advisors of the Company or an affiliate of the Company hired after November 19, 2010 (the “Makara Acquisition Date”) or individuals employed by Makara, Inc. prior to the Makara Acquisition Date in compliance with applicable law, including the rules and regulations of the NYSE (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted).

•	Shares Originally Authorized Under the Plan, Shares Assumed, and Grant History: As of the Makara Acquisition Date, Makara stockholders had authorized a total of 2,625,761 shares

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Compensation and Other Information Concerning Executive Officers

under the Makara Plan. Red Hat assumed a total of 93,201 shares on an as-converted basis consisting of:

(i)	21,943 unvested options to purchase Makara common stock that were outstanding immediately prior to the Makara Acquisition Date and that were assumed by the Company and converted into options to purchase the Company’s common stock subject to the same vesting and other conditions that applied to the Makara options immediately prior to the acquisition. All options were granted at fair market value on the date of grant pursuant to the terms of the Makara Plan.

(ii)	71,258 shares available for future issuance under the Makara Plan. Red Hat awarded 68,869 shares in the form of RSUs vesting 25% annually over four years to individuals employed by Makara prior to the Makara Acquisition Date as inducement to continue employment with Red Hat. As of February 29, 2016, there were 20,518 shares available for issuance under the Makara Plan.

Administration.     The Makara Plan is administered by the Company’s Compensation Committee consisting of independent directors or such other committee of independent directors appointed by the Board and, except as limited by the Makara Plan, the Compensation Committee may exercise all discretion delegated to it under the Makara Plan. The Compensation Committee will select the employees of the Company and other persons who shall receive awards in compliance with applicable law, including the rules and regulations of the NYSE (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted), determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the Makara Plan and establish, amend and rescind any rules relating to the Makara Plan. The Compensation Committee may, under the Makara Plan, delegate to a committee of one or more directors or officers the right under an award agreement to grant, cancel or suspend awards to employees who are not directors or officers of the Company, subject to certain conditions and exceptions.

Ansible Plan

A brief summary of the Ansible Plan is outlined below. The following summary is not a complete description of all the provisions of the Ansible Plan and is qualified in its entirety by reference to the Ansible Plan, copy of which is attached as Exhibits 99.1 of the Registration Statement on Form S-8 filed by the Company with the SEC on November 6, 2015.

Purpose.    The Ansible Plan allows Red Hat to provide Ansible Plan Eligible Participants (as defined below) who are selected to receive awards under the Ansible Plan the opportunity to acquire an equity interest in Red Hat. The Board believes that equity incentives are a significant factor in retaining and motivating employees who joined Red Hat through the Ansible acquisition whose present and potential contributions are important to Red Hat.

Key Provisions.

•

Ansible Plan Eligible Participants: Directors, employees, consultants and advisors of the Company or an affiliate of the Company hired after October 16, 2015 (the “Ansible Acquisition Date”) or individuals employed by Ansible, Inc. prior to the Ansible Acquisition Date in compliance with applicable law, including the rules and regulations of the NYSE (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted).

•	Shares Originally Authorized Under the Plan, Shares Assumed, and Grant History: As of the Ansible Acquisition Date, Ansible stockholders had authorized a total of 12,150,000 shares

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Compensation and Other Information Concerning Executive Officers

under the Ansible Plan. Red Hat assumed a total of 261,395 shares on an as-converted basis consisting of:

(i)	119,515 unvested options to purchase Ansible common stock that were outstanding immediately prior to the Ansible Acquisition Date and that were assumed by the Company and converted into options to purchase the Company’s common stock subject to the same vesting and other conditions that applied to the Ansible options immediately prior to the acquisition. All assumed options were granted at fair market value on the date of grant pursuant to the terms of the Ansible Plan.

(ii)	141,880 shares available for future issuance under the Ansible Plan. Red Hat awarded 43,385 shares in the form of RSUs vesting 25% annually over four years to individuals employed by Ansible prior to the Ansible Acquisition Date as inducement to continue employment with Red Hat. As of February 29, 2016, there were 45,131 shares available for issuance under the Ansible Plan.

Administration.     The Ansible Plan is administered by the Company’s Compensation Committee consisting of independent directors or such other committee of independent directors appointed by the Board and, except as limited by the Ansible Plan, the Compensation Committee may exercise all discretion delegated to it under the Ansible Plan. The Compensation Committee will select the employees of the Company and other persons who shall receive awards in compliance with applicable law, including the rules and regulations of the NYSE (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted), determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the Ansible Plan and establish, amend and rescind any rules relating to the Ansible Plan.

Compensation Program Risk Assessment

Consistent with SEC disclosure requirements, in Fiscal 2016 a team composed of senior members of our human resources and legal departments inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with Company management in an effort to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of the Company’s compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee and the Consultant. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

82    RED HAT, INC.    2016 PROXY STATEMENT

OTHER MATTERS

Stockholder Proposals and Nominations

Stockholders may submit proposals for consideration at our 2017 Annual Meeting of Stockholders (“2017 Annual Meeting”).

To be considered for inclusion in next year’s proxy statement, your proposal must be submitted in accordance with the SEC’s Rule 14a-8 and must be received by our Corporate Secretary at our principal executive offices no later than March 1, 2017.

Our By-Laws require that we be given advance written notice for nominations for directors and proposals of business that you wish to submit for consideration at our 2017 Annual Meeting other than those intended to be included in next year’s proxy statement under SEC Rule 14a-8. Written notice consistent with our By-Laws must be delivered to our Corporate Secretary no later than the close of business on April 13, 2017, nor earlier than March 14, 2017. However, if the date of our 2017 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the date of the 2016 Annual Meeting, your notice will be timely if it is received not earlier than the 90th day prior to the date of our 2017 Annual Meeting and not later than the close of business on the later of (i) the 60th day prior to the date of our 2017 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of our 2017 Annual Meeting is first made.

All matters submitted must comply with the applicable requirements or conditions established by the SEC and our By-Laws. Any proposals of business or nominations should be addressed to: Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina, 27601, Attn: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports of ownership of, and transactions in, our securities with the SEC. Such directors, executive officers and 10% holders are then required to furnish us with copies of all Section 16(a) reports they file.

Based on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during Fiscal 2016 all filings required to be made by reporting persons were timely made.

RED HAT, INC.    2016 PROXY STATEMENT    83

Appendix A

RED HAT, INC. 2016 PERFORMANCE COMPENSATION PLAN

Red Hat, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2016 Performance Compensation Plan, as amended from time to time (the “Plan”), to provide incentive awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

1. PURPOSES OF THE PLAN

The purposes of the Plan are to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers of the Company and its Affiliates who, because of the extent of their responsibilities can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services, by providing incentives and financial rewards to such executive officers that take into account appropriate performance objectives.

2. DEFINITIONS

2.1. “Affiliate” shall mean any corporation, partnership or other entity of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

2.2. “Board” shall mean the board of directors of the Company.

2.3. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.4. “Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. For purposes of satisfying the requirements of Section 162(m) of the Code and the regulations thereunder, the Committee is intended to consist solely of “outside directors” as such term is defined in Section 162(m) of the Code.

2.5. “Disabled” or “Disability” shall mean any physical or mental condition of a Participant that in the opinion of the Committee renders the Participant incapable of continuing to be an employee of the Company and its Affiliates.

2.6. “Participant” shall mean the individuals selected by the Committee pursuant to Section 3.1 to participate in this Plan.

2.7. “Performance Award” shall mean an award under the Plan which shall be subject to the achievement of one or more objective Performance Goals established by the Committee.

2.8. “Performance Goal” shall mean the attainment of specified levels of one or any combination of the following: revenue growth, revenue, subscription revenue, subscription revenue growth, gross margins, net margins, operating income, operating income growth, pre-tax income, after-tax income, net income, net earnings, EPS (basic and diluted), earnings before taxes, earnings before interest and taxes, EBITDA, return on invested capital, return on equity, return on assets, economic value added (or an equivalent metric), cash flow from operations, cash flow per share, changes in deferred revenues, share price performance, total stockholder return, billings, bookings, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, attainment of strategic or operational initiatives, market share, gross profits, comparisons with various stock market indices, and/or implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, net promoter scores and

RED HAT, INC.    2016 PROXY STATEMENT    A-1

Appendix A

customer engagement. Financial performance goals may be determined on either a U.S. generally accepted accounting principles (“GAAP”) or non-GAAP basis. Performance Goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division, business unit or department, or product line or grouping of the Company for or within which the Participant is primarily employed, or based upon the relative performance of other companies, or upon comparisons of any of the indicators of performance relative to other companies.

2.9. “Performance Period” shall mean the Company’s fiscal year or such other period that the Committee, in its sole discretion, may establish, provided that no Performance Period shall be more than five years in length.

3. ELIGIBILITY AND ADMINISTRATION

3.1. Eligibility.    The individuals eligible to participate in the Plan shall be the Company’s Chief Executive Officer and any other executive officer of the Company or an Affiliate selected by the Committee to participate in the Plan (each, a “Participant”).

3.2. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Performance Awards may from time to time be granted hereunder; (ii) establish Performance Goals and determine the terms and conditions of each Performance Award in compliance with the requirements of Code Section 162(m); (iii) determine whether a Performance Goal or Performance Award should be adjusted to eliminate the effects of charges for acquisitions, restructurings, discontinued operations, items that are unusual in nature or infrequently occurring , goodwill write-offs, impairments, litigation and insurance settlement charges, foreign exchange fluctuations and other unusual or infrequently occurring items, as well as the cumulative effect of tax or accounting changes, in each case as determined in accordance with GAAP or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the U.S. Securities and Exchange Commission; (iv) determine the time when Performance Awards will be granted and paid and the Performance Period to which they relate; (v) certify the achievement of the Performance Goals underlying the Performance Award and the amount of the Performance Award payable to each Participant in respect of each Performance Period; (vi) determine whether payment of Performance Awards may be deferred by Participants, in a manner compliant with Section 409A of the Code; (vii) interpret and administer the Plan and any instrument or agreement entered into in connection with the Plan; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Performance Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate, any Participant and any person claiming any benefit or right under a Performance Award or under the Plan.

4. AWARDS

4.1. Performance Period.    Not later than the earlier of (i) 90 days after the commencement of the Performance Period and (ii) the expiration of 25% of the Performance Period, the Committee shall, in writing, designate one or more Performance Periods, and determine the Participants for such Performance Periods, the Performance Goals and the maximum amount of each Performance Award.

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Appendix A

4.2. Certification.    At such time as it shall determine appropriate following the conclusion of each Performance Period, the Committee shall certify, in writing, the attainment of the Performance Goal and the amount of the Performance Award achieved for each Participant for such Performance Period.

4.3. Limitations on Grants to Individual Participants.    No Participant may be granted Performance Awards that are denominated in shares of the Company’s common stock in any 12-month period with respect to more than 1,000,000 shares. In addition to the foregoing, the maximum dollar value granted to any Participant in any 12-month period with respect to Performance Awards that are valued in cash or in property other than shares is $10,000,000. The per-Participant limit described in this Section 4.3 shall be construed and applied consistently with Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

4.4. Payment of Performance Awards.    Performance Awards determined by the Committee for a Performance Period shall be paid in cash or, to the extent provided in a stockholder-approved stock plan of the Company, share awards under such plan. Payment to each Participant shall be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable Performance Period ends or such other date determined by the Committee and consistent with Section 409A of the Code.

4.5. Commencement or Termination of Employment.    If a person becomes a Participant during a Performance Period (whether through promotion or commencement of employment) or if a person who otherwise is a Participant dies, retires or is Disabled, or if the person’s employment is otherwise terminated (including, where applicable, through action by the Participant for a “good reason” as defined in a plan or agreement covering the Participant), during a Performance Period, the Performance Award payable to such a Participant may, in the discretion of the Committee, be proportionately reduced based on the period of actual employment during the applicable Performance Period. No payment will be made if a Participant’s employment is terminated either by the Company for “cause” (as defined in a plan or agreement covering the Participant and determined by the Committee in its sole discretion) or by the Participant by resignation (other than through retirement or for “good reason”). Nothing in this Section 4.5 is intended to prohibit establishing a Performance Period under Section 4.1 that is specific to the covered individual.

4.6. Adjustments.    The Committee may adjust downwards, but not upwards, the amount payable pursuant to a Performance Award, and the Committee may not waive the achievement of the applicable Performance Goals, except in the case of death, Disability of the Participant or a change-in-control or ownership of the Company.

5. MISCELLANEOUS

5.1. Amendment and Termination of the Plan.    The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code. No amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Performance Award previously granted without such Participant’s consent.

5.2. Section 162(m) of the Code.    Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company of the payment of Performance Awards.

5.3. Tax Withholding.    The Company or an Affiliate shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company or an Affiliate shall have the right to withhold from wages, Performance Awards or other amounts otherwise payable to such Participant such

RED HAT, INC.    2016 PROXY STATEMENT    A-3

Appendix A

withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or an Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.4. Right of Discharge Reserved; Claims to Performance Awards.    Nothing in this Plan shall provide any Participant a right to receive any Performance Award or payment under the Plan with respect to a Performance Period. Nothing in the Plan nor the grant of a Performance Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or an Affiliate or affect any right that the Company or an Affiliate may have to terminate the employment of (or to demote or to exclude from future Performance Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from a Performance Award granted in the event of the termination of employment of any Participant. No Participant shall have any claim to be granted any Performance Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

5.5. Nature of Payments.    All Performance Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or an Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Performance Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or an Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

5.6. Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

5.7. Severability.    If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

5.8. Construction.    As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

5.9. Unfunded Status of the Plan.    The Plan is intended to constitute an “unfunded” plan for incentive compensation and deferred compensation if permitted by the Committee. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

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Appendix A

5.10. Governing Law.    The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and shall be construed accordingly.

5.11. Effective Date of Plan.    The Plan became effective as of the date approved by the stockholders of the Company.

5.12. Captions.    The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

RED HAT, INC.    2016 PROXY STATEMENT    A-5

Appendix B

RED HAT, INC.

2016 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this 2016 Employee Stock Purchase Plan (this “Plan”) is to provide eligible employees of Red Hat, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). Subject to adjustment under Section 14 hereof, the number of shares of Common Stock that have been approved for this purpose is up to 5,000,000 shares of Common Stock.

This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder, and shall be interpreted consistent therewith. Grants not intended to be made under Code Section 423 may be made to employees in foreign jurisdictions under an International Sub-Plan (as defined below).

1. Administration. The Plan will be administered by the Board of Directors of the Company (the “Board”) or by a committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive. The Board or the Committee may delegate to one or more officers of the Company the authority to implement and administer the Plan (such officer or officers, the “Administrator”), subject to the terms of this Plan and any guidelines approved by the Board or the Committee (the “Plan Guidelines”).

2. Eligibility. Except as provided in the Plan Guidelines or an International Sub-Plan, all employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week and for more than five (5) months in a calendar year;

(b) they have been employed by the Company or a Designated Subsidiary for such minimum period of time as is provided in the Plan Guidelines (which period may not be greater than two (2) years); and

(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary of the Company. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase (including stock that would be purchasable under such Option) shall be treated as stock owned by the employee.

The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

The participation by an eligible employee in any Offering is voluntary, and no eligible employee shall be induced to participate in any Offering by expectation of employment or continued employment.

3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin on the date or dates provided in the Plan

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Appendix B

Guidelines (such dates, the “Offering Commencement Dates”). Each Offering Commencement Date will begin a period of six (6) months, or such other period as is provided in the Plan Guidelines (such period, a “Plan Period”), during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of not more than twelve (12) months for Offerings, as provided in the Plan Guidelines.

4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding either a written or electronic payroll deduction authorization form to the Company, the Designated Subsidiary, or an agent of the Company or the Designated Subsidiary, as applicable, at the time provided in the Plan Guidelines. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form during the enrollment period or withdraws from the Plan in the manner set forth in the Plan and the Plan Guidelines, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the gross amount of money reportable on the employee’s Federal Income Tax Withholding Statement (or the regular base earnings (including 13th/14th month payments or their equivalents) reported on an equivalent earnings statement with respect to a foreign jurisdiction), may exclude overtime, shift premium, incentive or bonus awards, pension, severance pay, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, restricted stock units, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s Federal Income Tax Withholding Statement (or equivalent earnings statement with respect to a foreign jurisdiction), but may include amounts paid under the Company’s then-applicable broad-based incentive compensation plan and, in the case of salespersons, commissions, in each case as provided in the Plan Guidelines.

5. Deductions. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any percentage amount (in whole percentages) of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made, with the maximum such percentage amount provided in the Plan Guidelines. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee, as provided in the Plan Guidelines. For the avoidance of doubt, the amount of Compensation that the Participant has elected to authorize for payroll deduction will be deducted on an after-tax basis, net of all withholdings and other deductions in respect of the relevant Compensation.

6. Deduction Changes. An employee may not increase or decrease his or her payroll deduction during any Plan Period, except to the extent provided in the Plan Guidelines.

7. Interest. Interest will not be paid on any payroll deductions withheld from employees during the Plan Period, except to the extent that the Board or the Committee may otherwise provide in the Plan Guidelines.

8. Withdrawal of Funds. An employee may prior to the end of a Plan Period, but within the time period provided in the Plan Guidelines, and for any reason elect to withdraw from participation in the Offering and receive a refund of any previously withheld payroll deductions for such Offering. Partial withdrawals are not permitted, except as otherwise determined by the Board or the Committee and provided in the Plan Guidelines. The employee may not begin participation again during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, or as provided in the Plan Guidelines.

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Appendix B

9. Purchase of Shares.

(a) Number of Shares. On the Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last U.S. business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) that number of whole shares of Common Stock not to exceed 1,000 shares (or such other fixed maximum number of whole shares of Common Stock as may be established by the Board or the Committee in its discretion and provided in the Plan Guidelines) (the “Share Limit”); provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time.

(b) Option Price. The Board or the Committee shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of the closing price of the Common Stock on (i) the first U.S. business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of anything to the contrary set forth in the Plan Guidelines, the Option Price will be 85% of the lesser of the closing price of the Common Stock on (i) the first U.S. business day of the Plan Period or (ii) the Exercise Date. The closing price shall be (a) the closing price (for the primary trading session) on the primary national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board or the Committee or as provided in the Plan Guidelines. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the reported price for the next preceding day on which sales were made.

(c) Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above.

(d) Return of Unused Payroll Deductions. Any accumulated payroll deductions of a participating employee that are not used to purchase whole shares of Common Stock at the end of a Plan Period will be refunded to the employee.

10. Issuance of Shares. The Company shall provide for the delivery of the shares of Common Stock purchased at the end of a Plan Period in such manner as is provided in the Plan Guidelines, which may, for the avoidance of doubt, be in book entry. The shares of Common Stock purchased under the Plan may be issued only in the name of the employee or, to the extent permitted by law, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

11. Rights on Retirement, Death or Termination of Employment. If a participating employee’s employment ends before the Exercise Date, no payroll deduction shall be taken from any pay then due and owing to the employee and the accumulated payroll deductions for such employee for such Plan Period shall be refunded to the employee. In the event of the employee’s death before the Exercise Date, the Company shall, following notification of such death, pay the accumulated payroll deductions for such employee for such Plan Period (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion and to the extent

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Appendix B

permitted by law, designate. If, before the Exercise Date, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment solely for the purposes of this Plan.

12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall make such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until becoming the record holder of such shares.

13. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Adjustment for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number, class or terms of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), shorten the Plan Period so that the last day of the Plan Period is the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (1) the Acquisition Price times (2) the number of shares of Common Stock that the employee’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the Plan Period for purposes of determining the Option Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 9(a), minus (B) the result of multiplying such number of shares by such Option Price, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

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Appendix B

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

15. Amendment of the Plan. The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.

16. Insufficient Shares. If the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.

17. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan the accumulated payroll deductions from each participating employee shall be refunded to each such employee.

18. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted), the approval of all governmental authorities required in connection with the authorization, issuance, sale or delivery of such stock, and satisfaction of all other legal matters in connection with the authorization, issuance, sale and delivery of such stock, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations.

19. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by U.S. federal law and notwithstanding any conflict of law provision.

20. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

21. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan (and consents to any third party administrator of the Plan providing information to the Company regarding any such disposition) where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

22. Grants to Employees in Foreign Jurisdictions. The Company may, to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Designated Subsidiary who

RED HAT, INC.    2016 PROXY STATEMENT    B-5

Appendix B

are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States; provided, however, that the Board or the Committee may adopt a sub-plan with one or more appendices including payroll authorization and specific Offering terms applicable to specific non-U.S. Designated Subsidiaries which Offering terms need not be less favorable (such sub-plan, an “International Sub-plan”). Each Offering by a specific non-U.S. Designated Subsidiary under an International Sub-Plan shall be treated as a separate Offering for purposes of the Plan, the International Sub-Plan, and Section 423 of the Code. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

23. Authorization of Sub-Plans. The Board or the Committee may from time to time and without stockholder approval establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries.

24. Withholding. If applicable tax laws impose a tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Withholding”) obligation, each affected employee shall, no later than the date of the event creating such obligation, make provision satisfactory to the Company for payment of any Tax-Related Withholding required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The affected employee shall, if required by law, pay such amounts to the Company or the relevant Designated Subsidiary. The Company or a Designated Subsidiary may, to the extent permitted by law, deduct any such amounts from any payment of any kind otherwise due to an employee (including the withholding of shares of Common Stock otherwise issuable to the employee at the end of a Plan Period).

25. Effective Date and Approval of Stockholders. The Plan shall become effective on the date that the Plan is approved by the Company’ stockholders (the “Effective Date”).

Adopted by the Board of Directors on June 21, 2016

Approved by the stockholders on

B-6    RED HAT, INC.    2016 PROXY STATEMENT

100 East Davie Street Raleigh, NC 27601 USA redhat.com

1-888-REDHAT1 (1-888-733-4281)

+1-919-754-3700 worldwide investorrelations@redhat.com

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on August 10, 2016.

Vote by Internet • Go to www.envisionreports.com/RHT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the director nominees listed and FOR Proposals 2 through 5.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Sohaib Abbasi	☐	☐	☐	02 - W. Steve Albrecht	☐	☐	☐	03 - Charlene T. Begley	☐	☐	☐
04 - Jeffrey J. Clarke	☐	☐	☐	05 - Narendra K. Gupta	☐	☐	☐	06 - Kimberly L. Hammonds	☐	☐	☐

07 - William S. Kaiser	☐	☐	☐	08 - Donald H. Livingstone	☐	☐	☐	09 - H. Hugh Shelton	☐	☐	☐

10 - James M. Whitehurst	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2017	☐	☐	☐	3.	To approve, on an advisory basis, a resolution relating to Red Hat’s executive compensation	☐	☐	☐

4.	To approve Red Hat’s 2016 Performance Compensation Plan	☐	☐	☐	5.	To approve Red Hat’s 2016 Employee Stock Purchase Plan	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

¢	1 U P X	+
02DRYC

2016 Annual Meeting of Stockholders

Red Hat, Inc.

Thursday, August 11, 2016 at 8:30 A.M. Eastern Time

Red Hat Tower

100 East Davie Street, Raleigh, NC 27601

Upon arrival, please present a valid government-issued photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — Red Hat, Inc.

Notice of 2016 Annual Meeting of Stockholders

Red Hat Tower, 100 East Davie Street, Raleigh, NC 27601

Proxy Solicited by Board of Directors for Annual Meeting – August 11, 2016

Brandon Asbill and Eric Shander or either of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Red Hat, Inc. to be held on August 11, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the director nominees listed and FOR Proposals 2 through 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+